This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

=================================================

COMPLETE APPRAISAL
OF REAL PROPERTY

Iron Run Corporate Center
Various Locations
Upper Macungie Township
Lehigh County, Pennsylvania

=================================================

IN A SELF-CONTAINED REPORT

As of July 1, 1997

Prepared For:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004


Prepared By:

Cushman & Wakefield of Pennsylvania, Inc.
Valuation Advisory Services
Two Logan Square - 20th Floor
Philadelphia, Pennsylvania 19103

Cushman & Wakefield of Pennsylvania, Inc.                          CUSHMAN &
Two Logan Square                                                   WAKEFIELD(R)
Philadelphia, PA 19103                             A ROCKEFELLER GROUP COMPANY
(215) 963-4000


July 1, 1997


Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Re:   Complete Appraisal of Real Property
      Iron Run Corporate Center
      Various Locations
      Upper Macungie Township
      Lehigh County, Pennsylvania

Dear Mr. Schechner:

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the appropriate leased fee/fee simple estate in the subject property.

      The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. This report was prepared for Goldman Sachs Mortgage Company and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield, Inc.

      This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

      The property was inspected by and the report was prepared by Thomas H. Myers, Jr. under the supervision of John B. Rush, MAI.

Mr. Sheridan Schechner
Goldman Sachs Mortgage Company       Page 2                         July 1, 1997

      Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the appropriate leased fee/fee simple estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 1, 1997, was:

             FIFTY ONE MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS

                                   $51,850,000

      The Iron Run Corporate Center includes ten separate parcels more fully described within the body of this report. Individual cash flow projections have been prepared on each building leading to a conclusion of value on a building by building basis. The individual values are as follows:

      7535 Windsor Drive                               $ 11,500,000
      7450 Tilghman Street                             $  6,725,000
      7055 Ambassador Drive                            $  5,900,000
      6755 Snowdrift Road                              $  4,700,000
      7150 Windsor Drive                               $  3,750,000
      6690 Grant Way                                   $  3,450,000
      6845 Snowdrift Road                              $  3,550,000
      6670 Grant Way                                   $  2,850,000
      7010 Snowdrift Road                              $  2,300,000
      7020 Snowdrift Road                              $  1,375,000
      6810 Tilghman Street                             $  2,075,000
      10 Development Parcels                           $  4,200,000
                                                       ------------

      Total                                            $ 52,375,000

      This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

Cushman & Wakefield of Pennsylvania, Inc.


/s/ Thomas H. Myers

Thomas H. Myers, Jr.
State Certified Appraiser #GA-000496-L


/s/ John B. Rush

John B. Rush, MAI
State Certified Appraiser #GA-000331-L

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


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                                     [PHOTO]

                                                 Photographs of Subject Property
================================================================================


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                                     [PHOTO]


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                                     [PHOTO]

                                                 Photographs of Subject Property
================================================================================


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                                     [PHOTO]


                               [GRAPHIC OMITTED]
                                     [PHOTO]

                                                                    INTRODUCTION
================================================================================

Identification of Property

      This is a portfolio of one-story office, office/flex, and warehouse buildings, as well as one mid-rise office building and 10 development parcels which form a part of Iron Run Corporate Center. Located in the neighborhood of Upper Macungie Township, Lehigh County, Pennsylvania, it is an attractive and modern corporate complex located at and near the corner of Tilghman Street and Snowdrift Road, about 1/2 miles from the interchange of Interstate 78 and Pennsylvania Route 100. The street addresses of the properties which comprise the subject are as follows:

===============================================================================================================================
                                                     Land         Rentable             Year
      Address              Property Type             Area         Bldg. Area        Constructed     Occupancy     # Tenants
-------------------------------------------------------------------------------------------------------------------------------
7535 Windsor Drive      Mid-rise                15.0000+/- acs.   129,223s.f.          1986             99%            11

7450 Tilghman Street    Single story office     13.4304+/-acs.    100,000s.f.          1986             100%            1

7055 Ambassador Dr.     Single story whse.      11.7030+/-acs.    153,600s.f.          1991             100%            1

6755 Snowdrift Road     Singel story whse.      9.7339+/-acs.     125,000s.f.          1988             100%            2

7150 Windsor Drive      Single story flex       6.1485acs.        49,420s.f.           1989             100%            5

6690 Grant Way          Single story whse.      6.9031+/-acs.     88,000s.f.           1981             100%            1

6845 Snowdrift Road     Single story whse.      8.6238+/-acs      93,000s.f.           1975             100%            2

6670 Grant Way          Single story whse.      6.8108+/-acs.     72,885s.f.           1979             100%            2

7010 Snowdrift Road     Singe story office      3.9342+/-acs.     33,029s.f.           1991             0               0

7020 Snowdrift Road     Single story whse.      4.0909+/-acs.     41,390s.f.           1975             100%            2

6810 Tighman Street     Single story whse.      6.0533+/-acs.     54,844s.f.           1975             100%            2

Vacant Parcels          Office.industrialland   73.7607+/-acs.       N/A               N/A              N/A            N/A
===============================================================================================================================

      It is important to note that the 7010 Snowdrift Road property is now 85 percent released to two tenants who will take occupancy on July 1 and December 1 1997.

Property Ownership and Recent History

      With the exception of the 7535 Windsor Drive property, all of the improved properties were constructed by the current owner, which holds title as Bell Atlantic Properties, Bell Atlantic Land Development, Inc., Iron Run Venture I, and Iron Run Venture II. No transfers have occurred in the last three years. We note, though, that several of the properties were transferred from Bell Atlantic Properties, Inc. to Bell Atlantic Land Development Inc. in April, 1997. These transfers are recorded in the Lehigh County Recorder of Deeds at Allentown in Book 1583, Pages 113 through 147 and Book 1585, Pages 33 through 36. All indicate nominal considerations.

================================================================================


                                       -1-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

      The 7535 Windsor Drive property was acquired by the present owner, Bell Atlantic Properties, from John VanKooten in November, 1986 for a consideration of $10,100,000. This was reportedly an all cash transaction after adequate market exposure

Purpose and Intended Use of the Appraisal

      The purpose of this appraisal is to estimate the market value of the appropriate leased fee/fee simple estate on July 1, 1997. The appraisal is to be used in conjunction with a proposed mortgage financing of the subject property.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with Philip Schenkel, Director of Portfolio Management for Atlantic American Properties at Iron Run.

      o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

      o Reviewed a detailed history of income and expense and a budget forecast for 1997 including the budget for planned capital expenditures and repairs.

      o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

      o Prepared an estimate of stabilized income and expense (for capitalization purposes).

      o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      o     Prepared Sales Comparison and Income Approaches to value.

Date of Value and Property Inspection

      The date of value is July 1, 1997. We inspected the property on May 28, 1997.

Property Rights Appraised

      Leased fee estate/fee simple.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, is as follows:

================================================================================


                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.    Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.    A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal. Based our analysis of market data, as well as the fact that the subject consists of a well maintained and located portfolio of modern facilities, we estimate a reasonable Exposure Time to have been six to nine months for the subject at the concluded opinion of value reported.

      The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute.

      Leased Fee Estate

      An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

      Fee Simple Estate

      Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

      Value As Is

      The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning.

================================================================================


                                       -3-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

Legal Description

      The properties which comprise the subject are legally identified by the Lehigh County Assessor's Office as described in the chart on the following page. We have not been provided with the metes and bounds legal description of the sites, therefore, none is exhibited.

========================================================================================================
             Address                            Township       County  District   Map       Block   Lot
--------------------------------------------------------------------------------------------------------
 7535 Windsor Drive                          Upper Macungie    Lehigh     20        H06      35     1
--------------------------------------------------------------------------------------------------------
 7450 Tilghman Street                        Upper Macungie    Lehigh     20        H06      35     2
--------------------------------------------------------------------------------------------------------
 7055 Ambassador Dr.                         Upper Macungie    Lehigh     20        H06      34     2
--------------------------------------------------------------------------------------------------------
 6755 Snowdrift Road                         Upper Macungie    Lehigh     20        H06      16     2B
--------------------------------------------------------------------------------------------------------
 7150 Windsor Drive                          Upper Macungie    Lehigh     20        H06      29     2H
--------------------------------------------------------------------------------------------------------
 6690 Grant Way                              Upper Macungie    Lehigh     20     H07NW4       1     9
--------------------------------------------------------------------------------------------------------
 6845 Snowdrift Road                         Upper Macungie    Lehigh     20        H06      16     1A
--------------------------------------------------------------------------------------------------------
 6670 Grant Way                              Upper Macungie    Lehigh     20     H07NW4       1     10
--------------------------------------------------------------------------------------------------------
 7010 Snowdrift Road                         Upper Macungie    Lehigh     20        H06      29     2J
--------------------------------------------------------------------------------------------------------
 7020 Snowdrift Road                         Upper Macungie    Lehigh     20        H06      29     5
--------------------------------------------------------------------------------------------------------
 6810 Tilghman Street                        Upper Macungie    Lehigh     20     H07SW1       6     1F
--------------------------------------------------------------------------------------------------------
 6870 Tilghman Street (vacant land)          Upper Macungie    Lehigh     20     H07SW1       6     1
--------------------------------------------------------------------------------------------------------
 South Side Windsor Drive (vacant land)      Upper Macungie    Lehigh     20        H06      29     2
--------------------------------------------------------------------------------------------------------
 North Side Windsor Drive (vacant land)      Upper Macungie    Lehigh     20        H06      35     6
--------------------------------------------------------------------------------------------------------
 6980 Snowdrift Road (vacant land)           Upper Macungie    Lehigh     20     H07SW1       1     1
--------------------------------------------------------------------------------------------------------
 6642 Grant Way                              Upper Macungie    Lehigh     20     H07NW4       1    12
--------------------------------------------------------------------------------------------------------
 North Side Ambassador Dr. (vacant land)     Upper Macungie    Lehigh     20        H06      34     3
========================================================================================================

================================================================================

                                [GRAPHIC OMITTED]

                                 [MAP OF AREA]

                                                               REGIONAL ANALYSIS
================================================================================

Allentown-Bethlehem-Easton Metropolitan Area

      The subject property is located in the western portion of the Allentown-Bethlehem-Easton Metropolitan Area in Upper Macungie Township, west of the City of Allentown, Lehigh County, Pennsylvania. The City of Allentown and, to a lesser extent, the cities of Bethlehem and Easton, serve as the commercial core of this region in east central Pennsylvania. In addition to Lehigh County, the Allentown-Bethlehem-Easton Metropolitan Area encompasses Carbon and Northampton Counties in Pennsylvania. The Lehigh Valley, as this region is frequently referred, is a closely integrated market which pervades the many political subdivisions incorporated in it.

Population

      According to Sales & Marketing Management - 1996, the
Allentown-Bethlehem-Easton Metropolitan Area had a population of approximately 614,000. This represents a 10.7 percent increase over that counted in 1980. The 1995 population of Lehigh County is reported to be about 298,200, a decrease of approximately 1.0 percent since 1990.

                              Population Statistics
                  Allentown-Bethlehem-Easton Metropolitan Area
                                 (In Thousands)
================================================================================
                                                            % Change
        County             1980      1990       1995        1980-1995
================================================================================
Carbon                      53.5      59.3       59.2       + 10.6%
--------------------------------------------------------------------------------
Lehigh                     275.0     301.1      298.2       +  8.4%
--------------------------------------------------------------------------------
Northampton                226.2     258.5      256.7       + 13.5%
--------------------------------------------------------------------------------
Total Metropolitan Area    554.7     618.9      614.1       + 10.7%
================================================================================
Source: U.S. Census Bureau
================================================================================

Employment

      Consistent with current national trends, the economic base of the Allentown-Bethlehem-Easton Metropolitan Area is now rooted in the service industries. Approximately 31 percent of the 259,000 people in the region's workforce are employed in service industries, while about 22 percent are employed in the service industries. Other major employment segments here are retail trade (16.5 percent) and government (12 percent).

================================================================================


                                       -5-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================
                              Employment Statistics
                  Allentown-Bethlehem-Easton Metropolitan Area
                                 (In Thousands)
================================================================================
         Industry                                     4/97        4/96    Change
================================================================================
Contract Construction & Mining                        10.2         9.8     +4.1%
Manufacturing                                         56.8        56.7     -0.1%
Transportation                                         8.3         8.1     +2.5%
Communications & Utilities                             6.7         6.9     -2.9%
Wholesale Trade                                       11.3        11.0     +2.7%
Retail Trade                                          42.4        42.3     +0.2%
Finance, Insurance, Real Estate                       13.3        13.8     -3.6%
Services                                              82.3        79.8     +3.1%
Government                                            30.8        30.8        --
Total                                                262.1       258.8     +1.3%
================================================================================
Source: Pennsylvania Department of Labor & Industry
================================================================================

      As of April, 1997, the unemployment rate for the Allentown-Bethlehem-Easton Metropolitan Statistical Area was 5.0 percent, which is consistent with the 5.3 percent for the State of Pennsylvania and the 4.9 percent level for the nation as a whole.

Income

      The median effective household buying income, or disposable income after all federal, state, and local taxes, in the Allentown-Bethlehem-Easton Metropolitan Area is currently estimated to be $36,229. Throughout the region, it is estimated that 24.5 percent of the 234,200 households have an effective buying income under $20,000 annually. For the entire metropolitan area, 31.4 percent of households have yearly EBI in excess of $50,000. Lehigh County has the second highest median household income level in the Allentown-Bethlehem-Easton Metropolitan Area at $36,857 per dwelling unit.

================================================================================
                                Income Statistics
                  Allentown-Bethlehem-Easton Metropolitan Area
================================================================================
                                                      Effective         Median
                                                    Buying Income      Household
County                               Households     (In Thousands)        EBI
================================================================================
Carbon                                  23,000        $   782,171        $28,730
--------------------------------------------------------------------------------
Lehigh                                 116,400          5,128,805         36,857
--------------------------------------------------------------------------------
Northampton                             94,800          4,193,277         37,625
--------------------------------------------------------------------------------
Total                                  233,200        $10,104,253        $36,229
================================================================================
Source: Sales & Marketing Management - 1996
================================================================================

================================================================================


                                       -6-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Retail Sales

      After two years of declining sales, retail sales increased 1.3 percent overall in 1995 in the Allentown-Bethlehem-Easton MSA. Within Lehigh County, specifically, retail sales grew 1.0 percent in 1995 as compared to the prior year. In the period between 1987 and 1995, retail sales in Lehigh County have grown at 2.58 percent compound rate.

================================================================================
                                  Retail Sales
                  Allentown-Bethlehem-Easton Metropolitan Area
                               and Lehigh County
                                 (In Thousands)
================================================================================
           Metropolitan
Year           Area          % Change       Lehigh County        % Change
================================================================================
1987        $4,302,247           --          $2,436,081               --
--------------------------------------------------------------------------------
1988        $4,620,814        +10.7%         $2,646,626             +8.6%
--------------------------------------------------------------------------------
1989        $5,140,458        +11.3%         $2,776,953             +4.9%
--------------------------------------------------------------------------------
1990        $5,190,601         +1.0%         $2,776,906             -0.2
--------------------------------------------------------------------------------
1991        $5,067,637         -2.4          $2,724,295             -1.9%
--------------------------------------------------------------------------------
1992        $5,786,963        +14.2%         $3,169,511            +16.3%
--------------------------------------------------------------------------------
1993        $5,102,077        -11.8%         $3,242,063             +2.3%
--------------------------------------------------------------------------------
1994        $4,878,360         -4.4          $2,981,896             -8.0%
--------------------------------------------------------------------------------
1995        $4,942,631         +1.3%         $2,985,843             +1.0%
================================================================================
Source: Sales & Marketing Management - 1995
Note: Warren County, New Jersey not part of the MSA in 1993.
================================================================================

Linkages

      The Allentown-Bethlehem-Easton Metropolitan Area benefits from an excellent transportation system linking the region to the rest of the nation and points throughout the world. The Allentown-Bethlehem-Easton Airport is located just outside the City of Bethlehem. Regular national service and commuter airlines provide services to many locations. From its central location in the region, excellent highway and rail accessibility is also facilitated. Philadelphia is approximately one hour south of this region, while New York City lies about one and a half hours east.

Cultural, Educational and Recreational Resources

      Educational opportunities abound throughout the region, with ten major colleges and universities located here. The most notable area Lehigh University, Moravian College, Allentown College and Lafayette College. The region is endowed with a wide range of cultural facilities including numerous restored buildings from the original Moravian settlement of the City of Bethlehem.

================================================================================


                                       -7-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Summary

o The Allentown-Bethlehem-Easton MSA is strategically located in close proximity to the markets of the northeastern portion of the country, particularly the New York, Philadelphia, and Baltimore Metropolitan Areas.

o The region is served by a fine highway network and it has experienced good population and economic growth trends over the past decade. It offers a wide array of housing, abundant commercial, recreational, cultural and other amenities of a desirable area.

o Regional economic trends point toward an era of modest growth which has alleviated the imbalance which existed between supply and demand for most types of real property. However, only those with a desirable locational and functional design will outperform inflation in the general economy.

================================================================================


                                       -8-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                            [MAP OF UPPER MACUNGIE]
                               [GRAPHIC OMITTED]

                                                                 MARKET ANALYSIS
================================================================================

Area Overview

      The subject property lies within Upper Macungie Township, Lehigh County, Pennsylvania. Located in the western portion of the county, Upper Macungie lies adjacent to neighboring Berks County and immediately west of the City of Allentown. Encompassing an area of 26.3 square miles, the township has a current estimated population of approximately 9,300. Despite its limited population and largely agrarian character, the township is extensively developed with non-residential uses.

      Development in the township is focused around the interchange of Interstate 78 and Route 100. This interchange lies less than three miles west of the interchange of the Northeast Extension of the Pennsylvania Turnpike and Route 22, another major east/west artery serving the Lehigh Valley. The largest development proximate to I-78 and Route 100 is Iron Run Corporate Center, within which the subject is located. This 725 acre business park was begun in 1974 and now includes over three million square feet of light industrial, flex, and office space. Major firms with a significant presence here include Cotter and Company (True Value), Air Products & Chemicals, Georgia-Pacific, and Beatrice Foods. Two major corporate facilities are also found nearby. The headquarters complex of Air Products and Chemicals is located along Route 222 and Centronia Road to the south of the subject. To the southwest, a major research and development facility originally constructed by Bell Labs is now occupied by Lucent Technologies. This facility is located on Route 222, west of Brookdale Road.

      The excellent highway access afforded the township has encouraged the development described above. As noted, the township is served by Interstate 78, which connects the area with the balance of the Lehigh Valley and New Jersey to the east and Harrisburg to the west. It is here where access to Baltimore is available via Interstate 83. I-78 also provides east access to U.S. Route 22, a four lane, limited access highway which is the other primary east/west artery serving the Lehigh Valley. This roadway connects the Easton area and New Jersey to the east with Allentown and several other major highways in the region, including Route 309 and the Northeast Extension of the Pennsylvania Turnpike. The latter provides direct access to the east-west turnpike at Plymouth Meeting and offers access to most of the Philadelphia Metropolitan Area.

General Office Market Overview

      Office buildings, as an asset class, are attracting renewed interest from investors in the current market. Many believe suburban office buildings offer the greatest upside potential among the various property types. Prices for the best quality suburban office buildings have increased due to buyer demand.

      In most suburban markets, office vacancies have declined reflecting the expansions of small business. Most acknowledge that the market has "bottomed-out" as rents are generally stabilizing. More recently, as buyer demand pushes prices up, some investors are more willing to pay for "future" dollars, when only 18 months ago purchase decisions were based solely on revenue in place.

================================================================================


                                       -9-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      The lack of new construction is also viewed as a positive in the office market. Though firms are leasing less space per employee than ever before, once the current economic recovery solidifies, office building owners are now in a stronger negotiating position as demand outpaces supply. Still, in most communities, there is plenty of land available for new competition.

      The job growth which is occurring now comes from small and mid-sized technologically sophisticated firms. These, more than most, seek suburban locations which are close to their employees. By moving closer to their employees, commuting time is less which, some say, creates a more productive workforce. Frequently, occupancy costs are lower in the suburbs than in the urban core which translates back into corporate profitability. The subject property benefits from such trends, particularly due to its location outside the Philadelphia city limits.

      The subject property shares in these macro-market observations and trends. More importantly, the subject competes in its own micro-market for tenants, users and ultimately, investment returns. The following is a detailed description of this local marketplace.

Market Supply

      The subject property competes for tenants in what Cushman & Wakefield designates the Lehigh Valley market area. This marketplace includes both Lehigh and Northampton Counties. There are approximately 4.4 million square feet of existing commercial office space in the Lehigh Valley marketplace. The following chart is an overview of this marketplace at the end of the first quarter of 1997.

================================================================================
                             Office Market Overview
                          Lehigh Valley, Pennsylvania
                                 March 31, 1997
================================================================================
Class of Space       Total Rentable Area  Total Area Available     Vacancy Rate
--------------------------------------------------------------------------------
      A                 3,794,922 SF           336,989 SF              8.9%
--------------------------------------------------------------------------------
      B                   601,702 SF            79,234 SF             13.2%
                        --------------------------------------------------------
Total Inventory         4,396,624 SF           416,223 SF              9.5%
================================================================================

      As of March 31, 1997, total vacancy in this marketplace was reported to be
9.5 percent, down from 10.1 percent at year-end 1996 and 12.4 percent at the end of 1995. In any type of market, there must be an inventory of goods maintained in order to satisfy demand. Within the commercial office market, some space must be maintained at all times to accommodate the constant shifting of tenants. The following is a listing of blocks of contiguous space in the Lehigh Valley marketplace in excess of 20,000 square feet.

================================================================================


                                       -10-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================
                           Blocks of Continuous Space
                         20,000 Square Feet or Greater
                            Lehigh Valley Marketplace
                                 March 31, 1997
================================================================================
Location                                             Rentable Contiguous Area
--------------------------------------------------------------------------------
1770 Bathgate Road, Easton                                   60,000 SF
Cedar Crest Professional Park, Allentown                     25,000 SF
Highland Office Plaza, Bethlehem                             35,000 SF
Martin Tower, Bethlehem                                      23,399 SF
60 West Broad Street, Bethlehem                              30,000 SF
================================================================================

      A shortage in available inventory is indicated in the market when there is a discernible lack of prime contiguous office space for larger users. Under these conditions, new construction is stimulated. At present, there is one, speculative project under construction in the Lehigh Valley at the Lehigh Valley Corporate Center near Bethlehem. This property will be a single story, 27,000 square foot building. The sponsor of this project, Liberty Property Trust, also anticipates beginning construction of a 75,000 square foot, three story building, also on a speculative basis, during the third quarter of 1997.

      There are only five blocks of space in excess of 20,000 contiguous square feet which are currently vacant in the local marketplace. Land does exist in this marketplace for new competition. However, financing requirements continue to be stringent which will curtail rampant, speculative development. Without a financially responsible lead tenant or user, construction and permanent financing is unobtainable at this time. We note that Liberty Property Trust is not constrained as it has considerable funding at its disposal. Despite this, they have chosen to proceed with new development on a gradual, orderly basis.

      Over the last 12 months, the vacancy rate in the Lehigh Valley marketplace has declined from 12.4 percent at the end of 1995 to 10.1 percent at year-end 1996 level and 9.5 percent at the current time. This significant, steady decrease is attributable to the current rate of absorption and the continued reduction in inventory, as well as the lack of new development. Interestingly, the vacancy that does exist in most markets is concentrated in the average and below average buildings. Older, lesser quality office space cannot compare against newer, functional buildings. The aggregate amount of these spaces is such that many analysts are now suggesting structural vacancy to be well above the conventional five percent utilized in past years. On a relative basis, most of the vacancy in the current market is in the older lesser grades of space. The following chart summarizes overall vacancy and total availabilities in the local market since the end of 1993.

================================================================================


                                       -11-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

================================================================================

                    Office Market Vacancy and Availabilities
                           Lehigh Valley, Pennsylvania


================================================================================
            Period                 Space Available          Vacancy Rate
--------------------------------------------------------------------------------
      1st Quarter 1997                416,223 SF                 9.5%
      Year End 1996                   440,845 SF                10.1%
      Yer End 1995                    541,882 SF                12.4%
      Year End 1994                   500,763 SF                11.9%
      Year End 1993                   628,873 SF                15.3%
================================================================================

      There are no formal plans for additions to inventory, other than the two speculative projects noted in a previous paragraph, in the local market. Additionally, there are only five blocks of contiguous space equal to 20,000 square feet or greater in the Lehigh Valley market. The majority of this space is located in the Bethlehem area to the east of the subject property. Besides those cited, a major user has no alternative but to consider a build-to-suit transaction. Considering the current costs of construction relative to market rental rates, the basis is set for a jump in rental rates though the timing of such an event is not all that clear. Nonetheless, this is a positive market influence on existing office product like the subject property.

Market Demand

      Market demand for office space is primarily measured by absorption statistics. Demand for office space in the Lehigh Valley market has historically come from the movement of users from Metropolitan Philadelphia, Northern New Jersey, and the formation of new high tech/service oriented businesses. From 1993 through 1996, absorption of office space in this market averaged 4,350+/- square foot per quarter or 52,200+/- square feet annually. However, during the first quarter of 1997, absorption spiked to nearly 35,000 square feet. Over the same period, leasing activity essentially maintained itself at something approximating 11,900+/- square feet per quarter or 47,500+/- square feet per annum. Again, activity spiked during the first quarter, increasing to a rate of over 200,000 square feet annualized.

================================================================================

                      Office Market Absorption and Leasing
                            Lehigh Valley Marketplace

================================================================================
            Period                     Absorption                 Leasing
--------------------------------------------------------------------------------
      1st Quarter 1997                 34,935 SF                 50,+22 SF
      Year End 1996                    61,885 SF                147,637 SF
      Yer End 1995                    -   707 SF                167,150 SF
      Year End 1994                   137,514 SF                194,131 SF
      Year End 1993                    14,454 SF                 61,336 SF
================================================================================

================================================================================


                                       -12-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      From an overall market perspective, absorption statistics are highly indicative of long term growth or decline. Among the various properties which compete for tenants, leasing activity serves as an indication of movement around a specific marketplace. Where absorption is the net change in occupied space over a period of time, leasing is the sum of all completed transactions in a given time period. Leasing statistics are an important consideration in an office market analysis as they can show the amount of continued interest in a specific marketplace and product type. Typically, new construction benefits in a market with strong leasing statistics as tenants "trade-up" to the latest buildings from older complexes.

      Office occupancies are now being affected by American business' need to compete globally and an application of new technologies to the way white collar employment is conducted. In order to compete, many corporations are downsizing their operations, forcing fewer employees to do more in less space. Also, technologies like portable phone systems and voice mail enable many to work for extended periods outside their base of operations. Many of these new jobs are frequently held by workers who can perform their services from home offices, clients' offices or under "hoteling" arrangements.


      Given current market dynamics, it would appear that new office space will be needed in the next few years. This, of course, bodes well for current investors with the patience and wherewithal to wait for that expected turn of events. With anticipated demand, and the obsolescence in most of the existing Class B space, it would appear that upside potential exists in well located and functionally designed office properties like the subject. We note, however, that discipline will need to continue among financiers of such projects or a return to the economic bust of the late Eighties will result.

Rental Rates

      The average face rental rate for Class A office space in the Lehigh Valley marketplace at year end 1996 of $14.08 per square foot of rentable building area on a full service basis was unchanged at the end of the first quarter of 1997. This level represents a 4.8 percent decrease from that reported at year end 1995. Despite this decline, the current rent level for Class A space in the Lehigh Valley market is viewed as having stabilized and is expected to begin to increase in the near term. In the local marketplace, Class B space leases at an approximate 10 to 15 percent discount from Class A space. The following is a presentation of average face office rental rates in this market since year end 1993.

=========================================================================================================
                        Average Face Office Rental Rates
                               Full Service Basis
                              Lehigh Valley Market
=========================================================================================================
                             Average                        Average
    Period Ending            Class A           Change       Class B           Change        CPI    Change
                               Rent                           Rent
---------------------------------------------------------------------------------------------------------
  1st Quarter 1997          $14.08/SF              --       $12.51/SF              --      166.0    +0.7%

  Year End 1996             $14.08/SF           -4.8%       $12.51/SF          +13.7%      164.9    +2.9%

  Year End 1995             $14.79/SF           +4.1%       $11.00/SF          -18.5%      160.3    +2.4%

  Year End 1994             $14.20/SF          +10.9%       $13.49/SF          +25.3%      156.6    +2.7%

  Year End 1993             $12.80/SF                       $10.76/SF                      152.5

Compound Annual Rate:                           +3.0%                           +4.7%               +2.6%
=========================================================================================================

================================================================================


                                       -13-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      As can be seen from this presentation, the average rental rate for Class A office space in the Lehigh Valley marketplace has increased at an annual compound rate of 3.0 percent since year end 1993. By comparison, the region's Consumer Price Index has increased at a compound annual rate of approximately
2.6 percent over the same time period. However, with the gradual decline in the overall vacancy rate in the local marketplace, we would expect the growth rate in rental rates to exceed the rate of inflation in the short term.

      Eventually, a tight Class A office market like the subject's will precipitate new construction. In order to economically justify construction, users must first be willing to pay higher rents than are now being achieved in the competitive open market. Again, this bodes well for well designed and well maintained real property like the subject.

Concessions

      Rent abatement had been a standard inducement to tenants during the late Eighties and very early Nineties, but are now not frequently being granted. In order to win new tenants, landlords had been paying for tenant requested office finishes well over the standard work letter. In some instances, landlords were also paying the tenants' moving charges, assuming the rental payments on the tenants' existing leases, and even making cash bonus payments to the tenants in order to entice them to a new project. Most of these types of concessions have ceased though as capital for such items has all but effectively been removed from the current market. While there are still instances of free rent being quoted, the current trend is definitely toward effective rents.

Tenant Improvements' Costs

      In the leasing of brand new professional office space, a building standard for interior finishes is established. Should a particular tenant desire interior office finishes which exceed the established building standard, then that tenant must reimburse the landlord for constructing them. The standard work letter for brand new first generation office space in the Lehigh Valley is approximately $20.00 per square foot of rentable area. The cost for tenant requested interior office finishes which exceed these standards are borne by the lessee. In relet, second generation space like the subject, however, the cost of tenant alterations is considerably less as many materials can be recycled.

      The trend of the current marketplace, particularly in second generation space, has been to work with what is in place. From ownership's perspective, cash for tenant improvements is scarce so that avoiding demolition and reconstruction costs is important. We are informed that tenants are also less demanding in their space improvements needs in order to secure a more favorable rental rate in these competitive times for American business.

      In general terms, a simple re-painting and re-carpeting and cleaning of ceiling tiles can cost from $5.00 to $8.00 per square foot of rentable area. When some demolition and reconstruction is necessary, tenant improvement costs easily escalate to the $10.00 to $15.00 per square foot range. A complete demolition and reconstruction of a major tenant area or full floor will cost from $18.00 to $22.00 per square foot in the current market. The amortization of these costs over the term of the lease is expensive and can further lower ownership's return.

================================================================================


                                       -14-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

Leasing Commissions

      The standard market practice for leasing commissions at office space in the Lehigh Valley is six percent of the first year's negotiated rent, five percent of the second, four percent of the third, and three percent of each successive year's gross rent - all payable at initial occupancy. On a weighted average basis for a five year lease, commissions would amount to 4.2 percent of the aggregate rent negotiated. For a renewal, half that amount is customary but open to negotiation between ownership and the brokerage community. In any event, the cost of leasing commissions is an expense to ownership beyond the general operations of the real estate.

Direct Competition

      As of the end of the first quarter of 1997, there were a total of approximately 3.8 million square feet of existing Class A commercial office space in the Lehigh Valley market, itself, dispersed among 40 buildings. We have identified 14 office buildings of the 40 Class A buildings in the market which we believe directly compete for tenants with the subject property. This direct competition is summarized on the opposing page. As can be seen from this presentation, there are approximately 1.33 million square feet of office space in these 14 buildings. At the end of the first quarter of 1997, total vacancy at the competition was computed to be 9.2 percent, which is slightly below the overall market. Rental rates range from $10.00 per square foot on a net basis up to $17.50 per square foot plus electricity with a base year expense stop. As the office buildings which comprise a part of the subject are currently 97 percent occupied, the desirability of this sub-market is apparent.

Conclusions

      In conclusion, the local rental market has improved over the past 27 months, with overall vacancy in the Class A product type currently at 9.5 percent. During the past 3 to 4 years, overall absorption has been positive, vacancy has declined and rental rates have increased modestly in the subject's marketplace. Although it is best described as a secondary metropolitan area, the Lehigh Valley is expected to be see gradual growth in job creation into the next century. However, while forecasts call for an expansion in office type employment, the absolute amount of that will be less than previously experienced in the boom years of the Eighties. Nevertheless, the Lehigh Valley's proximity to the highway network serving the Eastern Seaboard, coupled with its desirable residential neighborhoods, should ensure a continued demand for office space in this sector. With efficient management and aggressive promotion, we believe the subject property will continue to favorably compete in this market.

Lehigh Valley Industrial Market Overview

      The Lehigh Valley area has become a desirable location for warehousing and distribution to the Eastern Seaboard, particularly the area between Boston and Washington, D.C. Along with Harrisburg to the west, It has become a favored location for many national and regional firms for several reasons. First, and foremost, is its access to a regional highway network which includes four interstate roadways, including Interstate Routes 476 and 76 (the Pennsylvania Turnpike), 78, 80, 81, and 83. This makes it possible to distribute goods to New England, the Middle Atlantic States, the Midwest, and the South. Additionally, as a largely non-union labor market, wage rates here are below those found in the nearest major metropolitan areas such as New York/New Jersey, Philadelphia, and Baltimore.

================================================================================


                                       -15-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      In addition to Iron Run, there are several other light industrial developments in the area which have capitalized on the highway access available here. These include the Meadows Business Center, a 63 acre park which adjoins Iron Run to the north off of Snowdrift Road, and Mill Run Corporate Center, a 148 acre planned development now undergoing initial development. Additionally, there are several developments on the south side of Interstate 78. The William Penn Business Center is situated in the southeasterly quadrant formed by 1-78 and PA Route 100 and is largely built out with single and multi-occupant facilities.

      Immediately to the west of the Stroh Brewery, which lies in the southwesterly quadrant formed by the aforementioned highways, is a new industrial park. This complex, known as Lehigh Valley West, now includes a 1.2 million square foot refrigerated warehouse under construction for occupancy by Kellogg's and Pillsbury, a 250,000 square foot bottling and distribution center occupied by Perrier, and a 1,000,000 square foot warehouse occupied by Nestle. This latter facility was constructed in 1995 to consolidate five scattered warehouse locations in Pennsylvania and New Jersey to this area. On the east side of Route 100 is a newly constructed 250,000 square foot bottling and distribution facility occupied by Coca-Cola. Other regional and national firms with major distribution facilities in the immediate vicinity include Circuit City, Sylvania Osram, and Exel Logistics. As was noted previously, True Value has a major warehouse facility in Iron Run.

      The Lehigh Valley Industrial Market is comprised of two segments commonly referred to as the East End and West End. The East End marketplace is centered around the Allentown-Bethlehem-Easton International Airport and includes several existing business parks. These include Lehigh Valley Industrial Parks I, II, III, IV, and V, the Lehigh Valley Corporate Center, and the Bethlehem Business Park. Smaller nodes of light industrial and flex development are also found in this general area. Development in the noted parks includes light industrial, flex, and office buildings.

      The West End market is found to the west of Route 309 and includes several industrial parks centered around the interchange of Interstate 78 and Route 100. While this market area also offers the broad spectrum of uses found in the East End, the majority of space here is intended for warehouse users requiring large blocks of space. The I-78/Route 100 interchange has been the focal point for warehouse development here for many years. The most significant development here is Iron Run Corporate Center. This development, which was described in a previous paragraph, is the location of the subject property. As noted previously, there are additional projects in the immediate vicinity as well.

      According to statistical data assembled by Cushman & Wakefield, the existing inventory of industrial space in the Lehigh Valley was approximately
29.5 million square feet at the end of 1996. At that time, the vacancy rate was estimated to be approximately 10.0 percent. This represents a continued trend of improving market conditions. Over the past eighteen months, the vacancy rate in industrial space has declined approximately 750 basis points. Also, of this total inventory, approximately 21 million square feet is considered to be modern, functional single story space. Although separate statistics are not kept on this segment of the overall market, it is estimated that vacancy in this type of space is closer to 9 percent at the present time.

================================================================================


                                       -16-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      Of the total building area noted above, approximately 1.73 million square feet is classified as flex space, with the balance being warehouse and manufacturing facilities. According to the most recent data assembled by Cushman & Wakefield, there are current availabilities totaling approximately 245,000 square feet, indicating a vacancy rate of approximately 14.2 percent at year end 1996 within this segment of the marketplace.

      The completion of Interstate 78 served to increase warehouse development activity here. Over the past two years, there have been several major build-to-suit transactions completed here. In addition to the projects described in a previous paragraph, a 600,000 square foot distribution facility was constructed for occupancy by Circuit City Stores in Lehigh Valley Industrial Park V to serve their northeastern region retail stores. Also in this park, Osram Sylvania recently completed a 500,000 square foot regional warehouse to replace a smaller, 203,000 square foot facility near I-78 and Route 100.

      Over the past three years, lease transactions in excess of 50,000 square feet have been completed with such firms as Rodale Press, GTE, SKF Bearings, Exel Logistics and Caterpillar Logistics, among others. During that time total sales and leasing activity exceeded 7 million square feet. As more than half of this activity involved leasing, the local vacancy rate has continued to decline as noted previously. Rental rates in the Lehigh Valley generally range from $3.00 to $4.50 per square foot for warehouse space. Most recent activity here has involved smaller areas, where the range of rental rates is greater depending upon the level of finish.

      Construction of new flex space has been at a veritable halt throughout the Nineties as historic demand has lagged supply. The only exception to this has been build-to-suit situations where the credit of the user or lead tenant is tied to the financing of construction. As can be seen from the chart on the opposing page, only three flex buildings have been constructed in this market over the past five years. Of the total 178,000 square feet constructed, none was available for lease.

      There are no reliable absorption statistics available on the industrial or flex real estate market in the Allentown-Bethlehem-Easton Metropolitan Area as there are in office or retail space. This is due to the manner in which this type of property is presented to the market. Availabilities in the flex market are: for sale, for lease, and, for sale or lease. When a flex property sells that had been for lease, apples and oranges are created which cannot validly be put together into one statistic titled absorption.

Rental Rates

      The rental rates for flex space such as that provided at one of the subject properties is a function of physical condition, location, and degree of interior finish. Typically, the office component will lease for $8.00 to $11.00 per square foot on a net basis, while the warehouse portion will lease from $3.00 to $5.00 per square foot on a net basis. The actual lease terms for a facility will often be a weighted average of the rental rates which the office and warehouse components can command in the marketplace. Also, the cost of any specialized space, particularly laboratory areas, will be amortized as an extra-ordinary increase to the rent paid over the term of the lease. More traditional industrial space leases in the latter range noted.

================================================================================


                                       -17-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Market Analysis
================================================================================

      In summary, warehouse/distribution facilities occupied by credit tenants on a long term basis are a preferred investment in the general real estate market. Manufacturing facilities and flex buildings are not as favored due to perceived additional risks of ownership, partially from vacancy and, within the flex category, the uncertainty of tenant alterations costs and rollover/turnover risk. Within the local market, overall vacancy is currently reported to be approximately 10 percent. The overall vacancy rate for industrial space has declined as this marketplace continues to recover from the oversupply remaining from the depressed markets of the early 1990's. However, the available inventory also includes older functionally obsolete buildings with limited demand. Thus, if these properties are excluded from inventory, the true vacancy rate would be less than indicated.

      New construction in the Lehigh Valley remains largely limited to build-to-suit transactions, which will continue to constrain the supply side. With underwriting criteria continuing to be stringent, this factor should continue to influence new development in all of these markets over the foreseeable future. In general, demand is strong and availabilities are limited for modern, office/service and warehouse/distribution product. Economic data indicate a growing economy and its effects have translated into decreasing availabilities in this industrial real estate market.

      Also, the local marketplace has seen a considerable amount of sale activity in both single and multi-tenanted complexes. Over the past two years, several major investors, including Liberty Property Trust, First Industrial, and J.P. Morgan Investment have acquired additional holdings in the Lehigh Valley. These firms are also continuing to seek out new opportunities in the form of existing properties or new development. Where sales of multi-tenant properties in the early 1990's mainly involved bank foreclosures, the more recent activity has been in stabilized properties. According to area brokers, approximately 975,000 square feet of industrial real estate was sold in the Lehigh Valley marketplace in 1995. This was up significantly from 1994's sales of 675,650 and 1993's sales of 404,900 square feet. During 1996, sales reportedly total about
1.3 million square feet. This sale activity, coupled with the declining vacancy rate, bodes well for the local marketplace over the foreseeable future.

Exposure Time

      Exposure Time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the estimated market value on the effective date of the appraisal. It is a retrospective estimate based upon an analysis of past events assuming a competitive and open market. Thus, Exposure Time is presumed to precede the effective date of the appraisal.

      Our analysis of comparable sales indicates that an Exposure Time of between 6 and 12 months was typical for properties such as those which comprise the subject. Therefore, based upon our analysis of comparable sales in conjunction with the physical, locational and economic characteristics of the subject property, it is our opinion that an Exposure Time of approximately nine months would be typical prior to our market value conclusion as of the date of valuation.

================================================================================


                                       -18-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

===================================================================================================================================
                                                       Site Specific Details
                                                        Iron Run Properties
===================================================================================================================================

Parcel        Location            Shape       Area        Primary      Topography    Utilities  Access          Street
                                                          Frontage                                           Improvements
===================================================================================================================================
   #1   7535 Windsor Drive      Irregular   15.0000+/-Acs.  1,459.63'       Level         All      Good   Curbing, storm sewers.

   #2   7450 Tilghman Street    Irregular   13.4304+/-Acs.    749.59'       Level         All      Good   Curbing, storm sewers.

   #3   7055 Ambassador Drive   Irregular   11.7030+/-Acs.    795.00'     Sloping         All      Good   Curbing, storm sewers.


   #4   6755 Snowdrift Road     Irregular    9.7339+/-Acs.    688.72'       Level         All      Good   Curbing, storm sewers.


   #5   7150 Windsor Drive      Irregular    6.1485+/-Acs.    798.45'       Level         All      Good   Curbing, storm sewers.

   #6   6690 Grant Way          Irregular    6.9031+/-Acs.    413.90'       Level         All      Good   Curbing, storm sewers.


   #7   6845 Snowdrift Road     Irregular    8.6238+/-Acs.    640.87'       Level         All      Good   Curbing, storm sewers.


   #8   6670 Grant Way          Irregular    6.8108+/-Acs.    506.02'       Level         All      Good   Curbing, storm sewers.


   #9   7010 Snowdrift Road     Irregular    3.9342+/-Acs.    405.00'  Gently sloping     All      Good   Curbing, storm sewers.

  #10   7020 Snowdrift Road    Rectangular   4.0909+/-Acs.    360.00'  Gently sloping     All      Good   Curbing, storm sewers.


  #11   6810 Tilghman Street    Irregular    6.0533+/-Acs.     30.00'       Level         All      Good        Storm sewers


  #12   Lot C-15 Windsor Drive  Irregular    5.0558+/-Acs.      N/A    Gently sloping     All      Good        Storm sewers

  #13   Lot 58 Windsor Drive    Irregular   12.9879+/-Acs.      N/A    Gently sloping     All      Good;       Storm sewers

  #14   Lot 61 Windsor Drive    Irregular    6.9879+/-Acs.      N/A    Gently sloping     All      Good        Storm sewers

  #15   Lot 62 Windsor Drive    Irregular    6.8728+/-Acs.      N/A    Gently sloping     All      Good        Storm sewers.

  #16   Lot 63 Windsor Drive    Irregular    4.2952+/-Acs.      N/A    Gently sloping     All      Good        Storm sewers.

  #17   6870 Tilghman Street    Irregular    5.0017+/-Acs.      N/A    Gently sloping     All      Good        Storm sewers.

  #18   6980 Snowdrift Road     Irregular   10.0702+/-Acs.      N/A         Level         All      Good        Storm sewers.

  #19   6642 Grant Way          Irregular    5.4892+/-Acs.      N/A         Level         All      Good        Storm sewers.

  #20   N/S Ambassador Drive    Irregular   14.0000+/-Acs.      N/A    Gently sloping     All      Good        Storm sewers.

  #21   Ambassador & Hickory    Irregular    3.0000+/-Acs.      N/A    Gently sloping     All      Good        Storm sewers.
===================================================================================================================================

===============================================
                                         Floor
Parcel            Status                 Area
                                         Ratio
===============================================
   #1   129,223 SF office building       19.8%

   #2   100,000 SF office building       17.1%

   #3      153,600 SF industrial         30.1%
                  building

   #4      125,000  SF industrial         29.5%
                   building

   #5    49,420 SF flex building         18.5%

   #6       88,000 SF industrial         29.3%
                   building

   #7       93,000 SF industrial         24.8%
                   building

   #8       72,885 SF industrial         24.6%
                   building

   #9       33,029 SF office building    19.3%

  #10       41,390 SF industrial         23.3%
                   building

  #11       54,844 SF industrial         32.3%
                   building

  #12            Vacant Land              N/A

  #13            Vacant Land              N/A

  #14            Vacant Land              N/A

  #15            Vacant Land              N/A

  #16            Vacant Land              N/A

  #17            Vacant Land              N/A

  #18            Vacant Land              N/A

  #19            Vacant Land              N/A

  #20            Vacant Land              N/A

  #21            Vacant Land              N/A
===============================================

                                                            PROPERTY DESCRIPTION
================================================================================

The Subject Property

      The subject property consists of 21 separate parcels of real estate. Of this total, 11 are improved with buildings; the remaining 10 are vacant sites awaiting future development. Among those parcels which are now improved with buildings: seven of them are modern, single story industrial facilities; one is a single story "flex" facilities; two are single story office buildings and the remaining property is a multi-story office buildings. The following is more detailed description of the 21 parcels which comprise the subject property:

Site Descriptions

      On the opposing page is a presentation of site specific characteristics for the 20 parcels which comprise the subject property. In our appraisals of these parcels, we did not receive nor review a soil report. However, we assume that the soil's load-bearing capacity is sufficient to support all existing structures and any which might eventually be constructed on the now vacant parcels. The sites' drainage appears to be adequate.

      We were not given a title report to review. We do not know of any other easements, encroachments or restrictions, other than normal utility easements that would adversely affect the sites' uses. However, we recommend a title search to determine whether any adverse conditions exist.

      We were not given a Wetlands survey to review either. If subsequent engineering data reveal the presence of regulated wetlands areas, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm.

      According to Community Panel #420144-0005C, National Flood Insurance Rate Map, effective April 2, 1979, all of the parcels which comprise the subject are situated in Flood Hazard Zone C, an area of minimal flood risk. Therefore, they do not require flood hazard insurance.

      No evidence of toxic or hazardous substances were observed during our inspection of the sites. However, we are not trained to perform technical environmental inspections. A professional study is recommended for final determination of any presence of toxic substances.

      Overall, the sites are typical of business campus development in the area, functionally adequate and well suited for that use

================================================================================


                                       -19-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                           General Physical Attributes of the Improvments
                                                         Iron Run Properties
====================================================================================================================================
                                       Rentable                       Basic                              Finished  Ceiling  Loading
Parcel        Location          Age      Area    Stories            Construction              Condition    Area    Heights   Doors
====================================================================================================================================
   #1   7535 Windsor Drive     1986   129,223 SF    4          Masonry with Steel Frame        Excellent   100.0%     10'     None

   #2   7450 Tilghman Street   1986   100,000 SF    1          Masonry with Steel Frame        Excellent   100.0%     10'      1TG

   #3   7055 Ambassador Drive  1991   153,600 SF    1     Metal and Masonry with Steel Frame   Excellent     4.6%     26'   18TG/3DI

   #4   6755 Snowdrift Road    1988   125,000 SF    1          Masonry with Steel Frame        Excellent     1.6%     24'    3TG/1DI

   #5   7150 Windsor Drive     1989    49,420 SF    1          Masonry with Steel Frame        Excellent    80.0%     18'      4TG

   #6   6690 Grant Way         1981    88,000 SF    1          Masonry with Steel Frame          Good        2.8%     24'     12TG

   #7   6845 Snowdrift Road    1975    93,000 SF    1          Masonry with Steel Frame          Good        0.0%     24'     14TG

   #8   6670 Grant Way         1979    72,885 SF    1     Metal and Masonry with Steel Frame     Good       19.2%     24'     1OTG

   #9   7010 Snowdrift Road    1991    33,029 SF    1     Metal and Masonry with Steel Frame   Excellent   100.0%     18'     None

  #10   7020 Snowdrift Road    1975    41,390 SF    1           Masonry with Steel Frame         Good        5.0%     16'      8TG

  #11   6810 Tilghman Street   1975    54,844 SF    1     Metal and Masonry with Steel Frame     Good        3.3%     18'   1OTG/3D1
====================================================================================================================================

====================
           Remaining
Parcel       Life
====================
   #1      30 Years

   #2      30 Years

   #3      40 Years

   #4      35 Years

   #5      35 Years

   #6      30 Years

   #7      25 Years

   #8      25 Years

   #9      40 Years

  #10      25 Years

  #11      25 Years
===================

                                                            Property Description
================================================================================

Descriptions of Improvements

      On the opposing page is a presentation of general physical characteristics for the 11 buildings which are part of the subject property. The reader will note that we have not made, nor are we qualified by training to make, a compliance survey of the properties with the American with Disabilities Act
(ADA). Since we have not been provided with the results of a professional survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the real estate.

      Additionally, we are not aware of any potentially hazardous materials which may have been used in the construction of the improvements to the subject site. Again, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if any exist. Finally, no personal property is included in our analysis of the subject property The following paragraphs describe specific important attributes for each building:

      7535 Windsor Drive - This is a four story office building. The ground floor includes an attractive lobby area leading to three passenger elevators. Office area on each floor is accessed via common hallways. Men's and women's ceramic tile washrooms are provided on each floor. It is entirely heated and cooled by an electric VAV system and is fully sprinklered. Office finishes include carpeted floors, painted or vinyl clad walls, and suspended acoustical tile ceilings with recessed fluorescent lighting. Most office areas are demised with private and general office areas.

      Functionally, the common areas of 7535 Windsor Drive are modern and attractive, exhibiting continued upgrading over the recent past. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. On-site parking for 550+/- cars are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      7450 Tilghman Street - This office building is a single story facility which was built-to-suit for occupancy by a single tenant. However, it could be adapted for multi-tenanted occupancy if desired. Men's and women's ceramic tile washrooms are provided in several locations. It is entirely heated and cooled by an electric VAV system and is fully sprinklered. There is also a full cafeteria and a raised floor computer room. Office finishes include carpeted floors, painted or vinyl clad walls, and suspended acoustical tile ceilings with recessed fluorescent lighting. The building is demised with major general office areas and perimeter private offices.

      Functionally, 7450 Tilghman Street is a modern and attractive facility, exhibiting a high degree of maintenance. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. On-site parking for 650+/- cars are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

================================================================================


                                       -20-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

      7055 Ambassador Drive - This single story industrial building is partitioned into a front office area and a rear devoted to warehouse space. The office features carpeted floors, painted sheetrock walls and suspended acoustical tile ceilings with recessed fluorescent lighting. There are ceramic tile washrooms in the office area and a small employee kitchen. Heating and cooling to office areas are provided by electrically fired ceiling units.

      The rear warehouse area basically features painted exposed construction with the exception of a 2,000+/- square foot shipping office. Heat is supplied by gas fired air rotation units and lighting is derived by suspended sodium vapor fixtures. The building is sprinklered for fire protection with a high intensity system and the loading docks have levelers with weather guards.

      Functionally, the improvements consist of a modern, high bay facility designed for warehousing and distribution. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. Adequate on-site parking and turn-around areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      6755 Snowdrift Road - This is a single story industrial building which is currently leased to a single tenant. It has 2,000+/- square feet of office area in the front of the building, with the balance devoted to warehouse area. Heat is provided by gas fired suspended units in the warehouse; the office area is heated and air conditioned by an electric fired package unit. In addition to the existing loading, there are knockout panels for six additional tailgate doors. The building also has a new roof.

      Functionally, the improvements consist of a modern, high bay facility designed for warehousing and distribution. This structure is also expandable by 50,000 square feet if desired. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. Adequate on-site parking and turnaround areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      7150 Windsor Drive - This is a single story flex building which is currently demised for occupancy by six tenants. All are office/assembly type operations and, as a result, each has highly finished space. Typical office finishes include carpeted floors, painted walls, and suspended acoustical tile ceilings with recessed fluorescent lighting. Assembly areas are similar, with the primary difference being vinyl tile floors and some painted concrete block walls. Loading is provided at the rear of the building. It is fully sprinklered and heated and air conditioned by roof mounted electric units. Suspended, gas units are provided in the limited warehouse areas in one tenant space.

      Functionally, the improvements consist of a modern, multi-tenanted facility designed for office or office/assembly occupancy. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. Adequate on-site parking and maneuvering areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

================================================================================


                                       -21-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

      6690 Grant Way - This single story warehouse/distribution facility is currently demised for occupancy by two tenants. Office area includes private and general area for each tenant with carpeted floors, painted floors, and suspended acoustical tile ceilings with recessed fluorescent lighting. The balance of each tenant area is open, unfinished warehouse area. Washroom facilities are provided to each. The facility is fully sprinklered by a wet system. Warehouse lighting is provided by high pressure sodium fixtures.

      Functionally, the improvements consist of a modern, two-tenant facility designed for warehouse/distribution occupancy. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. Adequate on-site parking and maneuvering areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      6845 Snowdrift Road - This single story warehouse/distribution facility is also currently dernised for occupancy by two tenants. At present, this facility is devoted entirely to warehouse area and has no finished office space. As such, each tenant area is open, unfinished warehouse area. Washroom facilities are provided to each. The facility is fully sprinklered by a wet system. Warehouse lighting is provided by fluorescent fixtures.

      Functionally, the improvements consist of a modern, two-tenant facility designed for warehouse/distribution occupancy. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. Adequate on-site parking and maneuvering areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      6670 Grant Way - This single story warehouse/distribution facility is currently dernised for single tenant occupancy. Office area includes two levels, with private and general area for each tenant with carpeted floors, painted floors, and suspended acoustical tile ceilings with recessed fluorescent lighting. The balance of the building is open, unfinished warehouse area. Washroom facilities are provided to both the office and warehouse areas. The facility is fully sprinklered by a wet system. Warehouse lighting is provided by high pressure sodium and fluorescent fixtures.

      Functionally, the improvements consist of a modern, single tenant facility designed for warehouse/distribution occupancy. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. Adequate on-site parking and maneuvering areas are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

================================================================================


                                       -22-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

      7010 Snowdrift Road - This office building is a single story facility which was, until recently, occupied by a single tenant. However, it was designed and constructed for the multi-tenanted occupancy to which it is now being converted. Each tenant area will be demised to suit with private and general office areas. Men's and women's ceramic tile washrooms will be provided in each tenant area. It is entirely heated and cooled by an electric system and is fully sprinklered. Office finishes include carpeted floors, painted or vinyl clad walls, and suspended acoustical tile ceilings with recessed fluorescent lighting.

      Functionally, 7010 Snowdrift Road is a modern and attractive facility, exhibiting a high degree of maintenance. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. On-site parking for 150+/- cars are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      7020 Snowdrift Road - This single story industrial building is currently demised for occupancy by two tenants. Each tenant area offers minimal office areas with ceramic tile washrooms. Office finishes include carpeted floors, painted walls, and suspended acoustical tile ceilings with recessed fluorescent lighting. Warehouse areas are open and unfinished. The office areas are fully heated and air conditioned by roof mounted electric systems; the warehouse space is heated by suspended gas units.

      Functionally, 7020 Snowdrift Road is a modern and attractive facility, exhibiting a high degree of maintenance. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. On-site parking and adequate maneuvering area are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

      6810 Tilghman Street - This single story industrial building is currently demised for occupancy by two tenants. Each tenant area offers minimal office areas with ceramic tile washrooms. Office finishes include carpeted floors, painted walls, and suspended acoustical tile ceilings with recessed fluorescent lighting. Warehouse areas are open and unfinished. The office areas are fully heated and air conditioned by roof mounted electric systems; the warehouse space is heated by suspended gas units.

      Functionally, 7020 Snowdrift Road is a modern and attractive facility, exhibiting a high degree of maintenance. This building is also expandable to up to 100,000 square feet in total. Locationally, there are no deleterious influences emanating form outside this property which would create external obsolescence. On-site parking and adequate maneuvering area are provided and low maintenance shrubbery and green areas present an aesthetic appeal to the building.

================================================================================


                                       -23-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

      The subject property is under the taxing jurisdiction of Upper Macungie Township, Lehigh County, Pennsylvania. Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the real property, in conjunction with the total combined tax rates of the taxing jurisdiction.

Tax Rates

      No comparison can be performed on long term trends in tax rates levied by the above noted taxing jurisdictions as the county underwent a revaluation in 1994. As a result, rates were reset in 1995 based upon the newly implemented tax assessments. The current assessor indicated that, prior to that time, the tax rate increased, on average about 3 percent per year. This increase was uneven during the late 1980's as considerable new construction was taking place and limited the need for increases. As new construction slowed, increases in rates were reportedly more dramatic. Typically, over the long term, tax rates will mirror inflationary trends, with average compound growth rates of 3.0 to 4.0 percent.

      Tax rates increase or decrease annually based upon changes in municipal budgets and the total tax base. Again, over the longer term, tax rate increases tend to mirror inflationary trends, except during periods of economic decline or in fast growing areas where new services are required. With the stabilization of real estate values and the tax base, we are of the opinion that more normal increases in tax rates, of say 3.0 to 4.0 percent, will be the trend over the intermediate term.

Tax Assessment

      Lehigh County establishes the assessed value on real property for all of the previously noted taxing jurisdictions. Assessed values have not changed since the aforementioned revaluation unless as a result of an appeal. The 1997 assessments for each of the properties which comprise the subject are as follows:

================================================================================


                                       -24-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Real Property Taxes and Assessments
================================================================================

      =========================================
               Current Assessed Values
      =========================================
            Address                  Assessment
      =========================================
      7535 Windsor Dr.              $ 4,500,000
      -----------------------------------------
      7450 Tilghman St.             $ 3,373,000
      -----------------------------------------
      7055 Ambassador Dr.           $ 2,271,550
      -----------------------------------------
      6755 Snowdrift Rd.            $ 1,891,850
      -----------------------------------------
      7150 Windsor Dr.              $ 1,462,700
      -----------------------------------------
      6690 Grant Way                $ 1,334,050
      -----------------------------------------
      6845 Snowdrift Rd.            $ 1,389,050
      -----------------------------------------
      6670 Grant Way                $ 1,089,450
      -----------------------------------------
      7010 Snowdrift Rd.            $ 1,106,900
      -----------------------------------------
      7020 Snowdrift Rd.            $   595,700
      -----------------------------------------
      6810 Tilghman St.             $   817,400
      -----------------------------------------
      6870 Tilghman St.             $   150,050
      -----------------------------------------
      S/S Windsor Dr.               $   744,550
      -----------------------------------------
      N/S Windsor Dr.               $   393,650
      -----------------------------------------
      6980 Snowdrift Rd.            $   299,700
      -----------------------------------------
      6642 Grant Way                $   148,500
      -----------------------------------------
      N/S Ambassador Dr.            $   526,500
      -----------------------------------------
      Total                         $22,094,600
      =========================================

      In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have (1) compared the assessment to estimated value of the subject property via the Income Capitalization Approach as presented later in this report; and (2) the market value estimate concluded in this report.

      The estimated value of the subject property in the Income Capitalization Approach section of this report is $48,175,000, which is consistent with our final value conclusion. Based on our discussion with the Lehigh County Assessor's Office, the Income Capitalization Approach is the typical methodology the Assessor's office uses in determining the value of properties such as those which compose the subject. While the assessment is designated at 50 percent of the market value of a property, it is our understanding that this taxing authority is not particularly aggressive in its property assessments. Thus, we are not surprised that the assessed value is approximately 15 percent lower than our value estimate via the Income Capitalization Approach and our final value conclusion. As such, the subject property appears to be assessed fairly.

Real Property Tax Conclusions

      Applying the 1997 assessment for the subject to the total tax rate results in a combined tax burden of $634,335.97 in that year as calculated in the following chart.

================================================================================
     $.02871       X       $22,094,600           =              $634,335.97
================================================================================

      The above taxes have been paid for 1996. County and township taxes are paid for 1997. School taxes are not due and payable until September, 1997.

================================================================================


                                       -25-
                                                              CUSHMAN &
                                                              WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                          ZONING
================================================================================

      The subject property is zoned L-1, Light Industrial by Upper Macungie Township. The use regulations of this zone encourage light industrial, office and business development and uses, as well as certain agricultural uses. The developmental requirements in this zone are summarized as follows:

================================================================================
                            Developmental Requirements
                              L-1 Light Industrial
                             Upper Macungie Township
================================================================================
       Minimum Site Area:                  87,000 square feet

       Minimum Lot Width:                  150'at building setback line; 250'
                                           at street right-of-way line.

       Minimum Building Setback:           150'

       Maximum Impervious Coverage:        75%

       Minimum Front Yard:                 50'

       Minimum Side Yard:                  30' each

       Minimum Rear Yard:                  30'

       Maximum Building Height:            50' or four stories

      We know of no deed restrictions (private or public) which would further limit the use of the subject property. However, this statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an updated title search of the subject property is recommended to determine the existence of such restrictions.

================================================================================


                                      -26-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site as Though Vacant

      According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

      Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital, and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

Physically Possible

      The sites which comprise the subject property vary in area from approximately 3.9342 to 15.0000 acres. Each offers frontage along Windsor Drive, Snowdrift Road, Tilghman Street, or Ambassador Drive; all are important local roadways which serve Iron Run Corporate Center. The size and configuration of each of the sites is felt to provide a suitable land use and/or development potential for a wide variety of possible and ordinary suburban land uses. Municipal utilities would adequately provide for nearly all uses. Street improvements are also adequate.

Legally Permissible

      The subject's zoning classification permits development of light industrial, office, and business related uses. These types of uses are consistent with those presently in existence in Iron Run Corporate Center.

Financially Feasible

      Several features of the subject property indicate that a light industrial or office use is the highest and best use of the subject property. First, the Iron Run Corporate Center is a location which offers a level of prestige to both types of tenants. In addition, this high profile business development offers excellent access to the regional highway system.

      Based on the above, we have concluded that the highest and best use of the subject, as vacant, is for light industrial or office development consistent with zoning.

Highest and Best Use of Property as Improved

      According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

================================================================================


                                      -27-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

      Unlike the previous analysis of the subject sites as vacant, this analysis considers the various parcels which comprise the subject property as currently improved with an evaluation as to the physical, legal, and financial appropriateness of the existing land use.

Physical Considerations

      The developed sites are improved with existing structures and, based upon our observation, there are no apparent physical factors such as soils, drainage, or other site characteristics that would adversely affect the continued utility and/or existence of the subject improvements.

Legal Considerations

      The subject sites, as presently improved, each represents a legal, conforming use.

Financially Feasible

      The use of the subject improvements is considered to contribute in an economic manner to their respective sites. Occupancy levels at the subject property are slightly higher than competing office and light industrial buildings in the Lehigh Valley. We believe the occupancy of the subject property is generally considered to indicate market feasibility.

      Therefore, based on the subject's historical performance and the prospect for continued growth, it is our opinion that the subject property, as presently developed, represents the highest and best use of the various sites as improved.

================================================================================


                                      -28-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               VALUATION PROCESS
================================================================================

      In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate.

      The Cost Approach was not performed for the following reasons:

      o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

      o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis, particularly in markets where it is generally perceived that cost exceeds value.

      o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

      In the Sales Comparison Approach, we performed the following steps:

      o Searched the market for recent office and industrial building sales which exhibit similar physical and economic characteristics to the subject property.

      o Analyzed differences between those sales and the subject on the basis of the sales price per square foot and extracted overall capitalization rates.

      o Correlated the various value indications into a point value estimate from within the range.

      In developing the Income Capitalization Approach, we:

      o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office and industrial uses.

      o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

      o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

      o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

      In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.

================================================================================


                                      -29-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Valuation Process
================================================================================

      o Considered the type and reliability of the data used and applicability of each approach.

      o     Reconciled the approaches to a final value conclusion.

      Finally, there are ten parcels of vacant land associated with the subject property. We have taken a Developmental Approach to the valuation of this portion of the subject, which analyzes the potential proceeds of sale for the various parcels over time. In effect, this valuation technique combines aspects of all three of the conventional methods.

================================================================================


                                      -30-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                                           Market Summary
                                                          Office Complexes
                                                     Lehigh Valley, Pennsylvania
====================================================================================================================================
                                                      Rentable      Floor                                  Date
Sale          Location                      Land      Building      Area      Age   Condition  Occupancy    of      Unit     Overall
                                            Area        Area      Coverage                                 Sale     Rate      Rate
====================================================================================================================================
 #1   Lehigh Valley Office Commons       12.599 Acs    60,580 SF   11.0%   1989-90    Good       96.7%     7/96   $64.38/SF  10.60%
      87 S. Commerce Way
      Lehigh Valley Industrial Park IV
      Hanover Township
      Northampton County, PA
------------------------------------------------------------------------------------------------------------------------------------
 #2   Newpointe                           4.46 Acs     47,147 SF   24.3%    1989      Good        100%    10/95   $69.99/SF   9.48%
      98 Broadhead Road
      Lehigh Valley Industrial Park IV
      Hanover Township
      Northampton County, PA
------------------------------------------------------------------------------------------------------------------------------------
 #3   Westfield Corporate Center          4.18 Acs     56,493 SF   31.0%    1989      Good         84%     6/95   $52.22/SF  11.00%
      4905 Tilghman Street
      South Whitehall Township
      Lehigh County, PA
------------------------------------------------------------------------------------------------------------------------------------
 #4   Lehigh Valley Executive Campus     16.0007 Acs  163,690 SF   23.5%   1987-89    Good         89%     6/95   $67.81/SF   9.37%
      2200/02 Irving Street
      867, 871 & 881 Marcon Boulevard
      Lehigh Valley Industrial Park Ill
      Hanover Township
      Lehigh County, PA
====================================================================================================================================

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      In the Sales Comparison Approach, we estimated value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

      By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The basic steps of this approach are:

      1. research recent, relevant property sales and current offerings throughout the competitive area;

      2. select and analyze properties that are similar to the property appraised, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

      3. identify sales that include favorable financing and calculate the cash equivalent price;

      4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable area, effective gross income multiplier, and overall capitalization rate;

      5. make appropriate comparative adjustments to the prices of the comparable properties to relate them to the property being appraised; and

      6. interpret the adjusted sales data and draw a logical value conclusion.

Analysis of Sales

      Over the past 24 months, the Lehigh Valley market has shown signs of improvement. Rents have increased and concession packages have all but disappeared as positive net absorption is taking place. In terms of the investment market, demand is primarily being generated by institutional investors including several large REIT's and several national investors with regional partners.

      The subject property consists of eleven separate but adjacent parcels. On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of 7535 Windsor Drive. The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of building area. All comparable sales were analyzed on this basis. Detail sheets describing these and all the sales employed in this analysis can be found among the Addenda to this report.

================================================================================


                                      -31-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

7535 Windsor Drive

      This property is a 129,223 square foot four story office building on 15.0000+/- acres of land which was constructed in 1986. It is now 100 percent occupied by 11 tenants. On the date of inspection, the building was in excellent condition having benefited from an on-going maintenance program. This facility provides quality office finishes and offers an excellent location within Iron Run Corporate Center. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #1 was an arm's length transaction accomplished with market oriented financing. It is also a relatively recent transfer without any adverse leaseholds interests. Locationally, Sale #1 is considered slightly inferior to the subject.

      Physically, this property was in good overall condition at the time of sale, which is inferior to the excellent condition of the subject. Economically, Sale #1 was 96.7 percent leased at the time of conveyance which is comparable to the 100 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

      Comparable Property Sale #2 was also an arm's length transaction which also offers a slightly inferior location to the subject. Market conditions were considered inferior at the time of sale, indicating a positive adjustment to be appropriate. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. This building is, however, more modern than the subject. Economically, Sale #2 was 100 percent leased at the time of conveyance. No non-realty items were included with the sale. Overall, a positive adjustment is warranted for Sale #2.

      Comparable Property Sale #3 offers a highly visible and accessible location on Tilghman Street at the Pennsylvania Turnpike. This transaction was reported to be arm's length and was accomplished with market oriented financing without any adverse leaseholds interests. Sale #3 occurred at a time when market conditions were inferior to those of the present time.

      Physically, this property is slightly more modern than the subject. Despite this, its overall condition was considered similar. Positive adjustment for economic characteristics is necessary here to account for the lower occupancy level at the sale property at the time of sale. Overall, a positive adjustment is made to Sale #3.

      Finally, Comparable Property Sale #4 offers a slightly inferior location in the Lehigh Valley Industrial Park III. Positive adjustment to account for favorable changes in market conditions has been considered. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. Economically, Sale #4 was 89 percent leased at the time of conveyance. Overall, a positive adjustment is warranted for Sale #4.

================================================================================


                                      -32-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Conclusion - The four sales assembled for this analysis of 7535 Windsor Drive reflect a range in unit value from $52.22 to $69.99 per square foot of rentable building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $82.00 to $87.00 per square foot of rentable building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $11,000,000 for 7535 Windsor Drive. This indication of value is equal to $85.12 per square foot of rentable building area.

7450 Tilghman Street

      This property is a 100,000 square foot single story office building on 13.4304+/- acres of land which was constructed in 1986. It is now 100 percent occupied by one tenant, Prudential Insurance Company. However, the lease with this tenant will expire at year-end 1997. Although negotiations are reportedly ongoing with another tenant, no agreement had been reached as of the effective date of appraisal. On the date of inspection, the building was in excellent condition having benefited from an on-going maintenance program. This facility provides quality office finishes and offers an excellent location within Iron Run Corporate Center. The property possesses good "curb appeal" and features good quality construction materials. The same data considered in our analysis of 7535 Windsor Drive are reanalyzed here. With regard to these market data, the following comparisons are made:

      Comparable Property Sale #1 is considered slightly inferior to the subject. Physically, this property was in good overall condition at the time of sale, which is inferior to the excellent condition of the subject. Economically, Sale #1 was 96.7 percent leased at the time of conveyance, as opposed to the potential of the subject to be entirely vacant within six months. No non-realty items of property were reported to be included in the price for this property. Overall, a negative adjustment is warranted for Sale #1.

      Comparable Property Sale #2 also offers a slightly inferior location to the subject. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. A positive adjustment for improving market conditions since the date of sale is considered necessary. Economically, Sale #2 was 100 percent leased at the time of conveyance. Overall, a positive adjustment is warranted for Sale #2.

      Comparable Property Sale #3 also requires positive adjustment to account for favorable changes in market conditions since the date of sale. This is offset, to a degree, by the fact that this property was substantially occupied at the time of sale. As was noted, the existing lease over the subject expires at year-end.

================================================================================


                                      -33-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                                           Market Summary
                                                      Wharehouse Building Sales
                                                     Lehigh Valley, Pennsylvania
====================================================================================================================================
                                                      Rentable     Land/                                   Date
Sale          Location                      Land      Building     Bldg.      Age   Condition  Occupancy    of      Unit     Overall
                                            Area        Area       Ratio                                   Sale     Rate      Rate
====================================================================================================================================
 #1   904-34 Marcon Boulevard            14.64 Acs     182,400 SF  3.50:1  1987       Good       97.4%     7/96   $32.89/SF  11.00%
      Lehigh Valley Industrial Park III
      Hanover Township
      Lehigh County, PA
------------------------------------------------------------------------------------------------------------------------------------
 #2   6813, 6829, 6831 Ruppsville Road   19.30 Acs     302,600 SF  2.78:1  1984-88    Good        100%     2/96   $28.75/SF  10.20%
      & 7663 Industrial Boulevard
      Upper Macungie Township
      Lehigh County, PA
------------------------------------------------------------------------------------------------------------------------------------
 #3   1 & 5 Highland Avenue               6.72 Acs      72,129 SF  4.06:1  1988       Good         70%     12/95  $42.00/SF   N/A
      Bethlehem Business Park V
      Hanover Township
      Northampton County, PA
------------------------------------------------------------------------------------------------------------------------------------
 #4   7620 Cetronia Road                 12.32 Acs     155,060 SF  3.46:1  1990     Excellent     100%     5/95   $31.48/SF   9.89%
      Upper Macungie Township
      Lehigh County, PA
====================================================================================================================================

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #4 offers a slightly inferior location in the Lehigh Valley Industrial Park III. Positive adjustment to account for this, as well as improving market conditions since the date of sale, has been considered. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. Economically, Sale #4 was 89 percent leased at the time of conveyance. Overall, no adjustment is warranted for Sale #4.

      Conclusion - The four sales assembled for this analysis of 7450 Tilghman Street reflect a range in unit value from $52.22 to $69.99 per square foot of rentable building area. The adjustments discussed on the previous page are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $65.00 to $70.00 per square foot of rentable building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $6,700,000 for 7450 Tilghman Street. This indication of value is equal to $67.00 per square foot of rentable building area.

7055 Ambassador Drive

      On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of 7055 Ambassador Drive. This property is a 153,600 square foot single story warehouse on 11.7030+/- acres of land which was constructed in 1991. It is now 100 percent occupied by a single tenant. On the date of inspection, the building was in excellent condition having benefited from an on-going maintenance program. This facility provides 4.6 percent interior office finishes on an overall basis and ceiling heights of 26 feet. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #1 was sold by a motivated seller. Prior to the ultimate sale, an agreement of sale had been dissolved. Subsequent to this occurring, the grantor ordered a quick sale. Positive adjustment to account for this is warranted. Locationally, the sale property is situated in a planned industrial park which, though desirable, is considered inferior to Iron Run. Thus, additional positive adjustment is warranted.

      Physically, this property was only in good condition at the time of sale which is inferior to the excellent overall condition of the subject. This complex had 20 to 22 foot clear ceilings, which is lower than the 26 foot clear heights found at the subject. Positive adjustments are considered as a result. Economically, Sale #1 was 97 percent leased at the time of conveyance which is generally consistent with the 100 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

================================================================================


                                      -34-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #2 benefits from a comparable location in Upper Macungie Township immediately to the south of the subject. Physically, this property was older than the subject and in good condition at the time of sale, factors which render it inferior to the subject. This complex had 22 foot clear ceilings and 2 percent finished area as well. Economically, Sale #2 was 100 percent leased at the time of conveyance. Overall, a positive adjustment is warranted to Sale #2.

      Comparable Property Sale #3 was an arm's length transaction which was accomplished with market oriented financing without any adverse leaseholds interests. Sale #3 occurred at a time when market conditions were inferior to those of the present.

      From a locational point of view, Sale #3 is considered inferior to the subject property. Physically, this property has lower ceiling clearances and less loading. This property was purchased by a user so that no adjustment for economic characteristics is necessary here. However, a positive adjustment to account for its smaller size is warranted. Overall, a positive adjustment is made to Sale #3.

      Finally, Comparable Property Sale #4 benefits from a similar location in Upper Macungie on the south side of Interstate 78. A positive adjustment to account for favorable changes in market conditions since the date of sale is considered appropriate. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. This building had 24 foot clear ceilings and 8 percent finished interior as well. Economically, Sale #4 was 100 percent leased to three tenants at the time of conveyance. However, all were of short tenure and were scheduled to expire within six months. Overall, a positive adjustment is warranted for Sale #4.

      Conclusion - The four sales assembled for this analysis of 7055 Ambassador Drive reflect a range in unit values from $28.75 to $42.00 per square foot of gross building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $35.00 to $40.00 per square foot of gross building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $5,900,000 for 7050 Ambassador Drive. This indication of value is equal to $38.41 per square foot of gross building area.

6755 Snowdrift Road

      This property is a 125,000 square foot single story warehouse on 9.7339+/- acres of land which was constructed in 1988. It is now 100 percent occupied by a single tenant. On the date of inspection, the building was in excellent condition having benefited from an on-going maintenance program. This facility provides 1.6 percent interior office finishes on an overall basis and ceiling heights of 24 feet. Additionally, it offers about 3+/- acres of excess land, which will provide for an expansion to 175,000 square feet if desired. The property possesses good "curb appeal" and features good quality construction materials. The same data considered in our analysis of 7055 Ambassador Drive are reanalyzed here. With regard to these market data, the following comparisons are made:

================================================================================


                                      -35-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #1 was sold by a motivated seller. Prior to the ultimate sale, an agreement of sale had been dissolved. Subsequent to this occurring, the grantor ordered a quick sale. Positive adjustment to account for this is warranted. Locationally, the sale property is situated in a planned industrial park which, though desirable, is considered inferior to Iron Run. Thus, additional positive adjustment is warranted.

      Physically, this property was only in good condition at the time of sale which is inferior to the excellent overall condition of the subject. This complex had 20 to 22 foot clear ceilings, which is lower than the 24 foot clear heights found at the subject. Positive adjustments are considered as a result. Economically, Sale #1 was generally consistent with the 100 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

      Comparable Property Sale #2 benefits from a comparable location in Upper Macungie Township immediately to the south of the subject. Physically, this property was older than the subject and in good condition at the time of sale, factors which render it inferior to the subject. This complex had 22 foot clear ceilings and 2 percent finished area as well. Economically, Sale #2 was 100 percent leased at the time of conveyance. However, consideration must be given to its larger size in relation to the subject. Overall, a positive adjustment is warranted to Sale #2.

      Comparable Property Sale #3 was an arm's length transaction which was accomplished with market oriented financing without any adverse leaseholds interests. Sale #3 occurred at a time when market conditions were inferior to those of the present.

      From a locational point of view, Sale #3 is considered inferior to the subject property. Physically, this property has lower ceiling clearances and less loading. This property was purchased by a user so that no adjustment for economic characteristics is necessary here. However, a positive adjustment to account for its smaller size is warranted. Overall, a positive adjustment is made to Sale #3.

      Finally, Comparable Property Sale #4 benefits from a similar location in Upper Macungie on the south side of Interstate 78. A positive adjustment to account for favorable changes in market conditions since the date of sale is considered appropriate. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. This building had 24 foot clear ceilings and 8 percent finished interior as well. Economically, Sale #4 was 100 percent leased at the time of conveyance. However, all were of short tenure and were scheduled to expire within six months. Overall, a negative adjustment is warranted for Sale #4.

      In addition to all of the foregoing, adjustment was considered to each of the sales to reflect the presence of excess land at the subject property. The subject is expandable by an additional 50,000 square feet and offers approximately 3+/- acres of excess land to accomodate this expansion if desired.

================================================================================


                                      -36-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Conclusion - The four sales assembled for this analysis of 6755 Snowdrift Road reflect a range in unit values from $28.75 to $42.00 per square foot of gross building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $35.00 to $40.00 per square foot of gross building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $4,700,000 for 6755 Snowdrift Road. This indication of value is equal to $37.60 per square foot of gross building area.

7150 Windsor Drive

      On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of 7150 Windsor Drive. This property is a 49,420 square foot single story flex building on 6.1486+/- acres of land which was constructed in 1989. It is now 100 percent occupied by 4 tenants. On the date of inspection, the building was in excellent condition having benefited from an on-going maintenance program. This facility provides 80+/- percent interior office finishes on an overall basis and ceiling heights of 18 feet. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #1 is a single occupant facility in Iron Run which was acquired by a user. This was reported to be an arm's length transaction not subject to any unusual terms or financing. Locationally, it is considered comparable to the subject as it lies within the Iron Run Corporate Center. Physically, it is similar in age to the subject. Positive adjustment to account for its lower level of overall finish is offset, to a degree, by the fact that there was excess land associated with this property. Overall, positive adjustment in relation to the subject has been considered.

      Comparable Property Sales #2, #3, and #4 were all acquired by an active real estate investment trust. All were reported to be arm's length and not subject to any special motivations or financing. While no adjustment for this is necessary, positive adjustment to each to account for favorable changes in market conditions has been considered. Each is situated in Lehigh Valley Industrial Park 1, an older development which is considered inferior to the subject.

      Physically, Sales #2 and #3 were both in excellent overall condition comparable to that of the subject. Both have considerably less finished area, though, and require positive adjustment as a result. Sale #4 is older than the subject, and of inferior construction quality, but offered a level of finish generally consistent with that of the subject. Economically, all three properties were fully occupied at the time of sale. Overall, all require varying degrees of positive adjustment in relation to the subject.

================================================================================


                                      -37-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Conclusion - The four sales assembled for this analysis of 7150 Windsor Drive reflect a range in unit values from $36.39 to $60.83 per square foot of gross building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $70.00 to $75.00 per square foot of gross building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $3,600,000 for 7150 Windsor Drive. This indication of value is equal to $72.85 per square foot of gross building area.

6690 Grant Way

      This property is an 88,000 square foot single story warehouse on 6.9031+/- acres of land which was constructed in 1981. It is now 100 percent occupied by two tenants. On the date of inspection, the building was in excellent condition having benefited from an on-going maintenance program. This facility provides
2.8 percent interior office finishes on an overall basis and ceiling heights of 24 feet. The property possesses good "curb appeal" and features good quality construction materials. The same data considered in our analysis of 7055 Ambassador Drive are reanalyzed here. With regard to these market data, the following comparisons are made:

      Comparable Property Sale #1 was sold by a motivated seller. Prior to the ultimate sale, an agreement of sale had been dissolved. Subsequent to this occurring, the grantor ordered a quick sale. Positive adjustment to account for this is warranted. Locationally, the sale property is situated in a planned industrial park which, though desirable, is considered inferior to Iron Run. Thus, additional positive adjustment is warranted.

      Physically, this property was in good condition at the time of sale which is consistent with the overall condition of the subject. This complex had 20 to 22 foot clear ceilings, which is lower than the 24 foot clear heights found at the subject. Positive adjustment is considered as a result. Economically, Sale #1 was generally consistent with the 100 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

      Comparable Property Sale #2 benefits from a comparable location in Upper Macungie Township immediately to the south of the subject. Physically, this property was newer than the subject and in good condition at the time of sale, factors which render it slightly superior to the subject. This complex had 22 foot clear ceilings and 2 percent finished area as well. Economically, Sale #2 was 100 percent leased at the time of conveyance. However, consideration must be given to its larger size in relation to the subject. Overall, a positive adjustment is warranted to Sale #2.

      Comparable Property Sale #3 was an arm's length transaction which was accomplished with market oriented financing without any adverse leaseholds interests. Sale #3 occurred at a time when market conditions were inferior to those of the present.

================================================================================


                                      -38-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                                           Market Summary
                                                  Flex Office/Industrial Buildings
                                                     Lehigh Valley, Pennsylvania
====================================================================================================================================
                                                        Gross       Floor                                  Date
Sale          Location                      Land      Building      Area      Age   Condition  Occupancy    of      Unit     Overall
                                            Area        Area      Coverage                                 Sale     Rate      Rate
====================================================================================================================================
#1    6620 Grant Way                     5.3 Acs       30,000 SF   13.0%   1989       Good       100%      11/96  $60.83/SF   N/A
      Iron Run Corporate Center
      Upper Macungie Township
      Lehigh County, PA
------------------------------------------------------------------------------------------------------------------------------------
#2    2041 Avenue C                      2.567 Acs     30,400 SF   27.2%   1989       Good       100%       2/95  $42.43/SF  10.34%
      Lehigh Valley Industrial Park I
      Hanover Township
      Lehigh County, PA
------------------------------------------------------------------------------------------------------------------------------------
#3    2l24 Avenue C                      3.353 Acs     36,000 SF   24.7%   1989       Good       100%       2/95  $36.39/SF  10.27%
      Lehigh Valley Industrial Park I
      Hanover Township
      Lehigh County, PA
------------------------------------------------------------------------------------------------------------------------------------
#4    2l96 Avenue C                      4.483 Acs     31,381 SF   16.1%   1980       Good       100%       7/94  $59.27/SF   9.40%
      Lehigh Valley Industrial Park I
      Hanover Township
      Lehigh County, PA
====================================================================================================================================

                                                       Sales Comparison Approach
================================================================================

      From a locational point of view, Sale #3 is considered inferior to the subject property. Physically, this property has lower ceiling clearances and less loading. This property was purchased by a user so that no adjustment for economic characteristics is necessary here. Overall, a positive adjustment is made to Sale #3.

      Finally, Comparable Property Sale #4 benefits from a similar location in Upper Macungie on the south side of Interstate 78. A positive adjustment to account for favorable changes in market conditions since the date of sale is considered appropriate. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. This building had 24 foot clear ceilings and 8 percent finished interior as well. Economically, Sale #4 was 100 percent leased at the time of conveyance. However, all were of short tenure and were scheduled to expire within six months. Overall, a positive adjustment is warranted for Sale #4.

      Conclusion - The four sales assembled for this analysis of 6690 Grant Way reflect a range in unit values from $28.75 to $42.00 per square foot of gross building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $35.00 to $40.00 per square foot of gross building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $3,400,000 for 6690 Grant Way. This indication of value is equal to $38.64 per square foot of gross building area.

6845 Snowdrift Road

      This property is a 93,000 square foot single story warehouse on 8.6238+/- acres of land which was constructed in 1988. It is now 100 percent occupied by two tenants. On the date of inspection, the building was in excellent condition having benefited from an on-going maintenance program. This facility is entirely devoted to warehouse space and offers ceiling heights of 24 feet. The property possesses good "curb appeal" and features good quality construction materials. The same data considered in our analysis of 7055 Ambassador Drive are reanalyzed here. With regard to these market data, the following comparisons are made:

      Comparable Property Sale #1 was sold by a motivated seller. Prior to the ultimate sale, an agreement of sale had been dissolved. Subsequent to this occurring, the grantor ordered a quick sale. Positive adjustment to account for this is warranted. Locationally, the sale property is situated in a planned industrial park which, though desirable, is considered inferior to Iron Run. Thus, additional positive adjustment is warranted.

      Physically, this property was in good condition at the time of sale which is consistent with the overall condition of the subject. This complex had 20 to 22 foot clear ceilings, which is lower than the 24 foot clear heights found at the subject. Positive adjustment is considered as a result. This is tempered, however, to account for the lack of any office finishes at the subject property. Economically, Sale #1 was generally consistent with the 100 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

================================================================================


                                      -39-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #2 benefits from a comparable location in Upper Macungie Township immediately to the south of the subject. Physically, this property was newer than the subject and in good condition at the time of sale, factors which render it slightly superior to the subject. This complex had 22 foot clear ceilings and 2 percent finished area as well. Economically, Sale #2 was 100 percent leased at the time of conveyance. However, consideration must be given to its larger size in relation to the subject. Overall, a positive adjustment is warranted to Sale #2.

      Comparable Property Sale #3 was an arm's length transaction which was accomplished with market oriented financing without any adverse leaseholds interests. Sale #3 occurred at a time when market conditions were inferior to those of the present.

      From a locational point of view, Sale #3 is considered inferior to the subject property. Physically, this property has lower ceiling clearances and less loading. This property was purchased by a user so that no adjustment for economic characteristics is necessary here. Overall, a positive adjustment is made to Sale #3.

      Finally, Comparable Property Sale #4 benefits from a similar location in Upper Macungie on the south side of Interstate 78. A positive adjustment to account for favorable changes in market conditions since the date of sale is considered appropriate. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. This building had 24 foot clear ceilings and 8 percent finished interior as well. The latter factor suggests a modest negative adjustment to account for the lack of office area at the subject property. Economically, Sale #4 was 100 percent leased at the time of conveyance. However, all were of short tenure and were scheduled to expire within six months. Overall, a positive adjustment is warranted for Sale #4.

      Conclusion - The four sales assembled for this analysis of 6845 Snowdrift Road reflect a range in unit values from $28.75 to $42.00 per square foot of gross building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $35.00 to $40.00 per square foot of gross building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $3,500,000 for 6845 Snowdrift Road. This indication of value is equal to $37.63 per square foot of gross building area.

6670 Grant Way

      This property is a 72,885 square foot single story warehouse on 6.8108+/- acres of land which was constructed in 1979. It is now 100 percent occupied by one tenant, which is scheduled to vacate by September 1, 1997. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. This facility provides 19.2 percent interior office finishes on an overall basis and ceiling heights of 24 feet. The property possesses good "curb appeal" and features good quality construction materials. The same data considered in our analysis of 7055 Ambassador Drive are reanalyzed here. With regard to these market data, the following comparisons are made:

================================================================================


                                      -40-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sale #1 was sold by a motivated seller. Prior to the ultimate sale, an agreement of sale had been dissolved. Subsequent to this occurring, the grantor ordered a quick sale. Positive adjustment to account for this is warranted. Locationally, the sale property is situated in a planned industrial park which, though desirable, is considered inferior to Iron Run. Thus, additional positive adjustment is warranted.

      Physically, this property was in good condition at the time of sale which is consistent with the overall condition of the subject. This complex had 20 to 22 foot clear ceilings, which is lower than the 24 foot clear heights found at the subject. Additionally, the subject offers considerably more finished area. Positive adjustments are considered as a result. Economically, Sale #1 was generally consistent with the 100 percent occupancy now experienced by the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a positive adjustment is warranted for Sale #1.

      Comparable Property Sale #2 benefits from a comparable location in Upper Macungie Township immediately to the south of the subject. Physically, this property was newer than the subject and in good condition at the time of sale, factors which render it slightly superior to the subject. This complex had 22 foot clear ceilings and 2 percent finished area as well. Economically, Sale #2 was 100 percent leased at the time of conveyance. However, consideration must be given to its larger size in relation to the subject. Overall, a positive adjustment is warranted to Sale #2.

      Comparable Property Sale #3 was an arm's length transaction which was accomplished with market oriented financing without any adverse leaseholds interests. Sale #3 occurred at a time when market conditions were inferior to those of the present.

      From a locational point of view, Sale #3 is considered inferior to the subject property. Physically, this property has lower ceiling clearances and less loading. Alternatively, it does offer a higher level of finish. This property was purchased by a user so that no adjustment for economic characteristics is necessary here. Overall, a negative adjustment is made to Sale #3.

      Finally, Comparable Property Sale #4 benefits from a similar location in Upper Macungie on the south side of Interstate 78. A positive adjustment to account for favorable changes in market conditions since the date of sale is considered appropriate. Physically, this property was in excellent condition at the time of sale. This building had 24 foot clear ceilings but only 8 percent finished office area. Economically, Sale #4 was 1 00 percent leased at the time of conveyance. However, all were of short tenure and were scheduled to expire within six months. Overall, a positive adjustment is warranted for Sale #4.

================================================================================


                                      -41-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Conclusion - The four sales assembled for this analysis of 6670 Grant Way reflect a range in unit values from $28.75 to $42.00 per square foot of gross building area. The adjustments discussed above are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $35.00 to $40.00 per square foot of gross building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $2,700,000 for 6670 Grant Way. This indication of value is equal to $37.04 per square foot of gross building area.

7010 Snowdrift Road

      This property is a 33,029 square foot single story office building on 3.9342+/- acres of land which was constructed in 1991. It was formerly occupied by one tenant, Pennsylvania Power & Light Company, which vacated the building in April, 1997. Since that time, about 80 percent of the building has been released to two tenants, with occupancy scheduled for July and December 1. On the date of inspection, the building was in excellent condition having benefited from an on-going maintenance program. This facility provides quality office finishes and offers an excellent location within Iron Run Corporate Center. The property possesses good "curb appeal" and features good quality construction materials. The same data considered in our analysis of 7535 Windsor Drive are reanalyzed here. With regard to these market data, the following comparisons are made:

      Comparable Property Sale #1 is considered slightly inferior to the subject. Physically, this property was in good overall condition at the time of sale, which is inferior to the excellent condition of the subject. Economically, Sale #1 was 96.7 percent leased at the time of conveyance, as opposed to the 80 percent level of the subject. No non-realty items of property were reported to be included in the price for this property. Overall, a modest positive adjustment is warranted for Sale #1.

      Comparable Property Sale #2 also offers a slightly inferior location to the subject. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. A positive adjustment for improving market conditions since the date of sale is considered necessary. Economically, Sale #2 was 100 percent leased at the time of conveyance, which is superior to the status of the subject. Overall, a negative adjustment is warranted for Sale #2.

      Comparable Property Sale #3 also requires positive adjustment to account for favorable changes in market conditions since the date of sale. Physically, it is in similar overall condition to the subject. Additionally, occupancy at the time of sale was consistent with that of the subject at the time of sale. Overall, positive adjustment to this sale has been considered.

      Comparable Property Sale #4 offers a slightly inferior location in the Lehigh Valley Industrial Park III. Positive adjustment to account for this, as well as improving market conditions since the date of sale, has been considered. Physically, this property was in excellent condition at the time of sale which is consistent with that of the subject. Economically, Sale #4 was 89 percent leased at the time of conveyance. Overall, modest negative adjustment is warranted for Sale #4.

================================================================================


                                      -42-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
                                                           Market Summary
                                                  Flex Office/Industrial Buildings
                                                     Lehigh Valley, Pennsylvania
====================================================================================================================================
                                                        Gross       Floor                                  Date
Sale          Location                      Land      Building      Area      Age   Condition  Occupancy    of      Unit     Overall
                                            Area        Area      Coverage                                 Sale     Rate      Rate
====================================================================================================================================
#1    904-34 Marcon Boulevard            14.64 Acs     182,400 SF  3.50:1  1987       Good       97.4%      7/96  $32.89/SF  11.00%
      Lehigh Valley Industrial Park III
      Hanover Township
      Lehigh County, PA
------------------------------------------------------------------------------------------------------------------------------------
#2    1 & 5 Highland Avenue               6.72 Acs      72,129 SF  4.06:1  1988       Good         70%     12/95  $42.00/SF    N/A
      Bethlehem Business Park V
      Hanover Township
      Northampton County, PA
------------------------------------------------------------------------------------------------------------------------------------
#3    2041 Avenue C                       2.567 Acs     30,400 SF   27.2%  1989       Good        100%      2/95  $42.43/SF  10.34%
      Lehigh Valley Industrial Park I
      Hanover Township
      Lehigh County, PA
------------------------------------------------------------------------------------------------------------------------------------
#4    2l24 Avenue C                       3.353 Acs     36,000 SF   24.7%  1989       Good        100%      2/95  $36.39/SF  10.27%
      Lehigh Valley Industrial Park I
      Hanover Township
      Lehigh County, PA
====================================================================================================================================

                                                       Sales Comparison Approach
================================================================================

      Conclusion - The four sales assembled for this analysis of 7010 Snowdrift Road reflect a range in unit value from $52.22 to $69.99 per square foot of rentable building area. The adjustments discussed on the previous page are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $65.00 to $70.00 per square foot of rentable building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $2,200,000 for 7010 Snowdrift Road. This indication of value is equal to $66.61 per square foot of rentable building area.

7020 Snowdrift Road

      On the opposing page is a presentation of the comparable property sales which were analyzed for the valuation of 7020 Snowdrift Road. This property is a 41,390 square foot single story warehouse on 4.0909+/- acres of land which was constructed in 1975. It is now 100 percent occupied by a two tenants. On the date of inspection, the building was in good condition having benefited from an on-going maintenance program. This facility provides 5.0 percent interior office finishes on an overall basis and ceiling heights of 16 feet. The property possesses good "curb appeal" and features good quality construction materials. With regard to the market data assembled for this analysis, the following comparisons are made:

      Comparable Property Sale #1 was sold by a motivated seller. Prior to the ultimate sale, an agreement of sale had been dissolved. Subsequent to this occurring, the grantor ordered a quick sale. Positive adjustment to account for this is warranted. Locationally, the sale property is situated in a planned industrial park which, though desirable, is considered inferior to Iron Run. Thus, additional positive adjustment is warranted.

      Comparable Property Sale #2 was an arm's length transaction which was accomplished with market oriented financing without any adverse leaseholds interests. Sale #2 occurred at a time when market conditions were inferior to those of the present.

      From a locational point of view, Sale #2 is considered inferior to the subject property. Physically, this property has greater ceiling clearances, but less loading. Alternatively, it does offer a higher level of finish. This property was purchased by a user so that no adjustment for economic characteristics is necessary here. Overall, a negative adjustment is made to Sale #2.

      Comparable Property Sales #3 and #4 were acquired by an active real estate investment trust. Both were reported to be arm's length and not subject to any special motivations or financing. While no adjustment for this is necessary, positive adjustment to each to account for favorable changes in market conditions has been considered. Each is situated in Lehigh Valley Industrial Park 1, an older development which is considered inferior to the subject.

================================================================================


                                      -43-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Physically, Sales #3 and #4 were both newer than the subject, but in comparable overall condition. Both have a similar level of finished area. However, the subject is older than both, requiring a negative adjustment as a result. Economically, both properties were fully occupied at the time of sale. Overall, both require varying degrees of negative adjustment in relation to the subject.

      Conclusion - The four sales assembled for this analysis of 7020 Snowdrift Road reflect a range in unit value from $32.89 to $42.43 per square foot of gross building area. The adjustments discussed on the previous page are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $33.00 to $38.00 per square foot of gross building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $1,400,000 for 7020 Snowdrift Road. This indication of value is equal to $33.82 per square foot of rentable building area.

6810 Tilghman Street

      This property is a 54,844 square foot single story warehouse building on 6.0533+/- acres of land which was constructed in 1975. It is now 100 percent occupied by a two tenants. On the date of inspection, the building was in excellent condition having benefited from an on- going maintenance program. This facility provides 3.3 percent interior office finishes on an overall basis and ceiling heights of 18 feet. Additionally, approximately 2.75+/- acres of excess land are available to expand the building to 100,000 square feet if desired. The property possesses good "curb appeal" and features good quality construction materials. The same data considered in our analysis of 7020 Snowdrift Road are reanalyzed here. With regard to these market data, the following comparisons are made:

      Comparable Property Sale #1 was sold by a motivated seller. Prior to the ultimate sale, an agreement of sale had been dissolved. Subsequent to this occurring, the grantor ordered a quick sale. Positive adjustment to account for this is warranted. Locationally, the sale property is situated in a planned industrial park which, though desirable, is considered inferior to Iron Run. Thus, additional positive adjustment is warranted.

      Comparable Property Sale #2 was an arm's length transaction which was accomplished with market oriented financing without any adverse leaseholds interests. Sale #2 occurred at a time when market conditions were inferior to those of the present.

      From a locational point of view, Sale #2 is considered inferior to the subject property. Physically, this property has similar ceiling clearances and less loading. Alternatively, it does offer a higher level of finish. This property was purchased by a user so that no adjustment for economic characteristics is necessary here. Overall, a negative adjustment is made to Sale #2.

================================================================================


                                      -44-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable Property Sales #3 and #4 were acquired by an active real estate investment trust. Both were reported to be arm's length and not subject to any special motivations or financing. While no adjustment for this is necessary, positive adjustment to each to account for favorable changes in market conditions has been considered. Each is situated in Lehigh Valley Industrial Park 1, an older development which is considered inferior to the subject.

      Physically, Sales #3 and #4 were both newer than the subject but in comparable overall condition. Both have a similar level of finished area. However, the subject is older than both, requiring a negative adjustment as a result. Economically, both properties were fully occupied at the time of sale. Overall, both require varying degrees of negative adjustment in relation to the subject.

      In addition to all of the foregoing, adjustment was considered to each of the sales to reflect the presence of excess land at the subject property. The subject is expandable to 100,000 square feet and offers approximately 2.75+/- acres of excess land to accomodate this expansion if desired.

      Conclusion - The four sales assembled for this analysis of 6810 Tilghman Street reflect a range in unit value from $32.89 to $42.43 per square foot of gross building area. The adjustments discussed on the previous page are presented to outline the logic of our thought processes with the ultimate result being a plausible market value conclusion for the subject property. Based on our analysis of these data on a price per square foot basis, we have concluded an appropriate adjusted range of $33.00 to $38.00 per square foot of gross building area. From within this adjusted range, we conclude the Sales Comparison Approach to indicate a current market value of $2,175,000 for 6810 Tilghman Street. This indication of value is equal to $39.66 per square foot of rentable building area.

Final Conclusions

      The subject property consists of a mid-rise office building, a single story office/flex building, two single story office buildings, and seven warehouse facilities. Due to differences among these, four sets of data were necessary for this comparative analysis of the real estate. Based upon these analyses, it is our conclusion that the Sales Comparison Approach indicates a total market value of FORTY SEVEN MILLION TWO HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($47,275,000) for the entire subject property. This total value is comprised as follows:

================================================================================


                                      -45-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

================================================================================
                                Final Conclusions
================================================================================
                  Property                         Indicated Market Value
================================================================================
            7535 Windsor Drive                          $11,000,000
            7450 Tilghman Street                        $ 6,700,000
            7055 Ambassador Drive                       $ 5,900,000
            6755 Snowdrift Road                         $ 4,700,000
            7150 Windsor Drive                          $ 3,600,000
            6690 Grant Way                              $ 3,400,000
            6845 Snowdrift Road                         $ 3,500,000
            6670 Grant Way                              $ 2,700,000
            7010 Snowdrift Road                         $ 2,200,000
            7020 Snowdrift Road                         $ 1,400,000
            6810 Tilghman Street                        $ 2,175,000
            TOTAL                                       $47,275,000
================================================================================

================================================================================


                                      -46-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     20006 - 7535 WINDSOR DRIVE
                                                       ANNUAL CASH FLOW REPORT
                                                    BEGINNING 7/1/97 FOR 12 YEARS

                       FY1998     FY1999      FY2000      FY2OO1      FY2002      FY2003      FY2004      FY2005      FY2006
INCOME

MINIMUM RENT:
GROSS RENTS         1,797,405   1,839,920   1,911,862   1,975,115   2,186,308   2,349,929   2,411,810   2,490,523   2,550,486
LESS LAG VACANCY       (5,914)    (52,218)    (31,038)    (25,024)   (301,072)    (57,330)          0     (99,304)    (14,502)
                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL MINIMUM RENT  1,791,491   1,787,702   1,880,824   1,950,091   1,885,236   2,292,599   2,411,810   2,391,219   2,535,984

RECOVERIES:
OPERATING EXPENSES     86,168      99,112      91,532     101,560      56,757      45,595      68,559      74,213      91,250
                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL RECOVERIES       86,168      99,112      91,532     101,560      56,757      45,595      68,559      74,213      91,250

GROSS RENTAL
INCOME              1,877,659   1,886,814   1,972,356   2,051,651   1,941,993   2,338,194   2,480,369   2,465,432   2,627,234
CREDIT LOSS           (56,330)    (56,605)    (59,171)    (61,550)    (58,260)    (70,146)    (74,411)    (73,963)    (78,817)
                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

TOTAL INCOME        1,821,329   1,830,209   1,913,185   1,990,101   1,883,733   2,268,048   2,405,958   2,391,469   2,548,417

EXPENSES
COMMON UTILITIES       72,317      74,848      77,468      80,179      82,985      85,890      88,896      92,007      95,227
INSURANCE              20,378      21,092      21,830      22,594      23,385      24,203      25,050      25,927      26,835
MANAGEMENT FEE         65,743      68,044      70,425      72,890      75,441      78,082      80,815      83,643      86,571
REAL ESTATE TAXES     131,456     136,057     140,819     145,748     150,849     156,128     161,593     167,249     173,102
CLEANING               59,168      61,239      63,382      87,844     113,161     117,122     121,221     125,464     129,855
MAINTENANCE            72,317      74,848      77,468      80,179      82,985      85,890      88,896      92,007      95,227
OUTSIDE CONTRACTS      58,745      60,801      62,930      65,132      67,412      69,771      72,213      74,741      77,356
ADMINISTRATIVE         99,399     102,878     106,478     110,205     114,062     118,054     122,186     126,463     130,889
OTHER                  33,683      34,862      36,082      37,345      38,652      40,005      41,405      42,855      44,355
                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL EXPENSES        613,206     634,669     656,882     702,116     748,932     775,145     802,275     830,356     859,417
                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
NET OPERATING
  INCOME            1,208,123   1,195,540   1,256,303   1,287,985   1,134,801   1,492,903   1,603,683   1,561,113   1,689,000

ALTERATIONS            20,790           0     283,953      41,469     794,198     200,651           0     337,247      49,252
COMMISSIONS             5,401           0      73,774      10,774     206,738      52,131           0      87,620      12,796
RESERVES               12,922      13,375      13,843      14,327      14,829      15,348      15,885      16,441      17,016
                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW           1,169,010   1,182,165     884,733   1,221,415     119,036   1,224,773   1,587,798   1,119,805   1,609,936

                       FY2007      FY2008      FY2009
INCOME

MINIMUM RENT:
GROSS RENTS          2,658,955   2,788,994   2,854,379
LESS LAG VACANCY      (374,481)    (76,153)          0
                     ---------   ---------   ---------
TOTAL MINIMUM RENT   2,284,474   2,712,841   2,854,379

RECOVERIES:
OPERATING EXPENSES      79,815      61,303      81,429
                     ---------   ---------   ---------
TOTAL RECOVERIES        79,815      61,303      81,429

GROSS RENTAL
INCOME               2,364,289   2,774,144   2,935,808
CREDIT LOSS            (70,929)    (83,224)    (88,074)
                     ---------   ---------   ---------

TOTAL INCOME         2,293,360   2,690,920   2,847,734

EXPENSES
COMMON UTILITIES        98,560     102,010     105,580
INSURANCE               27,774      28,746      29,752
MANAGEMENT FEE          89,601      92,737      95,982
REAL ESTATE TAXES      179,161     185,432     191,922
CLEANING               134,400     139,104     143,973
MAINTENANCE             98,560     102,010     105,580
OUTSIDE CONTRACTS       80,064      82,866      85,766
ADMINISTRATIVE         135,470     140,212     145,119
OTHER                   45,907      47,514      49,177
                     ---------   ---------   ---------
TOTAL EXPENSES         889,497     920,631     952,851
                     ---------   ---------   ---------
NET OPERATING
  INCOME             1,403,863   1,770,289   1,894,883

ALTERATIONS            902,636     278,935           0
COMMISSIONS            234,988      72,471           0
RESERVES                17,612      18,228      18,866
                     ---------   ---------   ---------
CASH FLOW              248,627   1,400,655   1,876,017

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Methodology

      The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of "anticipation" underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      In our opinion, the discounted cash flow method is the more appropriate capitalization technique as the subject property consists of six separate parcels occupied by a number of tenants at differing rental rates for varying lease durations. Direct capitalization does not adequately account for the subtleties of all those variables. The following is a discussion of our discounted cash flow analysis for each parcel which comprises the subject property.

7535 Windsor Drive

      This property is a 129,223 square foot, four story, multi-tenant, Class A office building which is now 99 percent occupied by 11 tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 7535 Windsor Drive to generate over an eleven year time horizon. The holding period is extended by one year to allow the sale of the property in an optimal year. These cash flows are based upon the following analysis:

      Base Rental Income - The base rental income which an asset such as the subject property will generate for an investor reflects a review of the existing rent roll in conjunction with the rent now being paid for comparable space and services in the competitive open market. A copy of the rent roll over the subject property is included among the Addenda to this report. As can be noted from the current rent roll, existing contracts provide for base rental income of $14.13 per square foot in the coming 12 months.

      Three major tenants in the subject, Air Products, Weaver Mosebach, and Rosenbluth Travel, occupy 57,357, 15,806, and 14,537 square feet, respectively, which equates to approximately 68 percent of the property. Their annual rent is equivalent to $13.13, $14.93, and $14.90 per square foot, respectively. The credit quality for the minor tenants ranges from average to good within the context of their mostly unrated status.

      There is only one short term lease expirations which will result in a vacancy of 2,280 square feet. Given the current vacancy rate, as well as the decreasing supply of available space within the marketplace, we have projected that this space can be absorbed by the market within nine months. The term of the spec tenant will be for five years at a market derived rental rate of $16.00 per square foot plus electric.

================================================================================


                                      -47-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================

                                                       Summary of Market Data
                                                        Office Market Leases
                                                      Lehigh Valley Marketplace

====================================================================================================================================
Lease  Location                         Lessee            Leased          Lease      Annual                 Comments
  #                                                        Area           Term       Rental
------------------------------------------------------------------------------------------------------------------------------------
  1    Highland Office Plaza          OmniPoint        25,000+/- SF      5 years    $15.50/SF   This property consists of a
       95 Highland Avenue           Communications                     commencing   + electric  mid-rise office buildingnt building
       Bethlehem Business Park                                         September,               known as Highland Office Plaza. It
       Bethlehem, PA                                                       1996                 is located near Routes 22 and 512 a
                                                                                                short distance north of Bethlehem.
                                                                                                Tenant improvements were reported
                                                                                                to be $12.00/SF.

  2    Valley Center Parkway          Undisclosed      13,666+/- SF      5 years    $12.00/SF   This property consists of a one
       Lehigh Valley Corporate                                         commencing               story office building known within
       Center                                                          September,               an attractive business park
       Bethlehem, PA                                                       1996                 setting. The lease is structured on
                                                                                                a net basis.

  3    Bethlehem Office            Hanover Engineers    2,100+/- SF      5 years    $10.50/SF   This is part of a multi-building,
       Commons "C"                                                     commencing               single story office complex. The
       Bethlehem, PA                                                   September,               lease is written on a net basis
                                                                           1996                 with the tenant responsible for all
                                                                                                operating expenses.

  4    Bethlehem Office            BiRoe Associates     5,200+/- SF      5 years    $10.50/SF   This is part of a multi-building,
       Commons "C"                                                     commencing               single story office complex. The
       Bethlehem, PA                                                   September,               lease is written on a net basis
                                                                           1996                 with the tenant responsible for all
                                                                                                operating expenses.
====================================================================================================================================

                                                  Income Capitalization Approach
================================================================================

      At the subject property, three leases were negotiated in the past year at average rental rates ranging from $15.08 per square foot to $21.51 per square foot on a full service basis. Tenant areas range from about 359+/- square feet up to 2,115+/- square feet. The following summarizes this recent leasing activity.

================================================================================
                                 Recent Leasing
                               7537 Windsor Drive
================================================================================
                 Tenant                  Rentable Area       Contract Rent
================================================================================
      Cadence Design Systems                4,876 SF     $15.25/SF + electric
      AIM Executive Holdings                1,846 SF     $16.25/SF + electric
      Piosa, Hixson, Giordano & Reilly      3,180 SF     $16.66/SF + electric
      Rosenbluth Travel; (expansion)        3,743 SF     $16.50/SF + electric
================================================================================

      On the opposing page is a presentation of recent rental rates on mid-rise office space in the market area of the subject property. As can be seen from this summary, rental rates on space comparable to the subject range from $10.50 per square foot on a net basis up to $15.50 per square foot on a gross basis plus electricity.

      Comparable Lease #1 is space within a mid-rise, Class A building in the Bethlehem Business Park. This facility is slightly inferior locationally, but is physically similar to the subject. Additionally, this lease is structured on a gross basis plus electric. Overall, positive adjustment to this lease rate is necessary. Comparable Lease #2 is a one story office building in the Lehigh Valley Corporate Center. This facility is locationally and physically very similar to the subject. Structured on a net basis, this lease indicates a rental of $12.00 per square foot over its five year term. When "grossed up", this rate is equivalent to $16.50 per square foot plus electric. A negative adjustment to this transaction to account for its superior physical condition is warranted. Comparable Leases #3 and #4 both involve recent leases in Bethlehem Office Commons. Physically similar to the subject, the location of this property is considered slightly inferior to the subject. Additionally, this lease is structured on a net basis with the lessee responsible for all operating expenses including electricity. Overall, positive adjustment is made to this lease.

      In addition to analyzing actual lease transactions inside and outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that free rent was no longer being given in the local marketplace. Tenant workletters, however, are a standard and felt to range from $10.00 to $20.00 per square foot depending on the size of the tenant, the quality of the building, and the duration of the lease.

      After considering the most recent leasing achieved at the subject property in conjunction with the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $16.00 per square foot plus electricity. This rent would be adjusted annually by 50 percent of the increase in the Consumer Price Index over an average five year term. Additionally, the tenants would also be responsible for increases in operating expenses over those incurred during the first year of occupancy.

================================================================================


                                      -48-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         Historical Operating Statements

                               7535 Windsor Drive

Building NRA                        135,219 SF

                                    1994 Actual            1995 Actual             1996 Actual          BAP Budget 1997
                                    -----------            -----------             -----------          ----------------
Item                               Amount     Per SF     Amount      Per SF     Amount       Per SF      Amount     Per SF
==========================================================================================================================
Operating Revenues:
   Base Rents                   $ 1,428,908  $ 10.57  $ 1,520,054   $ 11.24   $ 1,597,475   $ 11.81   $ 1,632,333  $ 12.07
   Rents from Affiliates             10,558     0.08        9,317      0.07        38,167      0.28          --       --
   Operating Escalation              37,897     0.28       15,546      0.11       (19,336)    (0.14)        4,080     0.03
   Hotel Operations                    --                                                                             --
   Marina Rentals                      --                                                                             --
   Other                              6,362     0.05        1,114      0.01         1,443      0.01         2,020     0.01
                                -------------------------------------------------------------------------------------------
   Total operating revenues     $ 1,483,725  $ 10.97  $ 1,546,031   $ 11.43   $ 1,617,749   $ 11.96   $ 1,638,433  $ 12.12
                                -------------------------------------------------------------------------------------------

Operating expenses:
   Administrative and general:
   Management fees              $    51,739  $  0.38  $    54,104   $  0.40   $    56,602   $  0.42   $    62,988  $  0.47
   Salaries                          83,249     0.62       62,431      0.46        75,176      0.56        73,938     0.55
   Other administrative              48,021     0.36       39,432      0.29        38,903      0.29        29,076     0.22
   Bad debts                            496     0.00          (34)    (0.00)          (37)    (0.00)         --       --
   Professional services                914     0.01        3,414      0.03         4,269      0.03         5,060     0.04
   Utilities                         78,142     0.58       60,733      0.45        67,563      0.50        67,734     0.50
   Maintenace labor                  22,172     0.16       29,797      0.22        29,183      0.22        29,228     0.22
   Outside contracts                 74,241     0.55       69,506      0.51        72,069      0.53        57,735     0.43
   Cleaning                          38,230     0.28       44,000      0.33        41,345      0.31        55,840     0.41
   Maintenance materials             10,007     0.07       15,246      0.11        17,922      0.13        40,177     0.30
   Real estate and other taxes      130,105     0.96      120,746      0.89       123,377      0.91       124,314     0.92
   Advertising                       15,595     0.12       16,605      0.12         9,521      0.07        28,608     0.21
   Lease expense, land                 --       --           --        --            --        --          14,139     0.10
   Other                              2,938     0.02        2,152      0.02         1,957      0.01          --       --
                                -------------------------------------------------------------------------------------------
   Total operating expenses     $   555,849  $  4.11  $   518,132   $  3.83   $   537,850   $  3.98   $   588,837  $  4.35
                                -------------------------------------------------------------------------------------------

                                -------------------------------------------------------------------------------------------
NET OPERATING INCOME            $   927,876  $  6.86  $ 1,027,899   $  7.60   $ 1,079,899   $  7.99   $ 1,049,596  $  7.76
                                ===========================================================================================

                                                  Income Capitalization Approach
================================================================================

      Market rent is forecasted to increase by 3.5 percent throughout the holding period. This forecast of income growth rates reflects typical investor expectations as noted in the Cushman & Wakefield Investor Survey which is among the Addenda to this report. More importantly, we are of the opinion that these growth rates reflect the current supply/demand relationship of space in the local market which, all other factors being equal, will move toward equilibrium over time.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenants in a property like the subject are responsible for a proportionate share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - A deduction must be made from the total gross revenues due an investor in the subject property to account for the possibility of vacancy and/or non-collection of rent. We have, therefore, deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. This rate has considered the creditworthiness of the tenant roster and long-term market conditions.

      Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability that the tenant will renew and a 35 percent probability that the tenant will vacate. At renewal, no down time is recognized; should this tenant vacate, then it is our expectation that an average down time of approximately six months time would be reasonable to re-lease the space. Therefore, the weighted average lag vacancy utilized between lease expirations in this report is two months.

================================================================================
                             Lag Vacancy Allowance
================================================================================
 Event       Probability      X        Down Time        =        Weighted Time
================================================================================
Rollover         65%          X           -0-           =             -0-
Turnover         35%          X         6 months        =          2 months
--------------------------------------------------------------------------------
Total           100%          Average Weighted Time     =          2 months
================================================================================

      Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the ten year holding period is 97.1 percent. Including our overall vacancy/global credit loss allowance estimated at 3.0 percent, the implied overall occupancy rate of the subject property over the ten year holding period is
      95.6 percent.

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of these data sets.

================================================================================


                                      -49-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================
                                                  Income Capitalization Approach

      As can be seen, historic operating expenses at the subject property from 1994 through 1996 ranged from $3.83 to $4.11 per square foot. Current ownership budgets operating expenses at $4.35 per square foot for 1997. In the initial year of the investment holding period, we project operating expenses to be $4.75 per square foot at the subject property based upon the following:

            Real Estate Taxes - This item is sensitive to a specific local jurisdiction so that a direct comparison with those expense data available from the market is not possible. However, in the Real Estate Tax and Assessments section of this report, we document the level of assessment on the subject building. In the initial year of the investment, the cost of real estate taxes associated with 7535 Windsor Drive was projected to be $72,317.

            Insurance - The history of the subject and the data available from our files indicate an extremely tight range for this expense item on a square foot basis. Therefore, we have stabilized the insurance expense at $20,378 or $0.16 per square foot for this analysis.

            Repairs & Maintenance - This expense category includes the annual cost to maintain the facility with supplies and labor. Historically, these costs have ranged from $0.33 to 0.35 per square foot, but are expected to increase dramatically in the coming year as many of these tasks had been handled as a part of exterior capital improvements made over the past several years. In the initial year of investment, repairs and maintenance expense is projected at $0.56 per square foot, which is more indicative of a stabilized level for this item.

            Common Area Utilities - This expense category typically includes energy to operate the facility plus water and sewer charges. Historically, utilities expense has ranged from $0.45 to $0.58 per square foot. The owner's 1997 projection for the utilities expense is $.50 per square foot. In the initial year of the investment, a utilities expense was projected to be $.56 per square foot.

            Cleaning - This expense category typically includes the cost for daily janitorial services including supplies. The cost of this item is historically low as the building's largest tenant, Air Products and Chemicals, cleans their space. This is reflected in our initial year projection, which is equivalent to $.46 per square foot of rentable area. This is projected to change upon expiration of the aforementioned lease to a more market oriented level based upon a current cost of $.75 per square foot of rentable area.

            Outside Contracts - At properties like the subject, it is necessary to engage outside contractors for services that include landscaping, snow removal and trash removal. According to ownership, costs associated with outside contracts has historically ranged from $0.51 to $0.55 per square foot of building area. In addition, ownership has budgeted $0.43 for 1997. In the initial year of the investment, we have projected outside contracts to be $0.45 per square foot.

================================================================================


                                      -50-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

            Management and Administrative - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.38 to $0.47 per square foot of rentable building area. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.50 per square foot of building area respectively. Additionally, ownership in course of operations, will incur administrative cost such as salaries, legal and auditing fees etc. As a result we have projected in addition to a management burden, $0.77 per square foot in the initial year of the investment for general administrative costs. Although appearing high, we are informed that this is closer to the level expected to be incurred in the coming year.

            Other - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, space planning, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.04 to $0.15 per square foot of rentable area. For this analysis, miscellaneous operating expenses are conservatively stabilized at $0.25 per rentable square foot of building area.

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - Other, non-operating expenses of the subject property are projected in this analysis from prevailing commission schedules, construction costs, and accepted practices. We have analyzed each item of capital expenditure in an attempt to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion and experience. The following is a discussion of the other, non-operating expenses incorporated into this analysis of the subject property.

            Tenant Alterations - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost to alter and re-decorate office space for a rollover tenant is estimated to be $7.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $12.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $1 1. 1 0 per square foot in the initial year of the investment holding period. The following is a presentation of these computations.

================================================================================


                                      -51-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

================================================================================
                            Tenant Improvements Costs
================================================================================
 Event       Probability      X        Unit Cost        =        Weighted Cost
================================================================================
Rollover         65%          X        $ 7.00/SF        =          $4.55/SF
Turnover         35%          X        $12.00/SF        =          $4.20/SF
--------------------------------------------------------------------------------
Total           100%          Average Weighted Time     =          $8.75/SF
================================================================================

            Leasing Commissions In estimating the appropriate stabilized leasing expense for the subject property, the same rollover/turnover probabilities as described above are utilized. The standard leasing commission for new tenants is 6 percent of the first year's rent, 5 percent of the second, 4 percent of the third and 3 percent of each succeeding year's contract rent, payable at lease commencement. Based upon an average five year lease term, leasing commissions are equal to 4.2 percent of total base rental income. The following is a summary of these computations.

================================================================================
                           Effective Leasing Commissions
                          Average Five Year Lease Term
                                Turnover Tenant
================================================================================
Lease Year       %            X        Commission       =        Weighted Rate
================================================================================
    1            20%          X           6%            =            1.20%
    2            20%          X           5%            =            1.00%
    3            20%          X           4%            =             .80%
    4            20%          X           3%            =             .60%
    5            20%          X           3%            =             .60%
--------------------------------------------------------------------------------
Total           100%          Effective Commission Rate =            4.20%
================================================================================

            For a tenant who elects to renew a lease, half of a commission is payable. On a weighted average basis, then, leasing commissions are equal to 2.84 percent of total effective base rental income over the term. The following is a presentation of these computations.

================================================================================
                           Leasing Commission Expense
================================================================================
 Event       Probability      X        Commission       =        Weighted Rate
================================================================================
Rollover         65%          X           2.1%          =            1.37%
Turnover         35%          X           4.2%          =            1.47%
--------------------------------------------------------------------------------
Total           100%          Average Weighted Time     =            2.84%
================================================================================

            Reserves - It is customary and prudent to set aside an amount annually for the replacement of short lived capital items such as roofs, parking lots, or mechanical equipment. In this analysis, we have projected an allowance for reserves of $0.10 per square foot of rentable building area which is typical in the local market place for a property like the subject. Reserves for replacements are therefore stabilized at $12,922.

      Other non-operating expenses are also forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. This too is consistent with the Cushman & Wakefield Investor Survey. Again, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

================================================================================


                                      -52-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Terminal Capitalization Rate - The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period.

================================================================================
                         Summary of Capitalization Rates
================================================================================
      Sale #                        Location                 Capitalization Rate
================================================================================
         1                  Lehigh Valley Office Commons           10.60%
                            Hanover Twp.
                            Northampton Co., PA
================================================================================
         2                  Newpointe                               9.48%
                            Hanover Twp.
                            Northampton Co., PA
================================================================================
         3                  Westfield Corporate Center             11.00%
                            South Whitehall Twp.
                            Lehigh Co., PA
================================================================================
         4                  Lehigh Valley Executive Campus          9.37%
                            Hanover Twp.
                            Lehigh Co., PA
================================================================================
         Terminal Capitalization Rate Selected                     11.00%
================================================================================

      Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys. Our survey indicates that terminal capitalization rates have ranged from 8.0 to 11.0 percent. Based on our most recent experience, we have found little variance between going in and terminal rates. For this analysis, it is our projection that the subject property would most likely be sold at the end of the 11th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. The holding period is extended by one year to allow the property to restabilize from a major lease turnover and provide for an optimal sale. The 12th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. It is projected, then, that a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $17,226,000 or $133.30 per square foot of building area.

================================================================================


                                      -53-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Transaction Costs - From the projected $17,226,000 reversion to an investor in the subject property, we have deducted a total of $516,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 3 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $16,710,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - In our valuation, we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various rates of return (yield rates) currently required by investors for similar quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future benefits (cash flow and reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents. The entire survey is included among the Addenda to this report.

================================================================================
                           AUTUMN 1996 INVESTOR SURVEY
                          FOR SUBURBAN OFFICE BUILDINGS
================================================================================
                   GOING-IN          TERMINAL             IRR
--------------------------------------------------------------------------------
                Low      High      Low     High      Low      High
================================================================================
       Mean     8.80%    9.50%     9.30%   9.90%     11.2%    11.6%
--------------------------------------------------------------------------------
       Range    8.00%    11.0%     8.00%   11.0%     10.0%    13.0%
================================================================================

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy. Risk is also dependent on investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market; the supply and demand for the property type within the market; and the effective age of the property.

================================================================================


                                      -54-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

      Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria presented here. Thus, we have discounted the projected future pre-tax cash flows to be received by an investor in the subject property to a present value so as to yield
      11.0 percent to 12.0 percent on capital at 25 basis point intervals over the holding period. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
      Discount Rate     Present Worth       Unit Rate       Overall Rate
================================================================================
          11.00%         $11,903,000        $92.11/SF          10.15%
          11.25%         $11,700,000        $90.54/SF          10.33%
          11.50%         $11,501,000        $89.00/SF          10.50%
          11.75%         $11,307,000        $87.50/SF          10.68%
          12.00%         $11,118,000        $86.04/SF          10.87%
================================================================================

      Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $11,118,000 to $11,903,000. Considering the quality of the tenant roster in place at the subject, we believe a discount rate which falls toward the mid-point of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $11,501,000 which we round to $11,500,000 as an indication of market value for 7535 Windsor Drive via the Income Capitalization Approach.

      This indication of value produces an implied "going-in" overall capitalization rate of 10.50 percent based upon the initial years net operating income of $1,208,123. Additionally, based upon a market value of $11,500,000 and a projected future gross reversionary value of approximately $17,226,000, a compound annual rate of appreciation of 3.74 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 61 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

================================================================================


                                      -55-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   20004 - 7450 TILGHMAN STREET #2
                                                       ANNUAL CASH FLOW REPORT
                                                    BEGINNING 7/1/97 FOR 14 YEARS

                       FY1998     FY1999      FY2000      FY2OO1      FY2002      FY2003      FY2004      FY2005      FY2006
INCOME

MINIMUM RENT:
GROSS RENTS           559,688     846,598   1,060,004   1,078,555   1,097,428   1,122,912   1,217,456   1,255,320   1,277,288
LESS LAG VACANCY            0           0           0           0           0     (51,218)   (155,448)          0           0
                      -------     -------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL MINIMUM RENT    559,688     846,598   1,060,004   1,078,555   1,097,428   1,071,694   1,062,008   1,255,320   1,277,288

RECOVERIES:
OPERATING EXPENSES    104,244     254,875     323,388     334,708     346,424     343,351     324,976     384,084     397,528
                      -------     -------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL RECOVERIES      104,244     254,875     323,388     334,708     346,424     343,351     324,976     384,084     397,528
                      -------     -------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

GROSS RENTAL
  INCOME              663,932   1,101,473   1,383,392   1,413,263   1,443,852   1,415,045   1,386,984   1,639,404   1,674,816
CREDIT LOSS           (19,918)    (33,044)    (41,502)    (42,398)    (43,316)    (42,451)    (41,609)    (49,182)    (50,244)
                      -------     -------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL INCOME          644,014   1,068,429   1,341,890   1,370,865   1,400,536   1,372,594   1,345,375   1,590,222   1,624,572

EXPENSES
COMMON UTILITIES       12,500      25,438      26,328      27,249      28,203      29,190      30,212      31,269      32,364
INSURANCE               7,752      15,263      15,797      16,350      16,922      17,514      18,127      18,762      19,418
MANAGEMENT FEE         50,875      52,656      54,499      56,406      58,380      60,424      62,538      64,727      66,993
REAL ESTATE TAXES     113,679     117,658     121,776     126,038     130,449     135,015     139,741     144,632     149,694
CLEANING               14,555      54,726      81,748      84,609      87,570      84,873      86,057      95,103     100,489
MAINTENANCE             2,035       2,106       2,180       2,256       2,335       2,417       2,502       2,589       2,680
OUTSIDE CONTRACTS           0           0           0           0           0           0           0           0           0
ADMINISTRATIVE         12,938      20,350      21,062      21,799      22,562      23,352      24,169      25,015      25,891
OTHER                   5,000       5,088       5,266       5,450       5,641       5,838       6,042       6,254       6,473
                      -------     -------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL EXPENSES        219,334     293,285     328,656     340,157     352,062     358,623     369,388     388,351     404,002
                      -------     -------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
NET OPERATING
  INCOME              424,680     775,144   1,013,234   1,030,708   1,048,474   1,013,971     975,987   1,201,871   1,220,570

ALTERATIONS           321,368     975,351           0           0           0     278,311     844,674           0           0
COMMISSIONS            66,992     203,320           0           0           0      39,782     120,739           0           0
RESERVES               10,000      10,350      10,712      11,087      11,475      11,877      12,293      12,723      13,168
                      -------     -------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
CASH FLOW              26,320    (413,877)  1,002,522   1,019,621   1,036,999     684,001      (1,719)  1,189,148   1,207,402

                          FY2007      FY2008      FY2009      FY2010      FY2011
INCOME
MINIMUM RENT:
GROSS RENTS             1,299,641   1,324,870   1,433,808   1,499,490   1,525,730
LESS LAG VACANCY                0     (30,416)   (216,107)          0           0
                        ---------   ---------   ---------   ---------   ---------
TOTAL MINIMUM RENT      1,299,641   1,294,454   1,217,701   1,499,490   1,525,730

RECOVERIES:
OPERATING EXPENSES        411,440     416,816     376,628     456,172     472,140
                        ---------   ---------   ---------   ---------   ---------
TOTAL RECOVERIES          411,440     416,816     376,628     456,172     472,140
                        ---------   ---------   ---------   ---------   ---------

GROSS RENTAL
  INCOME                1,711,081   1,711,270   1,594,329   1,955,662   1,997,870
CREDIT LOSS               (51,332)    (51,338)    (47,830)    (58,670)    (59,936)
                        ---------   ---------   ---------   ---------   ---------
TOTAL INCOME            1,659,749   1,659,932   1,546,499   1,896,992   1,937,934

EXPENSES
COMMON UTILITIES           33,496      34,669      35,882      37,138      38,438
INSURANCE                  20,098      20,801      21,529      22,283      23,063
MANAGEMENT FEE             69,337      71,764      74,276      76,876      79,566
REAL ESTATE TAXES         154,933     160,356     165,968     171,777     177,789
CLEANING                  104,006     101,943     102,169     111,772     119,349
MAINTENANCE                 2,773       2,871       2,971       3,075       3,183
OUTSIDE CONTRACTS               0           0           0           0           0
ADMINISTRATIVE             26,797      27,735      28,706      29,710      30,750
OTHER                       6,699       6,934       7,176       7,428       7,688
                        ---------   ---------   ---------   ---------   ---------
TOTAL EXPENSES            418,139     427,073     438,677     460,059     479,826
                        ---------   ---------   ---------   ---------   ---------
NET OPERATING
  INCOME                1,241,610   1,232,859   1,107,822   1,436,933   1,458,108

ALTERATIONS                     0           0   1,345,322           0           0
COMMISSIONS                     0           0     192,304           0           0
RESERVES                   13,629      14,106      14,600      15,111      15,640
                        ---------   ---------   ---------   ---------   ---------
CASH FLOW               1,227,981   1,218,753    (444,404)  1,421,822   1,442,468

                                                  Income Capitalization Approach
================================================================================

      7450 Tilghman Street

      This property is a 100,000 square foot, single story, single tenant, Class A office building which is now 100 percent occupied by 1 tenant. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 7450 Tilghman Street to generate over a thirteen year time horizon. The holding period is extended due to the potential for having to release this building on a multi-tenanted basis should the current tenant leave at year end. These cash flows are based upon the following analysis:

      Base Rental Income - The existing lease contract at the subject property provides for the current tenant, Prudential to pay a net rent equivalent to $9.90 per square foot through year-end 1997. At that time, this lease expires. Additionally, Prudential will not require this space as it no longer has the AARP contract which was serviced here. Therefore, a potential investor in the subject property would anticipate the necessity of releasing the subject on a multi-tenanted basis.

      The rental data previously analyzed for 7535 Windsor Drive are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $10.50 per square foot on a net basis up to $15.50 per square foot on a gross basis plus electricity. After analyzing the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $10.00 per square foot on a net basis. Economic rent is forecasted to increase by 3.5 percent throughout the projection period.

Absorption

      At present, the subject is leased as described through December, 1997. In our analysis, we have projected that the vacated building will be absorbed over the next 12 months subsequent to this expiration. The following chart is a presentation of the absorption schedule which we have incorporated in our analysis. We believe this schedule reflects the thinking of a knowledgeable and realistic investor in the current environment and is consistent with the level of activity experienced at the subject property over the recent past.

================================================================================
                              7450 Tilghman Street
                          Projected Absorption Schedule
================================================================================
               Leased                          Rental      Annual
Tenant          Area       Date      Term       Rate      Increase    Expenses
================================================================================
Spec. 1       25,000 SF     4/98     5 yrs.    $10.35     50% CPI        Net
Spec. 2       25,000 SF     7/98     5 yrs.    $10.35     50% CPI        Net
Spec. 3       25,000 SF    10/98     5 yrs.    $10.71     50% CP1        Net
Spec. 4       25,000 SF     1/99     5 yrs.    $10.71     50% CPI        Net
================================================================================

      Expense Reimbursements - The tenants in a property like the subject are responsible for a pro rata share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

================================================================================


                                      -56-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         Historical Operating Statements

                               7450 Tilghman Street

Building NRA                        100,000 SF

                                    1994 Actual            1995 Actual             1996 Actual          BAP Budget 1997
                                    -----------            -----------             -----------          ----------------
Item                               Amount     Per SF     Amount      Per SF     Amount       Per SF      Amount     Per SF
==========================================================================================================================
Operating Revenues:
   Base Rents                   $ 990,000   $  9.90   $ 990,000     $ 9.90    $ 990,000     $ 9.90    $ 990,000    $ 9.90
   Rents from Affiliates              683      0.01         559       0.01         --         --           --        --
   Operating Escalation              --        --          --         --           --         --           --        --
   Hotel Operations                  --        --          --         --           --         --           --        --
   Marina Rentals                    --        --          --         --           --         --           --        --
   Other                              265      0.00        --         --           --         --           --        --
                                -----------------------------------------------------------------------------------------
   Total operating revenues     $ 990,948   $  9.91   $ 990,559     $ 9.91    $ 990,000     $ 9.90    $ 990,000    $ 9.90
                                -----------------------------------------------------------------------------------------

Operating expenses:
   Administrative and general:
   Management fees              $  19,814   $  0.20   $  19,811     $ 0.20    $  29,700     $ 0.30    $  29,700    $ 0.30
   Salaries                        10,095      0.10       3,508       0.04        4,454       0.04        4,440      0.04
   Other administrative             1,348      0.01       1,476       0.01        1,533       0.02        1,056      0.01
   Bad debts                         --                                                       --           --        --
   Professional services            1,208      0.01       4,535       0.05       10,605       0.11        2,192      0.02
   Utilities                         --        --          --         --           --         --           --        --
   Maintenace labor                  --        --          --         --           --         --           --        --
   Outside contracts               (1,357)    (0.01)         23       0.00       22,165       0.22           24      0.00
   Cleaning                           411      0.00        --         --           --         --           --        --
   Maintenance materials           14,302      0.14           5       0.00        2,554       0.03        2,000      0.02
   Real estate and other taxes       --        --          --         --            277       0.00         --        --
   Advertising                      3,745      0.04       3,022       0.03        2,385       0.02       19,752      0.20
   Lease expense, land               --        --          --         --           --         --            848      0.01
   Other                              227      0.00         126       0.00          115       0.00         --        --
                                -----------------------------------------------------------------------------------------
   Total operating expenses     $  49,793   $  0.50   $  32,506     $ 0.33    $  73,788     $ 0.74    $  60,012    $ 0.60
                                -----------------------------------------------------------------------------------------

                                -----------------------------------------------------------------------------------------
 NET OPERATING INCOME           $ 941,155   $  9.41   $ 958,053     $ 9.58    $ 916,212     $ 9.16    $ 929,988    $ 9.30
                                =========================================================================================
-------------------------------------------------------------------------------------------------------------------------

                                                  Income Capitalization Approach
================================================================================

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have reflected the single tenancy at the property as well as the tenant's direct payment of much of the operating costs associated with its ownership. Ownership budgets operating expenses at $.60 per square foot for 1997 assuming the presence of a single tenant under a similar lease structure. Given our releasing assumption, we project operating expenses, including taxes, to be $3.28 per square foot at the subject property on a stabilized basis. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Other Non-Operating Expenses - The initial cost to retrofit the building for multi-tenanted occupancy is projected to be $20.00 per square foot.
      As previously described herein, the weighted cost of tenant alterations is projected to be $8.75 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 13th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. An 11.0 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $13,255,000 or $132.55 per square foot of building area.

      Transaction Costs - From the projected $13,255,000 reversion to an investor in the subject property, we have deducted a total of $530,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $12,725,000 to be received by an investor in the subject property at the end of the holding period.

================================================================================


                                      -57-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                    20008 - 7055 AMBASSADOR ROAD
                                                       ANNUAL CASH FLOW REPORT
                                                    BEGINNING 7/1/97 FOR 13 YEARS

                     FY1998     FY1999     FY2000     FY2OO1     FY2002     FY2003     FY2004     FY2005     FY2006
INCOME

MINIMUM RENT:
GROSS RENTS          636,941    655,604    667,077    678,751    690,629    723,804    776,394    789,981    803,805
LESS LAG VACANCY    (108,634)         0          0          0          0   (129,022)         0          0          0
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   528,307    655,604    667,077    678,751    690,629    594,782    776,394    789,981    803,805

RECOVERIES:
OPERATING EXPENSES   116,073    143,892    148,208    152,655    157,234    134,560    166,810    171,814    176,968
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES     116,073    143,892    148,208    152,655    157,234    134,560    166,810    171,814    176,968

                     -------    -------    -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
INCOME               644,380    799,496    815,285    831,406    847,863    729,342    943,204    961,795    980,773
CREDIT LOSS          (19,331)   (23,985)   (24,459)   (24,942)   (25,436)   (21,880)   (28,296)   (28,854)   (29,423)
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         625,049    775,511    790,826    806,464    822,427    707,462    914,908    932,941    951,350

EXPENSES
INSURANCE             15,590     16,058     16,540     17,036     17,547     18,074     18,616     19,174     19,749
MANAGEMENT FEE        18,940     19,508     20,093     20,696     21,317     21,957     22,615     23,294     23,993
REAL ESTATE TAXES     66,194     68,180     70,225     72,332     74,502     76,737     79,039     81,411     83,853
MAINTENANCE           38,976     40,145     41,350     42,590     43,868     45,184     46,539     47,936     49,374
OTHER                  4,677      4,817      4,962      5,111      5,264      5,422      5,585      5,752      5,925
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES       144,377    148,708    153,170    157,765    162,498    167,374    172,394    177,567    182,894
                     -------    -------    -------    -------    -------    -------    -------    -------    -------

NET OPERATING
  INCOME             480,672    626,803    637,656    648,699    659,929    540,088    742,514    755,374    768,456

ALTERATIONS           54,997          0          0          0          0     63,757          0          0          0
COMMISSIONS           95,853          0          0          0          0    113,843          0          0          0
RESERVES              15,360     15,821     16,295     16,784     17,288     17,806     18,341     18,891     19,458
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
CASH FLOW            314,462    610,982    621,361    631,915    642,641    344,682    724,173    736,483    748,998

                        FY2007     FY2008       FY2009       FY2010

INCOME

MINIMUM RENT:
GROSS RENTS             817,872    844,708      919,430      935,521
LESS LAG VACANCY              0   (153,235)           0            0
                        -------    -------      -------      -------
TOTAL MINIMUM RENT      817,872    691,470      919,430      935,521

RECOVERIES:
OPERATING EXPENSES      182,278    155,992      193,378      199,180
                        -------    -------      -------      -------
TOTAL RECOVERIES        182,278    155,992      193,378      199,180

                        -------    -------      -------      -------
GROSS RENTAL
INCOME                1,000,150    847,462    1,112,808    1,134,701
CREDIT LOSS             (30,004)   (25,424)     (33,384)     (34,041)
                        -------    -------      -------      -------
TOTAL INCOME            970,146    822,038    1,079,424    1,100,660

EXPENSES
INSURANCE                20,342     20,952       21,581       22,228
MANAGEMENT FEE           24,712     25,454       26,217       27,004
REAL ESTATE TAXES        86,368     88,960       91,628       94,377
MAINTENANCE              50,855     52,380       53,952       55,570
OTHER                     6,103      6,286        6,474        6,668
                        -------    -------      -------      -------
TOTAL EXPENSES          188,380    194,032      199,852      205,847
                        -------    -------      -------      -------

NET OPERATING
  INCOME                781,766    628,006      879,572      894,813

ALTERATIONS                   0          0       73,911            0
COMMISSIONS                   0          0      135,209            0
RESERVES                 20,041     20,643       21,262       21,900
                        -------    -------      -------      -------
CASH FLOW               761,725    607,363      649,190      872,913

                                                  Income Capitalization Approach
================================================================================

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $6,726,000 to $7,341,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
      Discount Rate             Present Worth                  Unit Rate
================================================================================
          11.00%                 $7,341,000                   $73.41/SF
          11.25%                 $7,181,000                   $71.81/SF
          11.50%                 $7,025,000                   $70.25/SF
          11.75%                 $6,873,000                   $68.73/SF
          12.00%                 $6,726,000                   $67.26/SF
================================================================================

      Mindful of the relatively short remaining term of the existing lease in place at the subject, we believe a discount rate which falls toward the upper end of the range now required in the marketplace to be appropriate in this case. Using a 12 percent internal rate of return, our discounted cash flow model computes to a present worth of $6,726,000 which we round to $6,725,000 for an indication of market value for 7450 Tilghman Street via the Income Capitalization Approach. No meaningful "going-in" overall capitalization rate can be discerned.

      Additionally, based upon a market value of $6,725,000 and a projected future gross reversionary value of approximately $13,255,000, a compound annual rate of appreciation of 5.36 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 54 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

7055 Ambassador Drive

      This property is a 153,600 square foot single story warehouse which is occupied by a single tenant through year-end 1997 and will require releasing at that time. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 7055 Ambassador Drive to generate over a eleven year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The base rental income which an asset such as the subject property will generate for an investor reflects a review of the existing rent roll in conjunction with the rent now being paid for comparable space and services in the competitive open market. As mentioned, the existing lease at the subject property will expire at year-end 1997 and will require the owner to secure a tenant.

================================================================================


                                      -58-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      On the opposing page is a presentation of recent rental rates on light industrial warehouse space in the market area of the subject property. As can be seen from this summary, rental rates on space comparable to the subject range from $3.50 per square foot up to $4.66 per square foot on a triple net basis.

      Comparable Rental #1 represents a modern building within the Iron Run Corporate Center. This space within a multi-tenanted facility contains 14,585 square feet with minimal office space. This comparable rental was considered to be in a similar location; however physically, the comparable was regarded as inferior. Although much smaller than the subject, adjustment for this factor is more than offset by the subject's higher ceilings, superior loading, and superior overall condition. As a result of our comparison, only a slight negative adjustment was applied to this comparable rental.

      Comparable Rental #2 is also within the Iron Run Corporate Center. This is a one year renewal of an existing tenancy within a multi-tenanted building. Negative adjustment is considered to account for the motivation of the tenant, which obtained a short term lease without having to incur moving expenses. No adjustment is necessary for location. However, the subject is more modern than the comparable and in superior overall condition. As a result of our comparison, a negative adjustment was applied to this comparable rental.

      Comparable Rental #3 also represents a modern building within the Iron Run Corporate Center A positive adjustment to this datum is necessary to account for improving market conditions since the date of the lease. This space is located within a modern facility considered comparable to the subject in terms of age and size. It has less finished area, however. As a result of our comparison, a positive adjustment was applied to this comparable rental.

      Comparable Rental #4 is a modern building a short distance to the south of Iron Run Corporate Center. It is a portion of a larger facility which provides modern, high bay warehouse space such as the subject. It is, however, considered inferior with respect to construction quality. As a result of our comparison, a nominal positive adjustment was considered appropriate.

      In addition to analyzing actual lease transactions outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that free rent was no longer being given in the local marketplace. Tenant improvements in industrial space in the local marketplace are very limited and range from nothing up to $1.00 per square foot depending on the size of the tenant and the duration of the lease.

      After considering the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $4.10 per square foot on a triple net basis. This rent would increase at 50 percent of the CPI over the term, which is consistent with market practice. Additionally, the tenant would also be entitled to improvements up to $.50 per square foot of rentable building area.

================================================================================


                                      -59-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         Historical Operating Statements

                              7055 Ambassador Drive

Building NRA                        153,600 SF

                                    1994 Actual            1995 Actual             1996 Actual          BAP Budget 1997
                                    -----------            -----------             -----------          ----------------
Item                               Amount     Per SF     Amount      Per SF     Amount       Per SF      Amount     Per SF
==========================================================================================================================
Operating Revenues:
   Base Rents                   $ 576,000   $  3.75   $ 591,360     $  3.85   $ 606,720     $  3.95   $ 622,080    $  4.05
   Rents from Affiliates              932      0.01         932        0.01        --                                 --
   Operating Escalation             6,480      0.04      17,741        0.12     133,862        0.87     130,284       0.85
   Hotel Operations                  --                                                        --          --         --
   Marina Rentals                    --                                                        --          --         --
   Other                                9      0.00        --          --           124        0.00         174       0.00
                                ------------------------------------------------------------------------------------------
   Total operating revenues     $ 583,421   $  3.80   $ 610,033     $  3.97   $ 740,706     $  4.82   $ 752,538    $  4.90
                                ------------------------------------------------------------------------------------------

Operating expenses:
   Administrative and general:
   Management fees              $   9,360   $  0.06   $  17,741     $  0.12   $  18,202     $  0.12   $  18,660    $  0.12
   Salaries                         1,766      0.01       6,572        0.04       7,422        0.05       7,392       0.05
   Other administrative             4,197      0.03      (8,955)      (0.06)      8,681        0.06       7,848       0.05
   Bad debts                          157      0.00       2,859        0.02        --          --          --         --
   Professional services               20      0.00         521        0.00       2,778        0.02         812       0.01
   Utilities                          245      0.00      (1,177)      (0.01)        851        0.01         980       0.01
   Maintenace labor                   (40)    (0.00)       --          --           (17)      (0.00)        677       0.00
   Outside contracts                  585      0.00         260        0.00      31,942        0.21      25,812       0.17
   Cleaning                          --                                                                               --
   Maintenance materials            1,741      0.01       5,976        0.04       4,611        0.03       3,708       0.02
   Real estate and other taxes       --        --          --          --        43,946        0.29      64,716       0.42
   Advertising                        566      0.00       1,340        0.01       1,160        0.01       2,055       0.01
   Lease expense, land               --        --          --          --          --          --         1,413       0.01
   Other                              174      0.00         201        0.00         191        0.00        --         --
                                ------------------------------------------------------------------------------------------
   Total operating expenses     $  18,771   $  0.12   $  25,338     $  0.16   $ 119,668     $  0.78   $ 134,073    $  0.87
                                ------------------------------------------------------------------------------------------

                                ------------------------------------------------------------------------------------------
NET OPERATING INCOME            $ 564,650   $  3.68   $ 584,695     $  3.81   $ 621,038     $  4.04   $ 618,465    $  4.03
                                ==========================================================================================
==========================================================================================================================

                                                  Income Capitalization Approach
================================================================================

      Market rent is forecasted to increase at an average annual rate of 3.5 percent throughout the holding period. This forecast of income growth rates reflects typical investor expectations as noted in the Cushman & Wakefield Investor Survey which is among the Addenda to this report.

      Absorption - At year-end, the existing lease over the subject expires. The potential for renewal by the existing tenant does exist. however. Given this, we have applied a renewal probability of 35 percent, consistent with our assumptions in this regard described previously.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenant in a property like the subject is responsible for certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of the historical operating expenses for the subject building. The following is a brief summary of the projected expenses for the subject property.

            Real Estate Taxes - In the Real Estate Tax and Assessments section of this report, we document the level of assessment for each of the subject buildings that make up the subject property. In the initial year of investment, (FY 1997), the real estate tax expense for 7055 Ambassador Drive is estimated to be $66,194 or $0.43.

            Insurance - Based upon historical experience, the cost for hazard and liability insurance ranged from $.03 to $.05 per square foot. In this analysis, we have stabilized insurance expense at $15,590 in the first year of the investment or $0.10 per square foot for this analysis.

            Common Area Charges - This expense category includes all common building and yard maintenance such as lawn service and trash collection that the landlord contracts and the tenant reimburses. Due to the age and condition of the building in the initial year of investment, (FY 1997), the common area charges expense is estimated at $0.25 per square foot of gross building area.

================================================================================


                                      -60-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach

            Management - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.06 to $0.12 per square foot of rentable building area. It must be noted that the this building was managed as part of a portfolio and ownership was able to capitalize on economies of scale. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.12 per square foot of building area.

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, professional fees, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.03 per rentable square foot of building area.

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - Other, non-operating expenses of the subject property are projected in this analysis from prevailing commission schedules, construction costs, and accepted practices. We have analyzed each item of capital expenditure in an attempt to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion and experience. The following is a discussion of the other, non-operating expenses incorporated into this analysis of the subject property.

            Tenant Alterations - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost associated with tenant improvements at tenant rollover is estimated to be $0.25 per square foot while that to prepare space for a new turnover tenant is estimated to be $0.50 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $0.34 per square foot in the initial year of the investment holding period.

            Leasing Commissions - On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. This calculation was exhibited previously.

================================================================================


                                      -61-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

            Reserves - It is customary and prudent to set aside an amount annually for the replacement of short lived capital items such as roofs, parking lots, or mechanical equipment. In this analysis, we have projected an allowance for reserves of $0.10 per square foot of rentable building area which is typical in the local market place for a property like the subject. Reserves for replacements are therefore stabilized at $15,360.

      Other non-operating expenses are also forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. This too is consistent with the Cushman & Wakefield Investor Survey. Again, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Terminal Capitalization Rate - The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period.

================================================================================
                      Investment Grade Industrial Properties
                         Summary of Capitalization Rates
================================================================================
Sale #            Location                      Date           Capitalization
                                                                     Rate
================================================================================
  1      904-34 Marcon Boulevard
         Lehigh Valley Industrial Park III      7/96                11.00%
         Hanover Township
         Lehigh County, PA
--------------------------------------------------------------------------------
  2      6813, 6829, 6831 Ruppsville Road
         7663 Industrial Boulevard              2/96                10.20%
         Upper Macungie Township
         Bucks County, PA
--------------------------------------------------------------------------------
  4      7620 Cetronia Road
         Upper Macungie Township                5/95                 9.89%
         Lehigh County, PA
================================================================================
Terminal Capitalization Rate Selected                               11.00%
================================================================================

      For this analysis, it is our projection that the subject property would most likely be sold at the end of the 11th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. The 12th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $7,996,000 or $52.06 per square foot of building area.

================================================================================


                                      -62-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Transaction Costs - From the projected $7,996,000 reversion to an investor in the subject property, we have deducted a total of $320,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $7,676,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - In our valuation, we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various rates of return (yield rates) currently required by investors for similar quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future benefits (cash flow and reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents. The entire survey is included among the Addenda to this report.

================================================================================
                       AUTUMN 1996 WINTER INVESTOR SURVEY
                              FOR INDUSTRIAL BUILDINGS
================================================================================
                         GOING-IN           TERMINAL             IRR
--------------------------------------------------------------------------------
                      Low       High      Low      High     Low       High
--------------------------------------------------------------------------------
              Mean    8.90%     9.40%     9.70%    10.7%    11.5%     11.5%
--------------------------------------------------------------------------------
              Range   8.50%     9.50%     9.50%    11.0%    11.0%     12.0%
================================================================================

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy. Risk is also dependent on investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market; the supply and demand for the property type within the market; and the effective age of the property.

================================================================================


                                      -62-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

      Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria presented here. Thus, we have discounted the projected future pre-tax cash flows to be received by an investor in the subject property to a present value so as to yield
      11.0 percent to 12.0 percent on capital at 25 basis point intervals over the holding period. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
                                                           Stabilized Overall
       Discount Rate   Present Worth        Unit Rate            Rate
================================================================================
           11.00%        $6,073,000         $39.54/SF           10.32%
           11.25%        $5,969,000         $38.86/SF           10.50%
           11.50%        $5,868,000         $38.20/SF           10.68%
           11.75%        $5,769,000         $37.56/SF           10.87%
           12.00%        $5,673,000         $36.93/SF           11.05%
================================================================================

      Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $5,673,000 to $6,073,000. Although the existing lease at the subject property expires in the near future, the potential for renewal exists. Therefore, we believe that discount rate which falls toward the middle of the range now required in the marketplace to be appropriate in this case. Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $5,869,000 which we round to $5,900,000 as an indication of market value for 7055 Ambassador Drive via the Income Capitalization Approach.

      This indication of value produces an implied stabilized "going-in" overall capitalization rate of 10.62 percent based upon the initial stabilized year's net operating income of $626,803. The implied "going-in" overall capitalization rate is above the parameters set by the above investors survey due to lag vacancy incurred during the initial year. Additionally, based upon a market value of $5,900,000 and a projected future gross reversionary value of approximately $7,996,000, a compound annual rate of appreciation of 2.80 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 56 percent of the expected yield is from cash flows while the balance is attributable to property reversion. This percentage falls within the generally accepted relevant range of most current real estate investors.

================================================================================


                                      -64-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   20010 - 6755 SNOWDRIFT DRIVE
                                                      ANNUAL CASH FLOW REPORT
                                                   BEGINNING 7/1/97 FOR 11 YEARS

                     FY1998     FY1999     FY2000     FY2OO1     FY2002     FY2003     FY2004     FY2005     FY2006
INCOME

MINIMUM RENT:
GROSS RENTS          468,750    481,250    500,548    528,177    537,420    546,825    556,394    574,652    625,484
LESS LAG VACANCY           0          0    (87,774)         0          0          0          0   (104,248)         0
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   468,750    481,250    412,774    528,177    537,420    546,825    556,394    470,404    625,484

RECOVERIES:
OPERATING EXPENSES   116,316    120,387    103,476    128,961    133,475    138,146    142,981    122,897    153,165
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES     116,316    120,387    103,476    128,961    133,475    138,146    142,981    122,897    153,165

                     -------    -------    -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              585,066    601,637    516,250    657,138    670,895    684,971    699,375    593,301    778,649
CREDIT LOSS          (17,552)   (18,049)   (15,487)   (19,714)   (20,127)   (20,549)   (20,981)   (17,799)   (23,359)
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         567,514    583,588    500,763    637,424    650,768    664,422    678,394    575,502    755,290

EXPENSES
INSURANCE             12,719     13,164     13,625     14,102     14,595     15,106     15,635     16,182     16,748
MANAGEMENT FEE        15,263     15,797     16,350     16,922     17,514     18,127     18,762     19,418     20,098
REAL ESTATE TAXES     55,266     57,200     59,202     61,274     63,418     65,638     67,935     70,313     72,774
MAINTENANCE           25,438     26,328     27,249     28,203     29,190     30,212     31,269     32,364     33,496
ADMINISTRATIVE         7,631      7,898      8,175      8,461      8,757      9,064      9,381      9,709     10,049
OTHER                  3,816      3,949      4,087      4,230      4,379      4,532      4,690      4,855      5,024
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES       120,133    124,336    128,688    133,192    137,853    142,679    147,672    152,841    158,189
                     -------    -------    -------    -------    -------    -------    -------    -------    -------

NET OPERATING
 INCOME              447,381    459,252    372,075    504,232    512,915    521,743    530,722    422,661    597,101

ALTERATIONS                0          0     46,774          0          0          0          0          0     55,553
COMMISSIONS                0          0     77,447          0          0          0          0          0     91,982
RESERVES               6,250      6,469      6,695      6,929      7,172      7,423      7,683      7,952      8,230
                     -------    -------    -------    -------    -------    -------    -------    -------    -------
CASH FLOW            441,131    452,783    241,159    497,303    505,743    514,320    523,039    414,709    441,336


INCOME                 FY2007     FY2008

MINIMUM RENT:
GROSS RENTS            636,430    647,568
LESS LAG VACANCY             0          0
                       -------    -------
TOTAL MINIMUM RENT     636,430    647,568

RECOVERIES:
OPERATING EXPENSES     158,526    164,074
                       -------    -------
TOTAL RECOVERIES       158,526    164,074

                       -------    -------
GROSS RENTAL
 INCOME                794,956    811,642
CREDIT LOSS            (23,849)   (24,349)
                       -------    -------
TOTAL INCOME           771,107    787,293

EXPENSES
INSURANCE               17,334     17,941
MANAGEMENT FEE          20,801     21,529
REAL ESTATE TAXES       75,321     77,957
MAINTENANCE             34,669     35,882
ADMINISTRATIVE          10,401     10,765
OTHER                    5,200      5,382
                       -------    -------
TOTAL EXPENSES         163,726    169,456
                       -------    -------

NET OPERATING
 INCOME                607,381    617,837

ALTERATIONS                  0          0
COMMISSIONS                  0          0
RESERVES                 8,518      8,816
                       -------    -------
CASH FLOW              598,863    609,021

                         Historical Operating Statements

                               6755 Snowdrift Road

Building NRA            125,000 SF

                                      1994 Actual             1995 Actual             1996 Actual        BAP Budget 1997
                                 --------------------      ------------------     -------------------  ------------------
Item                                Amount    Per SF        Amount   Per SF         Amount   Per SF      Amount   Per SF
-------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Base Rents                   $      745   $  0.01      $ 112,746  $  0.90     $ 423,000   $  3.38  $ 462,504  $  3.70
    Rents from Affiliates                --        --             --       --            --        --         --       --
    Operating Escalation                 --        --             --       --        89,437      0.72    103,548     0.83
    Hotel Operations                     --        --             --       --            --        --         --       --
    Marina Rentals                       --        --             --       --            --        --         --       --
    Other                                --        --             --       --           834      0.01         --       --
                                -----------------------------------------------------------------------------------------
    Total operating revenues     $      745   $  0.01      $ 112,746  $  0.90     $ 513,271   $  4.11  $ 566,052  $  4.53
                                -----------------------------------------------------------------------------------------

Operating expenses:
    Administrative and general:
     Management fees             $       --   $    --      $  13,155  $  0.11     $  13,500   $  0.11  $  13,872  $  0.11
     Salaries                            --        --          5,257     0.04         5,938      0.05      5,913     0.05
     Other administrative             1,920      0.02          1,803     0.01         7,647      0.06      7,056     0.06
    Bad debts                            --        --             --       --            --        --         --       --
    Professional services             3,582      0.03            685     0.01         3,058      0.02        552     0.00
    Utilities                        35,532      0.28          1,058     0.01           481      0.00        584     0.00
    Maintenance labor                   211      0.00            656     0.01            --        --        574     0.00
    Outside contracts                10,906      0.09            271     0.00        25,916      0.21     19,860     0.16
    Cleaning                            338      0.00             --       --            --        --         --       --
    Maintenance materials                --        --             --       --         1,667      0.01      1,767     0.01
    Real estate and other taxes      51,816      0.41             --       --        35,655      0.29     53,327     0.43
    Advertising                       5,634      0.05          1,072     0.01         1,045      0.01         --       --
    Lease expense, land                  --        --             --       --            --        --      1,131     0.01
    Other                               649      0.01            187     0.00           153      0.00         --       --
                                -----------------------------------------------------------------------------------------
    Total operating expenses     $  110,588   $  0.88      $  24,144  $  0.19     $  95,060   $  0.76  $ 104,636  $  0.84
                                -----------------------------------------------------------------------------------------
                                -----------------------------------------------------------------------------------------
NET OPERATING INCOME             $ (109,843)  $ (0.88)(1)  $  88,602  $  0.71(1)  $ 418,211   $  3.35  $ 461,416  $  3.69
                                =========================================================================================
-------------------------------------------------------------------------------------------------------------------------

Note:(1) Existing tenant vacated the premises mid-year 1994. Day Timers leased 125,000-square-foot space in January 1995.

                                                  Income Capitalization Approach
================================================================================

6755 Snowdrift Road

      This property is a 125,000 square foot single story warehouse building which is now 100 percent occupied by one tenant. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 6755 Snowdrift Road to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The existing lease contract at the subject property provides a current base rental income of $3.70 per square foot of gross building area increasing by $.10 per square foot per year over the remaining term. A copy of the rent roll over the subject property is included among the Addenda to this report.

      The rental data previously analyzed for 7055 Ambassador Drive are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $3.50 per square foot up to $4.66 per square foot on a net basis. After analyzing the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for the subject is $3.80 per square foot on a net basis. Economic rent is forecasted to increase by
      3.5 percent throughout the projection period.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenant in a property like the subject is responsible for certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of the historical operating expenses for the subject building. The following is a brief summary of the projected expenses for the subject property.

            Real Estate Taxes - In the Real Estate Tax and Assessments section of this report, we document the level of assessment for each of the subject buildings that make up the subject property. In the initial year of investment, (FY 1997), the real estate tax expense for 6755 Snowdrift Road is estimated to be $55,266 or $0.44.

            Insurance - Based upon historical experience, the cost for hazard and liability insurance has ranged from $.01 to $.02 per square foot, which appears inordinately low. We have stabilized insurance expense at $12,719 in the first year of the investment or $0.10 per square foot.

================================================================================


                                      -65-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         Historical Operating Statements

                               6755 Snowdrift Road

Building NRA         125,000 SF

                                      1994 Actual              1995 Actual              1996 Actual        BAP Budget 1997
                                 --------------------       -----------------       ------------------   ------------------
Item                                Amount    Per SF         Amount   Per SF          Amount   Per SF      Amount   Per SF
---------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Base Rents                   $      745   $  0.01       $112,746  $  0.90       $ 423,000  $  3.38   $ 462,504  $  3.70
    Rents from Affiliates                --        --             --       --              --       --          --       --
    Operating Escalation                 --        --             --       --          89,437     0.72     103,548     0.83
    Hotel Operations                     --        --             --       --              --       --          --       --
    Marina Rentals                       --        --             --       --              --       --          --       --
    Other                                --        --             --       --             834     0.01          --       --
                                -------------------------------------------------------------------------------------------
    Total operating revenues     $      745   $  0.01       $112,746  $  0.90       $ 513,271  $  4.11   $ 566,052  $  4.53
                                -------------------------------------------------------------------------------------------

Operating expenses:
    Administrative and general:
     Management fees             $       --   $    --       $ 13,155  $  0.11       $  13,500  $  0.11   $  13,872  $  0.11
     Salaries                            --        --          5,257     0.04           5,938     0.05       5,913     0.05
     Other administrative             1,920      0.02          1,803     0.01           7,647     0.06       7,056     0.06
    Bad debts                            --        --             --       --              --       --          --       --
    Professional services             3,582      0.03            685     0.01           3,058     0.02         552     0.00
    Utilities                        35,532      0.28          1,058     0.01             481     0.00         584     0.00
    Maintenance labor                   211      0.00            656     0.01              --       --         574     0.00
    Outside contracts                10,906      0.09            271     0.00          25,916     0.21      19,860     0.16
    Cleaning                            338      0.00             --       --              --       --          --       --
    Maintenance materials                --        --             --       --           1,667     0.01       1,767     0.01
    Real estate and other taxes      51,816      0.41             --       --          35,655     0.29      53,327     0.43
    Advertising                       5,634      0.05          1,072     0.01           1,045     0.01          --       --
    Lease expense, land                  --        --             --       --              --       --       1,131     0.01
    Other                               649      0.01            187     0.00             153     0.00          --       --
                                -------------------------------------------------------------------------------------------
    Total operating expenses     $  110,588   $  0.88       $ 24,144  $  0.19       $  95,060  $  0.76   $ 104,636  $  0.84
                                -------------------------------------------------------------------------------------------
                                -------------------------------------------------------------------------------------------
NET OPERATING INCOME             $ (109,843)  $ (0.88)(1)   $ 88,602  $  0.71(1)    $ 418,211  $  3.35   $ 461,416  $  3.69
                                ===========================================================================================
---------------------------------------------------------------------------------------------------------------------------

Note:(1) Existing tenant vacated the premises Mid-year 1994. Day Timers leased 125,000-square-foot space in January 1995.

                                                  Income Capitalization Approach
================================================================================

            Common Area Charges - This expense category includes all common building and yard maintenance such as lawn service and trash collection that the landlord contracts and the tenant reimburses. Due to the age and condition of the building in the initial year of investment, (FY 1997), the common area charges expense is estimated at $0.20 per square foot of gross building area, which is consistent with experience.

            Management - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.06 to $0.12 per square foot of rentable building area. It must be noted that the this building was managed as part of a portfolio and ownership was able to capitalize on economies of scale. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.12 per square foot of building area.

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, professional fees, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.03 per rentable square foot of building area.

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $0.34 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

================================================================================


                                      -66-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. An 11.0 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $5,617,000 or $44.94 per square foot of building area.

      Transaction Costs - From the projected $5,617,000 reversion to an investor in the subject property, we have deducted a total of $225,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $5,392,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $4,282,000 to $4,558,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
                                                       Stabilized Overall
      Discount Rate    Present Worth      Unit Rate          Rate
================================================================================
          11.00%        $4,558,000        $36.46/SF          9.81%
          11.25%        $4,487,000        $35.90/SF          9.97%
          11.50%        $4,417,000        $35.34/SF         10.13%
          11.75%        $4,349,000        $34.79/SF         10.29%
          12.00%        $4,282,000        $34.26/SF         10.45%
================================================================================

      Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $4,417,000 which we round to $4,400,000 as an indication of market value for 6755 Snowdrift Road via the Income Capitalization Approach.

================================================================================


                                      -67-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                           20011 - 7150 WINDSOR DRIVE
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/97 FOR 12 YEARS

                     FY1998     FY1999     FY2000     FY2001     FY2002     FY2003     FY2004
INCOME
------
MINIMUM RENT:
GROSS RENTS          424,517    447,065    466,725    481,527    494,727    504,676    520,207
LESS LAG VACANCY     (13,308)   (10,636)   (27,604)   (27,962)         0    (15,806)    (6,316)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   411,209    436,429    439,121    453,565    494,727    488,870    513,891

RECOVERIES:
OPERATING EXPENSES   117,793    122,270    121,856    126,208    137,103    136,555    143,599
                     -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES     117,793    122,270    121,856    126,208    137,103    136,555    143,599

                     -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              529,002    558,699    560,977    579,773    631,830    625,425    657,490
CREDIT LOSS          (15,870)   (16,761)   (16,829)   (17,393)   (18,955)   (18,763)   (19,725)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         513,132    541,938    544,148    562,380    612,875    606,662    637,765

EXPENSES
--------
INSURANCE              7,211      7,427      7,650      7,879      8,116      8,359      8,610
MANAGEMENT FEE        16,061     16,543     17,039     17,551     18,077     18,620     19,178
REAL ESTATE TAXES     42,624     43,903     45,220     46,576     47,974     49,413     50,895
OTHER                  1,019      1,050      1,081      1,114      1,147      1,181      1,217
COMMON AREA MAINT     55,918     57,596     59,324     61,104     62,937     64,825     66,769
                     -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES       122,833    126,519    130,314    134,224    138,251    142,398    146,669
                     -------    -------    -------    -------    -------    -------    -------
NET OPERATING
 INCOME              390,299    415,419    413,834    428,156    474,624    464,264    491,096

ALTERATIONS           43,707     34,758     82,597     75,031          0          0     50,668
COMMISSIONS           11,743      9,384     25,209     24,672          0          0     13,947
RESERVES               4,942      5,090      5,243      5,400      5,562      5,729      5,901
                     -------    -------    -------    -------    -------    -------    -------
CASH FLOW            329,907    366,187    300,785    323,053    469,062    458,535    420,580


                     FY2006     FY2007     FY2008     FY2009
INCOME
------
MINIMUM RENT:
GROSS RENTS          563,035    585,876    596,131    615,768
LESS LAG VACANCY     (33,210)         0          0    (18,774)
                     -------    -------    -------    -------
TOTAL MINIMUM RENT   529,825    585,876    596,131    596,994

RECOVERIES:
OPERATING EXPENSES   146,310    158,940    163,710    163,216
                     -------    -------    -------    -------
TOTAL RECOVERIES     146,310    158,940    163,710    163,216

                     -------    -------    -------    -------
GROSS RENTAL
 INCOME              676,135    744,816    759,841    760,210
CREDIT LOSS          (20,284)   (22,344)   (22,795)   (22,806)
                     -------    -------    -------    -------
TOTAL INCOME         655,851    722,472    737,046    737,404

EXPENSES
--------
INSURANCE              9,134      9,408      9,690      9,981
MANAGEMENT FEE        20,346     20,956     21,585     22,233
REAL ESTATE TAXES     53,995     55,615     57,283     59,001
OTHER                  1,291      1,330      1,370      1,411
COMMON AREA MAINT     70,836     72,961     75,150     77,404
                     -------    -------    -------    -------
TOTAL EXPENSES       155,602    160,270    165,078    170,030
                     -------    -------    -------    -------
NET OPERATING
 INCOME              500,249    562,202    571,968    567,374

ALTERATIONS                0     86,982          0     58,738
COMMISSIONS                0     29,302          0     16,565
RESERVES               6,260      6,448      6,642      6,841
                     -------    -------    -------    -------
CASH FLOW            493,989    439,470    565,326    485,230

                                                  Income Capitalization Approach

      This indication of value produces an implied "going-in" overall capitalization rate of 10.17 percent based upon the initial year's net operating income of $447,381. Additionally, based upon a market value of $4,400,000 and a projected future gross reversionary value of approximately $5,617,000, a compound annual rate of appreciation of 2.47 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 56 percent of the expected yield is from cash flows while the balance is attributable to property reversion. This percentage falls within the generally accepted relevant range of most current real estate investors.

      To this conclusion, we then add the value attributable to the excess land associated with this property. As noted, the existing improvements are expandable to 175,000 square feet and offer expansion land of approximately 3+/- acres for this purpose. We refer the reader to the subsequent Developmental Approach to the valuation of the vacant sites which comprise a part of the subject property. Here, we estimate the current value of land in Iron Run Corporate Center to be $100,000 per acre. Therefore, when added to the foregoing, a total value indicated by the Income Capitalization Approach is $4,700,000.

7150 Windsor Drive

      This property is a 49,420 square foot single story flex building which is 100 percent occupied by a four tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 7150 Windsor Drive to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The base rental income which an asset such as the subject property will generate for an investor reflects a review of the existing rent roll in conjunction with the rent now being paid for comparable space and services in the competitive open market.

      On the opposing page is a presentation of recent rental rates on highly finished flex type space in the market area of the subject property. As can be seen from this summary, rental rates on space comparable to the subject range from $6.75 per square foot up to $10.55 per square foot on a triple net basis.

      Comparable Leases #1 and #2 are built-to suit tenant areas within a facility in the City of Bethlehem. This facility is locationally inferior, but offers space which is physically similar to the subject. At the time of lease, the building was newly constructed, making it superior to the subject in this regard. Lease #1 was to have more elaborate interior finishes than found at the subject. Lease #2 offers a similar percentage of finished area to that the subject. Consideration is also given to the smaller size of each. Overall, varying degrees of negative adjustment to these lease rates is necessary.

      Comparable Lease #3 is a lease renewal involving a one story building situated in Lehigh Valley Industrial Park III, which lies several miles east of the subject property. Locationally, this property is considered slightly inferior to the subject, although it offers visibility from Route
      22. Although offering a comparable level of office finish than the subject, this property is significantly larger. Overall, a positive adjustment is warranted.

================================================================================


                                      -68-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

==============================================================================================================================
                                                                      Summary of Market Data
                                                                   Office/Service/Lab Leasing
==============================================================================================================================
                                                    Lessee                Leased              Lease                Annual
Lease #  Location                                                          Area               Term                 Rental
------------------------------------------------------------------------------------------------------------------------------

   1     Bethlehem Technology Center           Quantum Epitaxial        9,920+/- SF          5 years            $10.55/SF;
         25 East Second Street                   Designs, Inc.                              commencing           escalating
         City of Bethlehem                                                                January, 1994          2.5%/year
         Northampton County, PA                                                                                  over term.

   2     Bethlehem Technology Center           Bio-Med Sciences         5,460+/- SF          5 years             $7.50/SF;
         25 East Second Street                                                             commencing             escalating
         City of Bethlehem                                                                January, 1994           3.0%/year
         Northampton County, PA                                                                                   over term.

   3     794 Roble Road                        Day-Timers, Inc.        101,750+/- SF         5 years             $7.10/SF
         Lehigh Valley Industrial Park III                                                 commencing
         Hanover Township                                                                  June, 1996
         Lehigh County, PA


   4     3600 Horizon Drive                         Neotech            35,115+/- SF         10 years            $6.75/SF in
         Renaissance @ Gulph Mills                                                         commencing              Year 1
         Upper Merion Township                                                             June, 1996           increasing to
         Montgomery County, PA                                                                                    $8.00/SF
                                                                                                                 over term.

   5     781 Third Avenue                        Interdigital          50,600+/- SF          7 years             $7.50/SF
         King of Prussia Park                 Communication Corp.                          commencing
         Upper Merion Township                                                           September, 1995
         Montgomery County, PA


==============================================================================================================================

==========================================================================================================



==========================================================================================================

Lease #  Location                              Comments
----------------------------------------------------------------------------------------------------------

   1     Bethlehem Technology Center          This building was newly constructed. The leased area
         25 East Second Street                includes 41% office, 36% process area with clean rooms,
         City of Bethlehem                    with the balance being warehouse area and service
         Northampton County, PA               chases. The lease is structured on a net basis.

   2     Bethlehem Technology Center          This building was newly constructed. The leased area
         25 East Second Street                includes 42% office, 37% lab and production area, and
         City of Bethlehem                    21% warehouse. The lease is structured on a net basis.
         Northampton County, PA

   3     794 Roble Road                       This building was originally constructed in 1989 for a
         Lehigh Valley Industrial Park III    computer software firm.  It includes 67 percent office
         Hanover Township                     finish and semi-finished production area which is fully air
         Lehigh County, PA                    conditioned. This is a renewal of a lease dating from
                                              1991. It is structured on a net basis.

   4     3600 Horizon Drive                   This building was constructed in 1988. It includes 60%
         Renaissance @ Gulph Mills            finished office area and is fully sprinklered and air
         Upper Merion Township                conditioned. The balance of the space is semi-finished
         Montgomery County, PA                assembly area with dropped ceilings. It is structured on a net basis.

   5     781 Third Avenue                     This space is within a single story industrial building
         King of Prussia Park                 which was reskinned and entirely retrofitted in 1995. Of
         Upper Merion Township                the leased area, 50% is finished as office space, with the
         Montgomery County, PA                balance being finished assembly space. It is also 100%
                                              air conditioned.  The tenant ultimately purchased the
                                              building.
==========================================================================================================

                                                  Income Capitalization Approach
================================================================================

      Comparable Leases #4 and #5 involve recent leases on buildings in King of Prussia. Both are considered superior to the subject in terms of location. Lease #4 is in a physically similar property excepting that its construction quality is inferior to the subject. Overall, slight positive adjustment is made to this lease. Lease #5 is in an older building which was entirely renovated to suit the tenant. It is considered physically similar to the subject in terms of quality although the level of finish is less than that found in several of the tenant areas at the subject. A modest negative adjustment overall is warranted.

      In addition to analyzing actual lease transactions outside the property, leasing brokers were interviewed in an effort to ascertain competitive packages available in the marketplace today. Most brokers interviewed were of the opinion that free rent was no longer being given in the local marketplace. Tenant improvements in industrial space in the local marketplace are very limited and range from nothing up to $1.00 per square foot depending on the size of the tenant and the duration of the lease.

      After considering the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current economic rent for the tenant areas at the subject would be as follows:

================================================================================
                Tenant                                     Market Rate
--------------------------------------------------------------------------------
      Interior Workplace Solutions                           $8.00/SF
      Bell Atlantic                                          $9.00/SF
      Monsanto                                               $8.00/SF
      Linden Optical                                         $9.00/SF
      ICT Group                                              $10.00/SF
================================================================================

      All would be structured on a triple net basis. This rent would increase at 50 percent of the CPI over the term, which is consistent with local market practice. Additionally, a new tenant would also be entitled to improvements of up to $7.00 per square foot of rentable building area.

      Market rent is forecasted to increase at an average annual rate of 3.5 percent throughout the holding period. This forecast of income growth rates reflects typical investor expectations as noted in the Cushman & Wakefield Investor Survey which is among the Addenda to this report.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenant in a property like the subject is responsible for certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

================================================================================


                                      -69-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         Historical Operating Statements

                               7150 Windsor Drive

Building NRA            49,420 SF

                                      1994 Actual              1995 Actual              1996 Actual          BAP Budget 1997
                                 --------------------       -----------------       ------------------     ------------------
Item                                Amount    Per SF         Amount   Per SF          Amount   Per SF        Amount   Per SF
-----------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Base Rents                   $ 275,080   $  5.57       $ 258,325  $  5.23       $ 202,489  $  4.10     $ 202,489  $  4.10
    Rents from Affiliates          146,643      2.97         147,885     2.99         146,995     2.97       146,995     2.97
    Operating Escalation            20,755      0.42          96,723     1.96          98,312     1.99        98,312     1.99
    Hotel Operations                    --        --              --       --              --       --            --       --
    Marina Rentals                      --        --              --       --              --       --            --       --
    Other                              678      0.01             127     0.00              69     0.00            69     0.00
                                ---------------------------------------------------------------------------------------------
    Total operating revenues     $  43,156   $  8.97       $ 503,060  $ 10.18       $ 447,865  $  9.06     $ 447,865  $  9.06
                                ---------------------------------------------------------------------------------------------

Operating expenses:
    Administrative and general:
     Management fees             $   9,178   $  0.19       $  15,088  $  0.31       $  13,434  $  0.27     $  13,434  $  0.27
     Salaries                        9,116      0.18          13,144     0.27          14,844     0.30        14,844     0.30
     Other administrative            8,998      0.18           7,374     0.15          10,465     0.21        10,465     0.21
    Bad debts                          190      0.00            (217)   (0.00)                      --                     --
    Professional services               --        --           1,349     0.03             746     0.02           746     0.02
    Utilities                        4.765       010           6,879     0.14          13,138     0.27        13,138     0.27
    Maintenance labor                1,878      0.04              --       --             231     0.00           231     0.00
    Outside contracts                9,460      0.19          20,021     0.41          36,252     0.73        36,252     0.73
    Cleaning                            --        --             589     0.01             590     0.01           590     0.01
    Maintenance materials               --        --           1,984     0.04           2,963     0.06         2,963     0.06
    Real estate and other taxes         --        --          31,205     0.63          47,757     0.97        47,757     0.97
    Advertising                         --        --           9,150     0.19           2,071     0.04         2,071     0.04
    Lease expense, land                 --        --              --       --              --       --            --       --
    Other                            3,276      0.07             598     0.01             383     0.01           383     0.01
                                ---------------------------------------------------------------------------------------------
    Total operating expenses     $  46,861   $  0.95       $ 107,164  $  2.17       $ 142,874  $  2.89     $ 142,874  $  2.89
                                ---------------------------------------------------------------------------------------------
                                ---------------------------------------------------------------------------------------------
NET OPERATING INCOME             $ 396,295   $  8.02       $ 395,896  $  8.01       $ 304,991  $  6.17(1)  $ 304,991  $  6.17
                                =============================================================================================
-----------------------------------------------------------------------------------------------------------------------------

Note: (1) Occupancy decreased to 80 percent from 100 percent during a portion of 1996.

                                                  Income Capitalization Approach
================================================================================

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of the historical operating expenses for the subject building. The following is a brief summary of the projected expenses for the subject property.

            Real Estate Taxes - In the Real Estate Tax and Assessments section of this report, we document the level of assessment for each of the subject buildings that make up the subject property. In the initial year of investment, (FY 1997), the real estate tax expense for 7150 Windsor Drive is estimated to be $42,624 or $0.86 per square foot.

            Insurance - Based upon historical experience, the cost for hazard and liability insurance ranged from $.15 to $.21 per square foot. In this analysis, we have stabilized insurance expense at $7,211 in the first year of the investment or about $0.15 per square foot for this analysis.

            Common Area Charges - This expense category includes all common building and yard maintenance such as lawn service and trash collection that the landlord contracts and the tenant reimburses. Due to the age and condition of the building in the initial year of investment, (FY 1997), the common area charges expense is estimated at $1.13 per square foot of gross building area, which is consistent with historical experience and budget projections for the coming year.

            Management - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.19 to $0.31 per square foot of rentable building area. It must be noted that the this building was managed as part of a portfolio and ownership was able to capitalize on economies of scale. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.32 per square foot of building area.

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, professional fees, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.02 per rentable square foot of building area, which is consistent with prior experience.

================================================================================


                                      -70-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - Other, non-operating expenses of the subject property are projected in this analysis from prevailing commission schedules, construction costs, and accepted practices. We have analyzed each item of capital expenditure in an attempt to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion and experience. The following is a discussion of the other, non-operating expenses incorporated into this analysis of the subject property.

            Tenant Alterations - Upon the expiration of a lease, it is our best estimate that there is a 65 percent probability of the existing tenant renewing their lease and a 35 percent probability that the existing tenant will vacate. The current cost associated with tenant improvements at tenant rollover is estimated to be $3.00 per square foot while that to prepare space for a new turnover tenant is estimated to be $7.00 per square foot. On average, then, the weighted cost of tenant alterations is projected to be $4.40 per square foot in the initial year of the investment holding period.

            Leasing Commissions - On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. This calculation was exhibited previously.

            Reserves - It is customary and prudent to set aside an amount annually for the replacement of short lived capital items such as roofs, parking lots, or mechanical equipment. In this analysis, we have projected an allowance for reserves of $0.10 per square foot of rentable building area which is typical in the local market place for a property like the subject. Reserves for replacements are therefore stabilized at $4,942.

      Other non-operating expenses are also forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. This too is consistent with the Cushman & Wakefield Investor Survey. Again, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

================================================================================


                                      -71-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Terminal Capitalization Rate - The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period.

================================================================================
                Investment Grade Industrial and Office Properties
                         Summary of Capitalization Rates
================================================================================
Sale #            Location                      Date           Capitalization
                                                                     Rate
================================================================================
  1      904-34 Marcon Boulevard
         Lehigh Valley Industrial Park III      7/96                11.00%
         Hanover Township
         Lehigh County, PA
--------------------------------------------------------------------------------
  2      6813, 6829, 6831 Ruppsville Road
         7663 Industrial Boulevard              2/96                10.20%
         Upper Macungie Township
         Bucks County, PA
--------------------------------------------------------------------------------
  3      7620 Cetronia Road
         Upper Macungie Township                5/95                 9.89%
         Lehigh County, PA
--------------------------------------------------------------------------------
  4      Lehigh Valley Office Commons
         87 S. Commerce Way                     7/96                10.60%
         Lehigh Valley Industrial Park IV
         Hanover Township
         Lehigh County, PA
--------------------------------------------------------------------------------
  5      Lehigh Valley Executive Campus
         Lehigh Valley Industrial Park IV       6/95                 9.37%
         Hanover Township
         Lehigh County, PA
================================================================================
Terminal Capitalization Rate Selected                               11.00%
================================================================================

      For this analysis, it is our projection that the subject property would most likely be sold at the end of the 11th year of the holding period for an amount equal to what would be the next years net operating income capitalized at an overall rate of 11.0 percent. The 12th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $5,200,000 or $105.22 per square foot of building area.

================================================================================


                                      -72-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach

      Transaction Costs - From the projected $5,200,000 reversion to an investor in the subject property, we have deducted a total of $208,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $4,992,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - In our valuation, we endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various rates of return (yield rates) currently required by investors for similar quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future benefits (cash flow and reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents. The entire survey is included among the Addenda to this report.

================================================================================
                       AUTUMN 1996 WINTER INVESTOR SURVEY
                            FOR INDUSTRIAL BUILDINGS
================================================================================
                  GOING-IN          TERMINAL              IRR
--------------------------------------------------------------------------------
              Low         High       Low      High     Low       High
================================================================================
      Mean    8.90%       9.40%      9.70%    10.7%    11.5%     11.5%
--------------------------------------------------------------------------------
      Range   8.50%       9.50%      9.50%    11.0%    11.0%     12.0%
================================================================================

================================================================================
                           AUTUMN 1996 INVESTOR SURVEY
                          FOR SUBURBAN OFFICE BUILDINGS
================================================================================
                  GOING-IN          TERMINAL              IRR
--------------------------------------------------------------------------------
              Low         High       Low      High     Low       High
================================================================================
      Mean    8.80%       9.50%      9.30%    9.90%    11.2%     11.6%
--------------------------------------------------------------------------------
      Range   8.00%       11.0%      8.00%    11.0%    10.0%     13.0%
================================================================================

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy. Risk is also dependent on investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market; the supply and demand for the property type within the market; and the effective age of the property.

================================================================================


                                      -74-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

      Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria presented here. Thus, we have discounted the projected future pre-tax cash flows to be received by an investor in the subject property to a present value so as to yield
      11.0 percent to 12.0 percent on capital at 25 basis point intervals over the holding period. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
      Discount Rate      Present Worth       Unit Rate          Overall Rate
================================================================================
         11.00%            $3,984,000        $80.62/SF              9.80%
         11.25%            $3,921,000        $79.34/SF              9.95%
         11.50%            $3,859,000        $78.09/SF             10.12%
         11.75%            $3,798,000        $76.85/SF             10.28%
         12.00%            $3,738,000        $75.64/SF             10.44%
================================================================================

      Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $3,738,000 to $3,984,000. Given the subject's status as a flex building, we believe that it would be viewed more conservatively than a conventional office or industrial building. Therefore, we believe that discount rate which falls toward the upper end of the range now required in the marketplace to be appropriate in this case. Using a 12.00 percent internal rate of return, our discounted cash flow model computes to a present worth of $3,738,000 which we round to $3,750,000 as an indication of market value for 7150 Windsor Drive via the Income Capitalization Approach.

      This indication of value produces an implied "going-in" overall capitalization rate of 10.41 percent based upon the initial year's net operating income of $390,299. The implied "going-in" overall capitalization rate is consistent the parameters set by the above investors surveys. Additionally, based upon a market value of $3,750,000 and a projected future gross reversionary value of approximately $5,200,000, a compound annual rate of appreciation of 3.32 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 55 percent of the expected yield is from cash flows while the balance is attributable to property reversion. This percentage falls within the generally accepted relevant range of most current real estate investors.

================================================================================


                                      -74-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                             20003 - 6690 GRANT WAY
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/97 FOR 11 YEARS

                     FY1998     FY1999     FY2000     FY2001     FY2002     FY2003     FY2004
INCOME
------
MINIMUM RENT:
GROSS RENTS          389,010    397,676    412,165    412,525    419,744    427,090    434,564
LESS LAG VACANCY           0    (32,248)   (35,734)         0          0          0          0
                     -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   389,010    365,428    376,431    412,525    419,744    427,090    434,564

RECOVERIES:
OPERATING EXPENSES    90,342     85,848     88,294    100,163    103,670    107,298    111,054
                     -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES      90,342     85,848     88,294    100,163    103,670    107,298    111,054

                     -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              479,352    451,276    464,725    512,688    523,414    534,388    545,618
CREDIT LOSS          (14,381)   (13,538)   (13,942)   (15,381)   (15,702)   (16,032)   (16,369)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         464,971    437,738    450,783    497,307    507,712    518,356    529,249

EXPENSES
--------
INSURANCE              4,811      4,979      5,153      5,334      5,520      5,714      5,914
MANAGEMENT FEE        17,908     18,535     19,183     19,855     20,550     21,269     22,014
REAL ESTATE TAXES     38,971     40,335     41,747     43,208     44,720     46,286     47,906
OTHER                  4,477      4,634      4,796      4,964      5,137      5,317      5,503
COMMON AREA MAINT     28,652     29,655     30,693     31,767     32,879     34,029     35,220
                     -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES        94,819     98,138    101,572    105,128    108,806    112,615    116,557
                     -------    -------    -------    -------    -------    -------    -------
NET OPERATING
 INCOME              370,152    339,600    349,211    392,179    398,906    405,741    412,692
ALTERATIONS                0          0     49,655          0          0          0          0
COMMISSIONS                0          0     59,983          0          0          0          0
RESERVES               8,800      9,108      9,427      9,757     10,098     10,452     10,817
                     -------    -------    -------    -------    -------    -------    -------
CASH FLOW            361,352    330,492    230,146    382,422    388,808    395,289    401,875


                     FY2005     FY2006     FY2007     FY2008
INCOME
------
MINIMUM RENT:
GROSS RENTS          467,888    488,538    497,087    505,786
LESS LAG VACANCY     (80,740)         0          0          0
                     -------    -------    -------    -------
TOTAL MINIMUM RENT   387,148    488,538    497,087    505,786

RECOVERIES:
OPERATING EXPENSES    95,772    118,963    123,127    127,436
                     -------    -------    -------    -------
TOTAL RECOVERIES      95,772    118,963    123,127    127,436

                     -------    -------    -------    -------
GROSS RENTAL
 INCOME              482,920    607,501    620,214    633,222
CREDIT LOSS          (14,488)   (18,225)   (18,606)   (18,997)
                     -------    -------    -------    -------
TOTAL INCOME         468,432    589,276    601,608    614,225

EXPENSES
--------
INSURANCE              6,121      6,335      6,557      6,786
MANAGEMENT FEE        22,784     23,581     24,407     25,261
REAL ESTATE TAXES     49,582     51,318     53,114     54,973
OTHER                  5,696      5,895      6,102      6,315
COMMON AREA MAINT     36,453     37,729     39,049     40,416
                     -------    -------    -------    -------
TOTAL EXPENSES       120,636    124,858    129,229    133,751
                     -------    -------    -------    -------
NET OPERATING
 INCOME              347,796    464,418    472,379    480,474
ALTERATIONS           58,973          0          0          0
COMMISSIONS           71,241          0          0          0
RESERVES              11,196     11,588     11,993     12,413
                     -------    -------    -------    -------
CASH FLOW            206,386    452,830    460,386    468,061

                                                  Income Capitalization Approach
================================================================================

6690 Grant Way

      This property is an 88,000 square foot single story warehouse building which is 100 percent occupied by two tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 6690 Grant Way to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The existing lease contracts at the subject property provide a current base rental income of $4.39 per square foot of gross building area. One lease also provides for annual increases over the remaining term. A copy of the rent roll over the subject property is included among the Addenda to this report.

      The rental data previously analyzed for 7055 Ambassador Drive are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $3.50 per square foot up to $4.66 per square foot on a net basis. After analyzing the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for the subject is $4.25 per square foot on a net basis. Economic rent is forecasted to increase by
      3.5 percent throughout the projection period.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenant in a property like the subject is responsible for certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of the historical operating expenses for the subject building. The following is a brief summary of the projected expenses for the subject property.

      Real Estate Taxes - In the Real Estate Tax and Assessments section of this report, we document the level of assessment for each of the subject buildings that make up the subject property. In the initial year of investment, (FY 1997), the real estate tax expense for 6690 Grant Way is estimated to be $38,971 or $0.44.

      Insurance - Based upon historical experience, the cost for hazard and liability insurance has ranged from $.02 to $.09 per square foot. We have stabilized insurance expense at $4,811 in the first year of the investment or $0.05 per square foot. This is consistent with ownership's budget projections.

================================================================================


                                      -75-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         Historical Operating Statements

                                 6690 Grant Way

Building NRA            88,000 SF

                                      1994 Actual              1995 Actual              1996 Actual        BAP Budget 1997
                                 --------------------       -----------------       ------------------   ------------------
Item                                Amount    Per SF         Amount   Per SF          Amount   Per SF      Amount   Per SF
---------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Base Rents                   $ 357,896   $  4.07       $ 375,650  $  4.27       $ 370,650  $  4.21   $ 385,395  $  4.38
    Rents from Affiliates              683      0.01             559     0.01              --       --          --       --
    Operating Escalation             8,372      0.10          11,299     0.13          84,241     0.96      81,732     0.93
    Hotel Operations                    --        --              --       --              --       --          --       --
    Marina Rentals                      --        --              --       --              --       --          --       --
    Other                                4      0.00              31     0.00              14     0.00          20     0.00
                                -------------------------------------------------------------------------------------------
    Total operating revenues     $ 366,955   $  4.17       $ 387,539  $  4.40       $ 454,905  $  5.17   $ 464,147  $  5.31
                                -------------------------------------------------------------------------------------------

Operating expenses:
    Administrative and general:
     Management fees             $   9,949   $  0.11       $  11,270  $  0.13       $  11,120  $  0.13   $  11,565  $  0.13
     Salaries                        6,121      0.07           3,701     0.04           5,597     0.06       5,913     0.07
     Other administrative            7,919      0.09           1,348     0.02           5,118     0.06       4,728     0.05
    Bad debts                         (473)    (0.01)             --       --              --       --          --       --
    Professional services               --        --             470     0.01             267     0.00       2,252     0.03
    Utilities                           --        --              --       --              --       --         488     0.01
    Maintenance labor                   --        --              --       --              --       --         372     0.00
    Outside contracts                1,018      0.01             172     0.00          23,255     0.26      18,048     0.21
    Cleaning                            --        --              --       --              --       --          --       --
    Maintenance materials              221      0.00              77     0.00           1,320     0.02       2,210     0.03
    Real estate and other taxes         --        --              --       --          25,810     0.29      38,007     0.43
    Advertising                      3,333      0.04           3,057     0.03           2,559     0.03       4,368     0.05
    Lease expense, land                 --        --              --       --              --       --         848     0.01
    Other                              185      0.00             161     0.00             153     0.00          --       --
                                -------------------------------------------------------------------------------------------
    Total operating expenses     $  28,273   $  0.32       $  20,256  $  0.23       $  75,646  $  0.86   $  88,799  $  1.01
                                -------------------------------------------------------------------------------------------
                                -------------------------------------------------------------------------------------------
NET OPERATING INCOME             $ 338,682   $  3.85       $ 367,283  $  4.17       $ 379,259  $  4.31   $ 378,348  $  4.30
                                ===========================================================================================
---------------------------------------------------------------------------------------------------------------------------

                                                  Income Capitalization Approach

            Common Area Charges - This expense category includes all common building and yard maintenance such as lawn service and trash collection that the landlord contracts and the tenant reimburses. Given the age and condition of the building in the initial year of investment, (FY 1997), the common area charges expense is estimated at $0.32 per square foot of gross building area, which is consistent with experience.

            Management - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.11 to $0.13 per square foot of rentable building area. It must be noted that the this building was managed as part of a portfolio and ownership was able to capitalize on economies of scale. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.20 per square foot of building area.

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, professional fees, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.05 per rentable square foot of building area.

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $0.34 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

================================================================================


                                      -76-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      This indication of value produces an implied "going-in" overall capitalization rate of 10.73 percent based upon the initial year's net operating income of $370,152. The implied "going-in" overall capitalization rate is consistent the parameters set by the above investor's surveys. Additionally, based upon a market value of $3,450,000 and a projected future gross reversionary value of approximately $4,368,000, a compound annual rate of appreciation of 2.39 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 57 percent of the expected yield is from cash flows while the balance is attributable to property reversion. This percentage falls within the generally accepted relevant range of most current real estate investors.

6845 Snowdrift Road

      This property is a 93,000 square foot single story warehouse building which is 100 percent occupied by two tenants. These leases are scheduled to rollover on August 31, 1997 and February 28, 1998. Thus, there is some leasing risk inherent in this property over the near term. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 6845 Snowdrift Road to generate over an eleven year time horizon. This additional year allows for a stabilized holding period of ten years. These cash flows are based upon the following analysis:

      Base Rental Income - The existing lease contracts at the subject property provide a current base rental income of $4.01 per square foot of gross building area. A copy of the rent roll over the subject property is included among the Addenda to this report.

      The rental data previously analyzed for 7055 Ambassador Drive are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $3.50 per square foot up to $4.66 per square foot on a net basis. After analyzing the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for the subject is $4.25 per square foot on a net basis. Economic rent is forecasted to increase by
      3.5 percent throughout the projection period.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenant in a property like the subject is responsible for certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

================================================================================


                                      -78-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         Historical Operating Statements

                               6845 Snowdrift Road

Building NRA            93,000 SF

                                      1994 Actual              1995 Actual              1996 Actual        BAP Budget 1997
                                 --------------------       -----------------       ------------------   ------------------
Item                                Amount    Per SF         Amount   Per SF          Amount   Per SF      Amount   Per SF
---------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Base Rents                   $ 290,703   $  3.13       $ 358,028  $  3.85       $ 367,328  $  3.95   $ 371,062  $  3.99
    Rents from Affiliates           17,582      0.19             745     0.01              --       --          --       --
    Operating Escalation             7,872      0.08          10,741     0.12          86,950     0.93      79,860     0.86
    Hotel Operations                    --        --              --       --              --       --          --       --
    Marina Rentals                      --        --              --       --              --       --          --       --
    Other                               --        --              --       --              --       --          --       --
                                -------------------------------------------------------------------------------------------
    Total operating revenues     $ 316,157   $  3.40       $ 369,514  $  3.97       $ 454,278  $  4.88   $ 450,922  $  4.85
                                -------------------------------------------------------------------------------------------

Operating expenses:
    Administrative and general:
     Management fees             $   8,775   $  0.09       $  10,741  $  0.12       $  11,020  $  0.12   $  11,134  $  0.12
     Salaries                        7,372      0.08           4,967     0.05           5,938     0.06       5,913     0.06
     Other administrative            8,554      0.09           1,418     0.02           5,174     0.06       4,560     0.05
    Bad debts                          138      0.00              --       --              --       --          --       --
    Professional services              258      0.00             555     0.01             492     0.01       2,252     0.02
    Utilities                          (15)    (0.00)             --       --             400     0.00         344     0.00
    Maintenance labor                   --        --              --       --              --       --         417     0.00
    Outside contracts                2,612      0.03              69     0.00          22,054     0.24      16,012     0.17
    Cleaning                            --        --              --       --              --       --          --       --
    Maintenance materials            1,154      0.01           1,133     0.01           2,514     0.03       1,071     0.01
    Real estate and other taxes      6,678      0.07              --       --          26,873     0.29      39,574     0.43
    Advertising                      3,709      0.04           3,135     0.03           2,663     0.03       4,536     0.05
    Lease expense, land                 --        --              --       --              --       --       1,131     0.01
    Other                              195      0.00             161     0.00             153     0.00          --       --
                                -------------------------------------------------------------------------------------------
    Total operating expenses     $  39,430   $  0.42       $  22,208  $  0.24       $  77,281  $  0.83   $  86,944  $  0.93
                                -------------------------------------------------------------------------------------------
                                -------------------------------------------------------------------------------------------
NET OPERATING INCOME             $ 276,727   $  2.98       $ 347,306  $  3.73       $ 376,997  $  4.05   $ 363,978  $  3.91
                                ===========================================================================================
---------------------------------------------------------------------------------------------------------------------------

                                                  Income Capitalization Approach
================================================================================

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of the historical operating expenses for the subject building. The following is a brief summary of the projected expenses for the subject property.

            Real Estate Taxes - In the Real Estate Tax and Assessments section of this report, we document the level of assessment for each of the subject buildings that make up the subject property. In the initial year of investment, (FY 1997), the real estate tax expense for 6845 Snowdrift Road is estimated to be $40,478 or $0.44 per square foot.

            Insurance - Based upon historical experience, the cost for hazard and liability insurance has ranged from $.02 to $.09 per square foot. We have stabilized insurance expense at $4,628 in the first year of the investment or $0.05 per square foot. This is consistent with ownership's budget projections.

            Common Area Charges - This expense category includes all common building and yard maintenance such as lawn service and trash collection that the landlord contracts and the tenant reimburses. Given the age and condition of the building in the initial year of investment, (FY 1997), the common area charges expense is estimated at $0.26 per square foot of gross building area, which is consistent with experience.

            Management - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.05 to $0.08 per square foot of rentable building area. It must be noted that the this building was managed as part of a portfolio and ownership was able to capitalize on economies of scale. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.12 per square foot of building area.

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, professional fees, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.03 per rentable square foot of building area.

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

================================================================================


                                      -79-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Other Non-Operating Expenses - The weighted cost of tenant alterations is projected to be $0.51 per square foot in the initial year of the investment holding period. This figure reflects an allowance of $1.00 per square foot for a turnover tenant to allow for the possible construction of office space. As noted elsewhere, there currently are no office finishes in this building. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. An 11.0 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 12th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $4,596,000 or $49.42 per square foot of building area.

      Transaction Costs - From the projected $4,596,000 reversion to an investor in the subject property, we have deducted a total of $184,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $4,412,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $3,427,000 to $3,663,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
                                                                Stabilized
         Discount Rate     Present Worth       Unit Rate       Overall Rate
================================================================================
            11.00%           $3,663,000        $39.39/SF          10.16%
            11.25%           $3,602,000        $38.73/SF          10.33%
            11.50%           $3,542,000        $38.09/SF          10.50%
            11.75%           $3,484,000        $37.46/SF          10.68%
            12.00%           $3,427,000        $36.85/SF          10.86%
================================================================================

================================================================================


                                      -80-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                             20005 - 6670 GRANT WAY
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/97 FOR 14 YEARS

                     FY1998     FY1999     FY2000     FY2001     FY2002     FY2003     FY2004
INCOME
------
MINIMUM RENT:
GROSS RENTS          247,809    331,809    337,616    343,524    349,536    383,695    406,702
LESS LAG VACANCY           0          0          0          0          0    (64,924)         0
                      ------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   247,809    331,809    337,616    343,524    349,536    318,771    406,702

RECOVERIES:
OPERATING EXPENSES    49,682     68,171     70,557     73,026     75,582     65,414     80,965
                      ------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES      49,682     68,171     70,557     73,026     75,582     65,414     80,965

                      ------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              297,491    399,980    408,173    416,550    425,118    384,185    487,667

CREDIT LOSS           (8,925)   (11,999)   (12,245)   (12,496)   (12,754)   (11,526)   (14,630))
                      ------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         288,566    387,981    395,928    404,054    412,364    372,659    473,037

EXPENSES
--------
INSURANCE              4,151      4,297      4,447      4,603      4,764      4,931      5,103
MANAGEMENT FEE         7,640      7,908      8,185      8,471      8,768      9,074      9,392
REAL ESTATE TAXES     31,825     32,939     34,092     35,285     36,520     37,799     39,122
OTHER                  2,225      2,303      2,384      2,467      2,554      2,643      2,735
COMMON AREA MAINT     22,248     23,027     23,833     24,667     25,530     26,424     27,349
                      ------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES        68,089     70,474     72,941     75,493     78,136     80,871     83,701
                     -------    -------    -------    -------    -------    -------    -------
NET OPERATING
 INCOME              220,477    317,507    322,987    328,561    334,228    291,788    389,336
ALTERATIONS          145,770          0          0          0          0     91,834          0
COMMISSIONS           71,330          0          0          0          0     59,290          0
RESERVES               7,289      7,544      7,808      8,081      8,364      8,656      8,959
                      ------    -------    -------    -------    -------    -------    -------
CASH FLOW             (3,912)   309,963    315,179    320,480    325,864    132,008    380,377

                     FY2005     FY2006     FY2007     FY2008     FY2009     FY2010     FY2011
INCOME
------
MINIMUM RENT:
GROSS RENTS          413,819    421,061    428,430    455,496    481,638    490,066    498,643
LESS LAG VACANCY           0          0          0    (79,808)         0          0          0
                     -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   413,819    421,061    428,430    375,688    481,638    490,066    498,643

RECOVERIES:
OPERATING EXPENSES    83,799     86,732     89,768     77,158     96,161     99,527    103,010
                     -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES      83,799     86,732     89,768     77,158     96,161     99,527    103,010

                     -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              497,618    507,793    518,198    452,846    577,799    589,593    601,653

CREDIT LOSS          (14,929)   (15,234)   (15,546)   (13,585)   (17,334)   (17,688)   (18,050)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         482,689    492,559    502,652    439,261    560,465    571,905    583,603

EXPENSES
--------
INSURANCE              5,282      5,467      5,658      5,856      6,061      6,273      6,493
MANAGEMENT FEE         9,721     10,061     10,413     10,778     11,155     11,545     11,949
REAL ESTATE TAXES     40,491     41,908     43,375     44,893     46,464     48,090     49,773
OTHER                  2,831      2,930      3,033      3,139      3,249      3,363      3,480
COMMON AREA MAINT     28,306     29,297     30,322     31,383     32,482     33,618     34,795
                     -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES        86,631     89,663     92,801     96,049     99,411    102,889    106,490
                     -------    -------    -------    -------    -------    -------    -------
NET OPERATING
 INCOME              396,058    402,896    409,851    343,212    461,054    469,016    477,113
ALTERATIONS                0          0          0    109,070          0          0          0
COMMISSIONS                0          0          0     70,418          0          0          0
RESERVES               9,273      9,598      9,933     10,281     10,641     11,013     11,399
                     -------    -------    -------    -------    -------    -------    -------
CASH FLOW            386,785    393,298    399,918    153,443    450,413    458,003    465,714

                                                  Income Capitalization Approach

      Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $3,542,000 which we round to $3,550,000 as an indication of market value for 6845 Snowdrift Road via the Income Capitalization Approach.

      This indication of value produces an implied stabilized "going-in" overall capitalization rate of 10.48 percent based upon the initial year's net operating income of $372,043. The implied "going-in" overall capitalization rate is consistent the parameters set by the above investor's surveys. Additionally, based upon a market value of $3,550,000 and a projected future gross reversionary value of approximately $4,596,000, a compound annual rate of appreciation of 2.38 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 58 percent of the expected yield is from cash flows while the balance is attributable to property reversion. This percentage falls within the generally accepted relevant range of most current real estate investors.

6670 Grant Way

      This property is a 72,885 square foot single story warehouse building currently occupied by a subtenant. The primary lease over this property expires on July 31, 1997 and will not be renewed. Thus, there is some leasing risk inherent in this property over the near term. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 6670 Grant Way to generate over an eleven year time horizon. This additional year allows for a stabilized holding period of ten years following the releasing of the property. These cash flows are based upon the following analysis:

      Base Rental Income - The existing lease contracts at the subject property provide a current base rental income of $4.80 per square foot of gross building area. A copy of the rent roll over the subject property is included among the Addenda to this report.

      The rental data previously analyzed for 7055 Ambassador Drive are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $3.50 per square foot up to $4.66 per square foot on a net basis. After analyzing the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for the subject is $4.50 per square foot on a net basis. This conclusion is reflective of the higher than typical percentage of finished area at the subject property. Economic rent is forecasted to increase by 3.5 percent throughout the projection period.

      Absorption - At present, the subject is leased as described through July, 1997. In our analysis, we have projected that the vacated building will be released by November, 1997 for a five year term at the economic rent indicated previously. We believe this reflects the thinking of a knowledgeable and realistic investor in the current environment and is consistent with the level of activity experienced at the subject property over the recent past.

================================================================================


                                      -81-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         Historical Operating Statements

                                 6670 Grant Way

Building NRA            72,885 SF

                                      1994 Actual              1995 Actual              1996 Actual        BAP Budget 1997
                                 --------------------       -----------------       ------------------   ------------------
Item                                Amount    Per SF         Amount   Per SF          Amount   Per SF      Amount   Per SF
---------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Base Rents                   $ 313,405   $  4.30       $ 345,203  $  4.74       $ 349,848  $  4.80   $ 250,186  $  3.43
    Rents from Affiliates              932      0.01             932     0.01              --       --          --       --
    Operating Escalation                --        --              --       --          54,583     0.75      49,380     0.68
    Hotel Operations                    --        --              --       --              --       --          --       --
    Marina Rentals                      --        --              --       --              --       --          --       --
    Other                            9,184      0.13           4,592     0.06           9,828     0.13      13,759     0.19
                                -------------------------------------------------------------------------------------------
    Total operating revenues     $ 323,521   $  4.44       $ 350,727  $  4.81       $ 414,259  $  5.68   $ 313,325  $  4.30
                                -------------------------------------------------------------------------------------------

Operating expenses:
    Administrative and general:
     Management fees             $   6,287   $  0.09       $   6,924  $  0.09       $   6,078  $  0.08   $   7,509  $  0.10
     Salaries                        5,738      0.08           6,378     0.09           6,279     0.09       5,913     0.08
     Other administrative            8,635      0.12           4,797     0.07           4,923     0.07       4,080     0.06
    Bad debts                          882      0.01            (882)   (0.01)             --       --          --       --
    Professional services               --        --           2,218     0.03              27     0.00       2,252     0.03
    Utilities                           --        --              --       --              --       --       6,150     0.08
    Maintenance labor                   --        --              --       --              --       --         318     0.00
    Outside contracts                  321      0.00            (272)   (0.00)         16,790     0.23      12,300     0.17
    Cleaning                            --        --              --       --              --       --          --       --
    Maintenance materials               25      0.00           3,138     0.04           1,728     0.02       2,384     0.03
    Real estate and other taxes         --        --              --       --          21,077     0.29      31,038     0.43
    Advertising                      2,949      0.04           2,688     0.04           6,078     0.08       4,311     0.06
    Lease expense, land                 --        --              --       --              --       --       1,413     0.02
    Other                              207      0.00             166     0.00             153     0.00          --       --
                                -------------------------------------------------------------------------------------------
    Total operating expenses     $  25,044   $  0.34       $  25,155  $  0.35       $  67,550  $  0.93   $  77,668  $  1.07
                                -------------------------------------------------------------------------------------------
                                -------------------------------------------------------------------------------------------
NET OPERATING INCOME             $ 298,477   $  4.10       $ 325,572  $  4.47       $ 346,709  $  4.76   $ 235,657  $  3.23(1)
                                ===========================================================================================
---------------------------------------------------------------------------------------------------------------------------

Note: (1) Existing tenant's lease expires on 7/31/97. BAP Budget assumes downtime and lease-up costs.

                                                  Income Capitalization Approach
================================================================================

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenant in a property like the subject is responsible for certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of the historical operating expenses for the subject building. The following is a brief summary of the projected expenses for the subject property.

            Real Estate Taxes - In the Real Estate Tax and Assessments section of this report, we document the level of assessment for each of the subject buildings that make up the subject property. In the initial year of investment, (FY 1997), the real estate tax expense for 6670 Grant Way is estimated to be $31,825 or $0.44 per square foot.

            Insurance - Based upon historical experience, the cost for hazard and liability insurance has ranged from $.07 to $.12 per square foot. We have stabilized insurance expense at $4,151 in the first year of the investment or $0.06 per square foot. This is consistent with ownership's budget projections.

            Common Area Charges - This expense category includes all common building and yard maintenance such as lawn service and trash collection that the landlord contracts and the tenant reimburses. Given the age and condition of the building in the initial year of investment, (FY 1997), the common area charges expense is estimated at $0.31 per square foot of gross building area, which is consistent with experience.

            Management - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.08 to $0.09 per square foot of rentable building area. It must be noted that the this building was managed as part of a portfolio and ownership was able to capitalize on economies of scale. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.11 per square foot of building area.

================================================================================


                                      -82-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, professional fees, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.03 per rentable square foot of building area.

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - The weighted cost of tenant alterations is projected to be $0.34 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. An 11.0 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 12th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $4,191,000 or $57.50 per square foot of building area.

      Transaction Costs - From the projected $4,191,000 reversion to an investor in the subject property, we have deducted a total of $167,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $4,023,000 to be received by an investor in the subject property at the end of the holding period.

================================================================================


                                      -83-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                           20007 - 7010 SNOWDRIFT ROAD
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/97 FOR 14 YEARS

                     FY1998     FY1999     FY2000     FY2001     FY2002     FY2003     FY2004
INCOME
------
MINIMUM RENT:
GROSS RENTS          317,477    379,878    391,475    403,441    415,792    421,953    424,620
LESS LAG VACANCY           0          0          0          0          0    (69,379)         0
FREE RENT            (57,609)         0          0          0          0          0          0
                     -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   259,868    379,878    391,475    403,441    415,792    352,574    424,620

RECOVERIES:
OPERATING EXPENSES    87,657    127,676    132,510    137,514    138,139    118,215    151,548
                     -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES      87,657    127,676    132,510    137,514    138,139    118,215    151,548

                     -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              347,525    507,554    523,985    540,955    553,931    470,789    576,168
CREDIT LOSS          (10,426)   (15,227)   (15,720)   (16,229)   (16,618)   (14,124)   (17,285))
                     -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         337,099    492,327    508,265    524,726    537,313    456,665    558,883

EXPENSES
--------
UTILITIES              8,401      8,696      9,000      9,315      9,641      9,978     10,328
INSURANCE              6,032      6,243      6,461      6,687      6,922      7,164      7,415
MANAGEMENT FEE        16,813     20,164     20,870     21,600     22,356     23,138     23,948
REAL ESTATE TAXES     32,335     33,467     34,638     35,851     37,105     38,404     39,748
MAINTENANCE           46,124     69,567     72,001     74,521     72,575     73,222     80,570
OTHER                  1,680      1,739      1,800      1,863      1,928      1,995      2,065
                     -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES       111,385    139,876    144,770    149,837    150,527    153,901    164,074
                     -------    -------    -------    -------    -------    -------    -------
NET OPERATING
 INCOME              225,714    352,451    363,495    374,889    386,786    302,764    394,809
ALTERATIONS          660,580          0          0          0          0    302,361          0
COMMISSIONS           80,458          0          0          0          0     61,859          0
RESERVES               3,303      3,419      3,538      3,662      3,790      3,923      4,060
                     -------    -------    -------    -------    -------    -------    -------
CASH FLOW           (518,627)   349,032    359,957    371,227    382,996    (65,379)   390,749

                     FY2005     FY2006     FY2007     FY2008     FY2009     FY2010     FY2011
INCOME
------
MINIMUM RENT:
GROSS RENTS          432,050    439,612    447,304    478,483    505,440    514,285    523,286
LESS LAG VACANCY           0          0          0    (83,478)         0          0          0
FREE RENT                  0          0          0          0          0          0          0
                     -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   432,050    439,612    447,304    395,005    505,440    514,285    523,286

RECOVERIES:
OPERATING EXPENSES   159,344    165,287    168,966    141,531    178,916    191,214    198,273
                     -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES     159,344    165,287    168,966    141,531    178,916    191,214    198,273

                     -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              591,394    604,899    616,270    536,536    684,356    705,499    721,559
CREDIT LOSS          (17,742)   (18,147)   (18,488)   (16,096)   (20,531)   (21,165)   (21,647)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         573,652    586,752    597,782    520,440    663,825    684,334    699,912

EXPENSES
--------
UTILITIES             10,689     11,063     11,450     11,851     12,266     12,695     13,140
INSURANCE              7,674      7,943      8,221      8,508      8,806      9,114      9,433
MANAGEMENT FEE        24,786     25,654     26,552     27,481     28,443     29,439     30,469
REAL ESTATE TAXES     41,139     42,579     44,069     45,612     47,208     48,861     50,571
MAINTENANCE           85,515     88,508     89,133     86,861     92,653    101,565    105,120
OTHER                  2,137      2,212      2,290      2,370      2,453      2,538      2,627
                     -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES       171,940    177,959    181,715    182,683    191,829    204,212    211,360
                     -------    -------    -------    -------    -------    -------    -------
NET OPERATING
 INCOME              401,712    408,793    416,067    337,757    471,996    480,122    488,552
ALTERATIONS                0          0          0    360,953          0          0          0
COMMISSIONS                0          0          0     73,846          0          0          0
RESERVES               4,202      4,349      4,502      4,659      4,822      4,991      5,166
                     -------    -------    -------    -------    -------    -------    -------
CASH FLOW            397,510    404,444    411,565   (101,701)   467,174    475,131    483,386

                                                  Income Capitalization Approach
================================================================================

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $2,723,000 to $2,925,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
                                                                 Stabilized
      Discount Rate     Present Worth        Unit Rate          Overall Rate
================================================================================
          11.00%          $2,925,000         $40.13/SF             10.86%
          11.25%          $2,872,000         $39.40/SF             11.06%
          11.50%          $2,822,000         $38.76/SF             11.25%
          11.75%          $2,772,000         $38.03/SF             11.45%
          12.00%          $2,723,000         $37.36/SF             11.66%
================================================================================

      Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $2,825,000 which we round to $2,850,000 as an indication of market value for 6670 Grant Way via the Income Capitalization Approach.

      This indication of value produces an implied stabilized "going-in" overall capitalization rate of 11.14 percent based upon the initial year's net operating income of $372,043. The implied "going-in" overall capitalization rate is above the parameters set by the investor's survey nut is reflective of the downtime in the initial year necessary to release the property and its resulting impact on cash flow. Additionally, based upon a market value of $2,850,000 and a projected future gross reversionary value of approximately $4,191,000, a compound annual rate of appreciation of 3.57 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 53 percent of the expected yield is from cash flows while the balance is attributable to property reversion. This percentage falls within the generally accepted relevant range of most current real estate investors.

7010 Snowdrift Road

      This property is a 33,029 square foot, single story, Class A office building. Formerly occupied by a single tenant, which vacated in March, 1997, the building is now being leased on a multi-tenanted basis. As of the date of appraisal, approximately 80 percent of the property had been released to two new tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 7010 Snowdrift Road to generate over a thirteen year time horizon. The holding period is extended due to the potential for having to release this building on a multi-tenanted basis should the current tenant leave at year end. These cash flows are based upon the following analysis:

================================================================================


                                      -84-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         Historical Operating Statements

                               7010 Snowdrift Road

Building NRA            41,075 SF

                                      1994 Actual              1995 Actual              1996 Actual        BAP Budget 1997
                                 --------------------       -----------------       ------------------   ------------------
Item                                Amount    Per SF         Amount   Per SF          Amount   Per SF      Amount   Per SF
---------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Base Rents                   $ 315,427   $  7.68       $ 315,427  $  7.68       $ 315,427  $  7.68   $ 194,895  $  4.74
    Rents from Affiliates            1,677      0.04           1,304     0.03              --       --          --       --
    Operating Escalation            24,143      0.59          25,630     0.62          30,635     0.75      34,394     0.84
    Hotel Operations                    --        --              --       --              --       --          --       --
    Marina Rentals                      --        --              --       --              --       --          --       --
    Other                               --        --             104     0.00              --       --          --       --
                                -------------------------------------------------------------------------------------------
    Total operating revenues     $ 341,247   $  8.31       $ 342,465  $  8.34       $ 346,062  $  8.43   $ 229,289  $  5.58
                                -------------------------------------------------------------------------------------------

Operating expenses:
    Administrative and general:
     Management fees             $   6,825   $  0.17       $   6,847  $  0.17       $   6,921  $  0.17   $   3,900  $  0.09
     Salaries                        2,472      0.06           9,201     0.22          10,392     0.25      10,353     0.25
     Other administrative           14,517      0.35           7,074     0.17           7,016     0.17       5,928     0.14
    Bad debts                           --        --              --       --              --       --          --       --
    Professional services              543      0.01             994     0.02              48     0.00         932     0.02
    Utilities                        2,657      0.06           2,021     0.05           1,597     0.04      10,741     0.26
    Maintenance labor                   --        --              --       --              --       --         157     0.00
    Outside contracts               17,750      0.43          18,901     0.46          28,870     0.70      13,262     0.32
    Cleaning                            --        --              --       --              --       --         800     0.02
    Maintenance materials            1,436      0.03           2,033     0.05           1,614     0.04       8,067     0.20
    Real estate and other taxes     31,320      0.76          31,609     0.77          32,267     0.79      31,576     0.77
    Advertising                      1,132      0.03           2,337     0.06           6,065     0.15       4,098     0.10
    Lease expense, land                 --        --              --       --              --       --       1,979     0.05
    Other                              330      0.01             333     0.01             276     0.01          --       --
                                -------------------------------------------------------------------------------------------
    Total operating expenses     $  78,982   $  1.92       $  81,350  $  1.98       $  95,066  $  2.31   $  91,793  $  2.23
                                -------------------------------------------------------------------------------------------
                                -------------------------------------------------------------------------------------------
NET OPERATING INCOME             $ 262,265   $  6.39       $ 261,115  $  6.36       $ 250,996  $  6.11   $ 137,496  $  3.35(1)
                                ===========================================================================================
---------------------------------------------------------------------------------------------------------------------------

Note: (1) Existing tenant's lease expires on 4/30/97. BAP Budget assumes downtime and lease-up costs.

                                                  Income Capitalization Approach
================================================================================

      Base Rental Income - The existing lease contracts at the subject property provide for the new tenants to pay a net rent equivalent to $11.14 per square foot during the initial year of their tenure. Both leases call for annual increases in base rent over their respective terms. Additionally, a potential investor in the subject property would face the necessity of releasing the remainder of the space, totaling 4,945 square feet.

      The rental data previously analyzed for 7535 Windsor Drive are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $10.50 per square foot on a net basis up to $15.50 per square foot on a gross basis plus electricity. After analyzing the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for it is $10.50 per square foot on a net basis. Economic rent is forecasted to increase by 3.5 percent throughout the projection period. We note that the new lease with Vitalink calls for a base rent of $11.50 per square foot, net. However, this tenant obtained what has become an anomaly in the local marketplace, namely free rent. The effective rent being paid by this tenant is, as a result, closer to the projected market level.

      Absorption - At present, the subject is approximately 80 percent leased as described. In our analysis, we have projected that the remaining space will be absorbed by a single tenant by October, 1997. We believe this assumption reflects the thinking of a knowledgeable and realistic investor in the current environment and is consistent with the level of activity experienced at the subject property over the recent past.

      Expense Reimbursements - The tenants in a property like the subject are responsible for a pro rata share of certain expenses incurred annually in the operation and ownership of the investment above an established base amount. These expenses include real estate taxes, insurance premiums, utilities, maintenance, administration, cleaning, management fees, contract fees, and miscellaneous fees incurred. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - On the opposing page is a presentation of historic operating expense data for the subject property and current ownership's operating pro forma expense data. As can be seen, historic operating expenses at the subject property have reflected the single tenancy at the property as well as the tenant's direct payment of much of the operating costs associated with its ownership. Ownership budgets operating expenses at $2.23 per square foot for 1997 assuming the presence of a single tenant under a net lease structure. Given our releasing assumption, we project operating expenses, including taxes to be $4.00 per square foot at the subject property. Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

================================================================================


                                      -85-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Other Non-Operating Expenses - The initial cost to retrofit the building for multi-tenanted occupancy is projected to be $20.00 per square foot.
      As previously described herein, the weighted cost of tenant alterations is projected to be $8.75 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 11th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. An 11.0 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 12th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $4,291,000 or $129.92 per square foot of building area.

      Transaction Costs - From the projected $4,291,000 reversion to an investor in the subject property, we have deducted a total of $172,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $4,119,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $2,262,000 to $2,455,000. This discounting process is summarized as follows:


================================================================================
                               Investment Summary
================================================================================
               Discount Rate       Present Worth              Unit Rate
================================================================================
                  11.00%            $2,455,000                $74.33/SF
                  11.25%            $2,405,000                $72.81/SF
                  11.50%            $2,356,000                $71.33/SF
                  11.75%            $2,309,000                $69.90/SF
                  12.00%            $2,262,000                $68.49/SF
================================================================================

================================================================================


                                      -86-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                           20000 - 7020 SNOWDRIFT ROAD
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/97 FOR 14 YEARS

                     FY1998     FY1999     FY2000     FY2001     FY2002     FY2003     FY2004
INCOME
------
MINIMUM RENT:
GROSS RENTS          146,602    148,797    144,321    148,123    172,019    178,871    182,373
LESS LAG VACANCY           0     (7,626)         0          0    (21,516)         0     (4,529)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   146,602    141,171    144,321    148,123    150,503    178,871    177,844

RECOVERIES:
OPERATING EXPENSES    43,252     42,677     46,332     47,954     43,740     51,369     51,928
                     -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES      43,252     42,677     46,332     47,954     43,740     51,369     51,928

                     -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              189,854    183,848    190,653    196,077    194,243    230,240    229,772
CREDIT LOSS           (5,696)    (5,515)    (5,720)    (5,882)    (5,827)    (6,907)    (6,893)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         184,158    178,333    184,933    190,195    188,416    223,333    222,879

EXPENSES
--------
INSURANCE              2,686      2,780      2,878      2,978      3,082      3,190      3,302
MANAGEMENT FEE         8,423      8,718      9,023      9,339      9,665     10,004     10,354
REAL ESTATE TAXES     17,402     18,011     18,642     19,294     19,970     20,668     21,392
COMMON AREA MAINT     14,741     15,256     15,790     16,343     16,915     17,507     18,120
OTHER                  2,106      2,180      2,256      2,335      2,417      2,502      2,589
                     -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES        45,358     46,945     48,589     50,289     52,049     53,871     55,757
                     -------    -------    -------    -------    -------    -------    -------
NET OPERATING
 INCOME              138,800    131,388    136,344    139,906    136,367    169,462    167,122
ALTERATIONS                0      6,472          0          0     18,261          0          0
COMMISSIONS                0      6,729          0          0     18,985          0          0
RESERVES               4,139      4,284      4,434      4,589      4,750      4,916      5,088
                     -------    -------    -------    -------    -------    -------    -------
CASH FLOW            134,661    113,903    131,910    135,317     94,371    164,546    162,034

                     FY2005     FY2006     FY2007     FY2008     FY2009     FY2010     FY2011
INCOME
------
MINIMUM RENT:
GROSS RENTS          189,557    192,794    207,205    217,244    221,046    229,749    234,022
LESS LAG VACANCY      (4,529)         0    (25,554)         0          0    (10,756)         0
                     -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   185,028    192,794    181,651    217,244    221,046    218,993    234,022

RECOVERIES:
OPERATING EXPENSES    53,788     56,954     51,950     61,011     63,146     62,410     67,644
                     -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES      53,788     56,954     51,950     61,011     63,146     62,410     67,644

                     -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              238,816    249,748    233,601    278,255    284,192    281,403    301,666
CREDIT LOSS           (7,164)    (7,492)    (7,008)    (8,348)    (8,526)    (8,442)    (9,050)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         231,652    242,256    226,593    269,907    275,666    272,961    292,616

EXPENSES
--------
INSURANCE              3,418      3,537      3,661      3,789      3,922      4,059      4,201
MANAGEMENT FEE        10,716     11,091     11,480     11,881     12,297     12,728     13,173
REAL ESTATE TAXES     22,141     22,916     23,718     24,548     25,407     26,296     27,216
COMMON AREA MAINT     18,754     19,410     20,090     20,793     21,521     22,274     23,054
OTHER                  2,680      2,773      2,871      2,971      3,075      3,183      3,294
                     -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES        57,709     59,727     61,820     63,982     66,222     68,540     70,938
                     -------    -------    -------    -------    -------    -------    -------
NET OPERATING
 INCOME              173,943    182,529    164,773    205,925    209,444    204,421    221,678
ALTERATIONS            7,687          0     22,447          0          0      9,129          0
COMMISSIONS            7,991          0     23,337          0          0      9,491          0
RESERVES               5,266      5,450      5,641      5,838      6,043      6,254      6,473
                     -------    -------    -------    -------    -------    -------    -------
CASH FLOW            152,999    177,079    113,348    200,087    203,401    179,547    215,205

                                                  Income Capitalization Approach
================================================================================

      Mindful of the leasing costs to be incurred, as well as the near term risk associated with the lease-up of the vacant space, we believe a discount rate which falls toward the upper end of the range now required in the marketplace to be appropriate in this case. Using a 11.75 percent internal rate of return, our discounted cash flow model computes to a present worth of $2,309,000 which we round to $2,300,000 for an indication of market value for 7010 Snowdrift Road via the Income Capitalization Approach. No meaningful "going-in" overall capitalization rate can be discerned.

      Additionally, based upon a market value of $2,300,000 and a projected future gross reversionary value of approximately $4,291,000, a compound annual rate of appreciation of 5.83 percent is computed. This higher than typical rate of growth results from the dramatic growth in cash flow during the initial years of the holding period. Finally, with regard to the composition of the internal rate of return employed here, approximately 51 percent of the expected yield is from cash flows while the balance is attributable to property reversion. These percentages fall within the generally accepted relevant range of most current real estate investors.

7020 Snowdrift Road

      This property is an 41,390 square foot single story warehouse building which is 100 percent occupied by two tenants. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 7020 Snowdrift Road to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The existing lease contracts at the subject property provide a current base rental income of $3.44 per square foot of gross building area. Both also provide for annual increases over the remaining term. A copy of the rent roll over the subject property is included among the Addenda to this report.

      The rental data previously analyzed for 7055 Ambassador Drive are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $3.50 per square foot up to $4.66 per square foot on a net basis. After analyzing the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for the subject is $3.75 per square foot on a net basis. Economic rent is forecasted to increase by
      3.5 percent throughout the projection period.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenant in a property like the subject is responsible for certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

================================================================================


                                      -87-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               7020 Snowdrift Road

Building NRA            41,390

                                      1994 Actual              1995 Actual              1996 Actual        BAP Budget 1997
                                 --------------------       -----------------       ------------------   ------------------
Item                                Amount    Per SF         Amount   Per SF          Amount   Per SF      Amount   Per SF
---------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Base Rents                   $ 154,633   $  3.74       $ 134,909  $  3.26       $ 132,588  $  3.20   $ 143,962  $  3.48
    Rents from Affiliates              683      0.02             559     0.01              --       --          --       --
    Operating Escalation             1,153      0.03           1,998     0.05          33,733     0.82      41,160     0.99
    Hotel Operations                    --        --              --       --              --       --          --       --
    Marina Rentals                      --        --              --       --              --       --          --       --
    Other                            4,192      0.10              25     0.00           1,147     0.03       1,606     0.04
                                -------------------------------------------------------------------------------------------
    Total operating revenues     $ 160,661   $  3.88       $ 137,491  $  3.32       $ 167,468  $  4.05   $ 186,728  $  4.51
                                -------------------------------------------------------------------------------------------
Operating expenses:
    Administrative and general:
     Management fees             $   3,130   $  0.08       $   2,749  $  0.07       $   4,168  $  0.10   $   4,068  $  0.10
     Salaries                        5,128      0.12           3,750     0.09           4,454     0.11       4,440     0.11
     Other administrative            5,194      0.13           1,884     0.05           3,090     0.07       2,640     0.06
    Bad debts                           16      0.00              18     0.00              --       --          --       --
    Professional services              370      0.01             486     0.01             215     0.01       2,192     0.05
    Utilities                         (198)    (0.00)           (461)   (0.01)            830     0.02       1,160     0.03
    Maintenance labor                   --        --              --       --              --       --         194     0.00
    Outside contracts                  323      0.01           2,472     0.06          18,635     0.45      13,440     0.32
    Cleaning                            --        --               6     0.00              --       --          --       --
    Maintenance materials              888      0.02           1,322     0.03           5,135     0.12       9,561     0.23
    Real estate and other taxes         --        --              --       --           5,871     0.14       4,773     0.12
    Advertising                      2,103      0.05           3,686     0.09           2,254     0.05       2,928     0.07
    Lease expense, land                 --        --              --       --              --       --         848     0.02
    Other                              282      0.01             276     0.01             115     0.00          --       --
                                -------------------------------------------------------------------------------------------
    Total operating expenses     $  17,236   $  0.42       $  16,188  $  0.39       $  44,767  $  1.08   $  46,244  $  1.12
                                -------------------------------------------------------------------------------------------
                                -------------------------------------------------------------------------------------------
NET OPERATING INCOME             $ 143,425   $  3.47       $ 121,303  $  2.93       $ 122,701  $  2.96   $ 140,484  $  3.39
                                ===========================================================================================
---------------------------------------------------------------------------------------------------------------------------

                                                  Income Capitalization Approach
================================================================================

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of the historical operating expenses for the subject building. The following is a brief summary of the projected expenses for the subject property.

            Real Estate Taxes - In the Real Estate Tax and Assessments section of this report, we document the level of assessment for each of the subject buildings that make up the subject property. In the initial year of investment, (FY 1997), the real estate tax expense for 7020 Snowdrift Road is estimated to be $17,402 or $0.42 per square foot.

            Insurance - Based upon historical experience, the cost for hazard and liability insurance has ranged from $.05 to $.13 per square foot. We have stabilized insurance expense at $4,811 in the first year of the investment or $0.06 per square foot. This is consistent with ownership's budget projections.

            Common Area Charges - This expense category includes all common building and yard maintenance such as lawn service and trash collection that the landlord contracts and the tenant reimburses. Given the age and condition of the building in the initial year of investment, (FY 1997), the common area charges expense is estimated at $0.35 per square foot of gross building area, which is consistent with experience.

            Management - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.07 to $0.10 per square foot of rentable building area. It must be noted that the this building was managed as part of a portfolio and ownership was able to capitalize on economies of scale. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.20 per square foot of building area.

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, professional fees, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.05 per rentable square foot of building area.

            Operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

================================================================================


                                      -88-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach

            Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $0.34 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

            Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. An 11.0 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $1,872,000 or $45.23 per square foot of building area.

            Transaction Costs - From the projected $1,872,000 reversion to an investor in the subject property, we have deducted a total of $75,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $1,797,000 to be received by an investor in the subject property at the end of the holding period.

            Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $1,342,000 to $1,430,000. This discounting process is summarized as follows:

================================================================================
                               Investment Summary
================================================================================
            Discount Rate     Present Worth        Unit Rate        Overall Rate
================================================================================
               11.00%           $1,430,000         $34.55/SF            9.71%
               11.25%           $1,407,000         $33.99/SF            9.86%
               11.50%           $1,385,000         $33.46/SF           10.02%
               11.75%           $1,363,000         $32.93/SF           10.18%
               12.00%           $1,342,000         $32.42/SF           10.34%
================================================================================

================================================================================


                                      -89-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                          20002 - 6810 TILGHMAN STREET
                             ANNUAL CASH FLOW REPORT
                          BEGINNING 7/1/97 FOR 14 YEARS

                     FY1998     FY1999     FY2000     FY2001     FY2002     FY2003     FY2004
INCOME
------
MINIMUM RENT:
GROSS RENTS          185,693    191,849    197,786    203,780    236,780    240,623    244,143
LESS LAG VACANCY           0          0          0          0    (28,874)   (10,826)         0
                     -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   185,693    191,849    197,786    203,780    207,906    229,797    244,143

RECOVERIES:
OPERATING EXPENSES    57,452     59,463     61,544     63,699     58,001     65,263     70,623
                     -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES      57,452     59,463     61,544     63,699     58,001     65,263     70,623

                     -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              243,145    251,312    259,330    267,479    265,907    295,060    314,766
CREDIT LOSS           (7,294)    (7,539)    (7,780)    (8,024)    (7,977)    (8,852)    (9,443)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         235,851    243,773    251,550    259,455    257,930    286,208    305,323

EXPENSES
--------
INSURANCE              2,882      2,982      3,087      3,195      3,307      3,422      3,542
MANAGEMENT FEE        11,161     11,552     11,956     12,374     12,807     13,256     13,720
REAL ESTATE TAXES     23,879     24,714     25,579     26,475     27,401     28,360     29,353
COMMON AREA MAINT     19,531     20,214     20,922     21,654     22,412     23,197     24,008
OTHER                  2,790      2,888      2,989      3,093      3,202      3,314      3,430
                     -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES        60,243     62,350     64,533     66,791     69,129     71,549     74,053
                     -------    -------    -------    -------    -------    -------    -------

NET OPERATING
 INCOME              175,608    181,423    187,017    192,664    188,801    214,659    231,270
ALTERATIONS           14,585          0          0          0     23,677      8,878          0
COMMISSIONS           13,822          0          0          0     25,477      9,553          0
RESERVES               5,484      5,676      5,875      6,081      6,293      6,514      6,742
                     -------    -------    -------    -------    -------    -------    -------
CASH FLOW            141,717    175,747    181,142    186,583    133,354    189,714    224,528

                     FY2005     FY2006     FY2007     FY2008     FY2009     FY2010     FY2011
INCOME
------
MINIMUM RENT:
GROSS RENTS          248,415    252,763    271,999    290,092    296,522    301,710    306,990
LESS LAG VACANCY           0          0    (34,294)   (12,858)         0          0          0
                     -------    -------    -------    -------    -------    -------    -------
TOTAL MINIMUM RENT   248,415    252,763    237,705    277,234    296,522    301,710    306,990

RECOVERIES:
OPERATING EXPENSES    73,096     75,653     68,886     77,512     83,878     86,814     89,853
                     -------    -------    -------    -------    -------    -------    -------
TOTAL RECOVERIES      73,096     75,653     68,886     77,512     83,878     86,814     89,853

                     -------    -------    -------    -------    -------    -------    -------
GROSS RENTAL
 INCOME              321,511    328,416    306,591    354,746    380,400    388,524    396,843
CREDIT LOSS           (9,645)    (9,852)    (9,198)   (10,642)   (11,412)   (11,656)   (11,905)
                     -------    -------    -------    -------    -------    -------    -------
TOTAL INCOME         311,866    318,564    297,393    344,104    368,988    376,868    384,938

EXPENSES
--------
INSURANCE              3,666      3,794      3,927      4,065      4,207      4,354      4,507
MANAGEMENT FEE        14,200     14,697     15,211     15,744     16,295     16,865     17,455
REAL ESTATE TAXES     30,380     31,444     32,544     33,683     34,862     36,082     37,345
COMMON AREA MAINT     24,849     25,718     26,619     27,550     28,515     29,513     30,545
OTHER                  3,550      3,674      3,802      3,936      4,073      4,216      4,363
                     -------    -------    -------    -------    -------    -------    -------
TOTAL EXPENSES        76,645     79,327     82,103     84,978     87,952     91,030     94,215
                     -------    -------    -------    -------    -------    -------    -------

NET OPERATING
 INCOME              235,221    239,237    215,290    259,126    281,036    285,838    290,723
ALTERATIONS                0          0     29,105     10,544          0          0          0
COMMISSIONS                0          0     31,317     11,346          0          0          0
RESERVES               6,978      7,222      7,475      7,736      8,007      8,287      8,577
                     -------    -------    -------    -------    -------    -------    -------
CASH FLOW            228,243    232,015    147,393    229,500    273,029    277,551    282,146

                                                  Income Capitalization Approach

      Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $1,385,000 which we round to $1,375,000 as an indication of market value for 7020 Snowdrift Road via the Income Capitalization Approach.

      This indication of value produces an implied "going-in" overall capitalization rate of 10.10 percent based upon the initial year's net operating income of $138,800. The implied "going-in" overall capitalization rate is consistent the parameters set by the above investor's surveys. Additionally, based upon a market value of $1,375,000 and a projected future gross reversionary value of approximately $1,872,000, a compound annual rate of appreciation of 3.13 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 57 percent of the expected yield is from cash flows while the balance is attributable to property reversion. This percentage falls within the generally accepted relevant range of most current real estate investors.

6810 Tilghman Street

      This property is a 54,844 square foot single story warehouse building which is 100 percent occupied by two tenants, one of which will take occupancy on August 1, 1997. On the opposing page is a presentation of the cash flows which an informed investor could reasonably expect 6810 Tilghman Street to generate over a ten year time horizon. These cash flows are based upon the following analysis:

      Base Rental Income - The existing lease contracts at the subject property provide a current base rental income of $3.33 per square foot of gross building area. Both also provide for annual increases over the remaining term. A copy of the rent roll over the subject property is included among the Addenda to this report.

      The rental data previously analyzed for 7055 Ambassador Drive are applicable to this property as well. As noted, rental rates on space comparable to the subject range from $3.50 per square foot up to $4.66 per square foot on a net basis. After analyzing the rents now being paid for comparable space and services in the competitive open market, it is our conclusion that the current average economic rent for the subject is $4.00 per square foot on a net basis for the larger tenant area of 40,259 square feet, and $4.25 per square foot for the remaining space, which encompasses 14,585 square feet. Economic rent is forecasted to increase by 3.5 percent throughout the projection period.

      Expense Reimbursements - Consistent with market leasing practice for this type of real estate, the tenant in a property like the subject is responsible for certain expenses incurred annually in the operation and ownership of the investment. These expenses include real estate taxes, insurance premiums, and common area maintenance. Future leases in the subject property are projected to be structured in a similar fashion.

================================================================================


                                      -90-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                              6810 Tilghman Street

Building NRA            54,844

                                      1994 Actual              1995 Actual              1996 Actual        BAP Budget 1997
                                 --------------------       -----------------       ------------------   ------------------
Item                                Amount    Per SF         Amount   Per SF          Amount   Per SF      Amount   Per SF
---------------------------------------------------------------------------------------------------------------------------
Operating Revenues:
    Base Rents                   $ 184,363   $  3.36       $ 168,639  $  3.07       $ 174,124  $  3.17   $ 179,609  $  3.27
    Rents from Affiliates              683      0.01             559     0.01              --       --          --       --
    Operating Escalation             1,131      0.02           1,619     0.03          38,189     0.70      38,496     0.70
    Hotel Operations                    --        --              --       --              --       --          --       --
    Marina Rentals                      --        --              --       --              --       --          --       --
    Other                            1,622      0.03              --       --              42     0.00          --       --
                                -------------------------------------------------------------------------------------------
    Total operating revenues     $ 187,799   $  3.42       $ 170,817  $  3.11       $ 212,355  $  3.87   $ 218,105  $  3.98
                                -------------------------------------------------------------------------------------------

Operating expenses:
    Administrative and general:
     Management fees             $   3,757   $  0.07       $   3,416  $  0.06       $   5,224  $  0.10   $   5,040  $  0.09
     Salaries                        5,128      0.09           3,750     0.07           4,454     0.08       4,440     0.08
     Other administrative            6,514      0.12           1,069     0.02           3,281     0.06       2,832     0.05
    Bad debts                           --        --               4     0.00              --       --          --       --
    Professional services              326      0.01             420     0.01              20     0.00       2,192     0.04
    Utilities                          517      0.01            (264)   (0.00)            343     0.01         360     0.01
    Maintenance labor                   --        --              --       --              --       --         252     0.00
    Outside contracts                  456      0.01            (302)   (0.01)         18,339     0.33      13,168     0.24
    Cleaning                            --        --              --       --              --       --          --       --
    Maintenance materials            2,329      0.04             776     0.01           2,548     0.05       5,324     0.10
    Real estate and other taxes        124      0.00              --       --           4,821     0.09       6,193     0.11
    Advertising                      3,111      0.06           2,018     0.04           1,744     0.03       3,348     0.06
    Lease expense, land                 --        --              --       --              --       --         848     0.02
    Other                              174      0.00             151     0.00             115     0.00          --       --
                                -------------------------------------------------------------------------------------------
    Total operating expenses     $  22,436   $  0.41       $  11,038  $  0.20         $40,889  $  0.75   $  43,997  $  0.80
                                -------------------------------------------------------------------------------------------
                                -------------------------------------------------------------------------------------------
NET OPERATING INCOME             $ 165,363   $  3.02       $ 159,779  $  2.91       $ 171,466  $  3.13   $ 174,108  $  3.17
                                ===========================================================================================
---------------------------------------------------------------------------------------------------------------------------

                                                  Income Capitalization Approach
================================================================================

      Allowance for Vacancy and Credit Loss - We have deducted 3 percent from gross revenues as a global allowance for the non-payment of rent or expenses by a lessee. Additionally, our analysis over time has incorporated a lag vacancy allowance which provides for "down time" between the expiration of an existing lease and the commencement of a new lease. The weighted average lag vacancy utilized between lease expirations in this report is two months as previously described.

      Operating Expenses - We were provided with historic operating expense data for the subject property. We have also been provided with current ownership's operating pro forma. On the opposing page is a presentation of the historical operating expenses for the subject building. The following is a brief summary of the projected expenses for the subject property.

            Real Estate Taxes - In the Real Estate Tax and Assessments section of this report, we document the level of assessment for each of the subject buildings that make up the subject property. In the initial year of investment, (FY 1997), the real estate tax expense for 6810 Tilghman Street is estimated to be $23,879 or $0.44 per square foot.

            Insurance - Based upon historical experience, the cost for hazard and liability insurance has ranged from $.02 to $.12 per square foot. We have stabilized insurance expense at $2,882 in the first year of the investment or $0.05 per square foot. This is consistent with ownership's budget projections.

            Common Area Charges - This expense category includes all common building and yard maintenance such as lawn service and trash collection that the landlord contracts and the tenant reimburses. Given the age and condition of the building in the initial year of investment, (FY 1997), the common area charges expense is estimated at $0.35 per square foot of gross building area, which is consistent with experience.

            Management - The fee for providing professional management services includes collections, supervision and the preparation of all budgets. According to the historical operating expenses, the cost for professional management has ranged from $0.06 to $0.10 per square foot of rentable building area. It must be noted that the this building was managed as part of a portfolio and ownership was able to capitalize on economies of scale. As a "stand alone" property in the initial fiscal year, this amount is forecasted to be $.20 per square foot of building area.

            Miscellaneous - Invariably, miscellaneous expenses occur in the operation of a property such as the subject. These include advertising and promotional expenses, professional fees, brochures, and a contingency for the unknown. The data available from the market indicate allowances for miscellaneous expenses ranging from $0.01 to $0.08 per square foot of rentable area. For this analysis, miscellaneous operating expenses are stabilized at $0.05 per rentable square foot of building area.

================================================================================


                                      -91-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================

      Operating expenses are forecasted to increase at an average annual rate of
      3.5 percent over the investment holding period. The forecast of projected growth rates in all categories of expense reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, which has been placed among the Addenda to this report. Except where noted, our projected growth rates for the various types of expense categories generally do not attempt to reflect growth rates for any individual year, but rather the long term trend over the period of analysis.

      Other Non-Operating Expenses - As previously described herein, the weighted cost of tenant alterations is projected to be $0.34 per square foot in the initial year of the investment holding period. On a weighted average basis, leasing commissions are equal to 2.84 percent of total effective base rental income over the term as well. Reserves for replacements are stabilized at $0.10 per square foot of rentable building area. Other non-operating expenses are forecasted to increase at an average annual rate of 3.5 percent over the investment holding period.

      Terminal Capitalization Rate - At the end of the assumed investment holding period, it is our projection that the subject property would most likely be sold at the end of the 10th year of the holding period for an amount equal to what would be the next year's net operating income capitalized at an overall rate of 11.0 percent. An 11.0 percent terminal capitalization rate is utilized in this analysis as it reflects current local market levels for an asset of this type plus a premium for the risk of unforeseen events or trends over time. The 11th year's computed net operating income is employed at this point as it would be the first received by a new purchaser of the subject property. In this analysis, then, a current investor would dispose of the subject property at the end of the projected holding period for an amount equal to $2,356,000 or $42.96 per square foot of building area.

      Transaction Costs - From the projected $2,355,000 reversion to an investor in the subject property, we have deducted a total of $94,000 to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 4 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders pre-tax net proceeds of sale equal to $2,261,000 to be received by an investor in the subject property at the end of the holding period.

      Discount Rate - Considering the locational attributes, physical traits and economic characteristics of the subject property, we believe a discount rate ranging from 11.0 percent to 12.0 percent would be appropriate for the subject property in light of the investment criteria previously presented herein. Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $1,712,000 to $1,852,000. This discounting process is summarized as follows:

================================================================================


                                      -92-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================
      Discount Rate          Present Worth          Unit Rate       Overall Rate
          11.00%              $1,852,000            $33.77/SF           9.48%
          11.25%              $1,823,000            $33.24/SF           9.63%
          11.50%              $1,794,000            $32.71/SF           9.79%
          11.75%              $1,766,000            $32.20/SF           9.94%
          12.00%              $1,739,000            $31.71/SF          10.10%

      Using an 11.50 percent internal rate of return, our discounted cash flow model computes to a present worth of $1,794,000 which we round to $1,800,000 as an indication of market value for 6810 Tilghman Street via the Income Capitalization Approach.

      This indication of value produces an implied "going-in" overall capitalization rate of 9.76 percent based upon the initial year's net operating income of $175,608. The implied "going-in" overall capitalization rate is consistent the parameters set by the above investor's surveys. Additionally, based upon a market value of $1,800,000 and a projected future gross reversionary value of approximately $2,355,000, a compound annual rate of appreciation of 3.72 percent is computed. Finally, with regard to the composition of the internal rate of return employed here, approximately 54 percent of the expected yield is from cash flows while the balance is attributable to property reversion. This percentage falls within the generally accepted relevant range of most current real estate investors.

      To this conclusion, we then add the value attributable to the excess land associated with this property. As noted, the existing improvements are expandable to 100,000 square feet and offer expansion land of approximately 2.75+/- acres for this purpose. We refer the reader to the subsequent Developmental Approach to the valuation of the vacant sites which comprise a part of the subject property. Here, we estimate the current value of land in Iron Run Corporate Center to be $100,000 per acre. Therefore, when added to the foregoing, a total value indicated by the Income Capitalization Approach is $2,075,000.

Final Conclusions - Improved Properties

      The subject property consists of both mid-rise office buildings and single story office/flex buildings. Due to differences among these, two sets of rental data were necessary for this comparative analysis of the real estate. Based upon these analyses, it is our conclusion that the Income Approach indicates a total market value of FORTY EIGHT MILLION ONE HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($48,175,000) for the entire subject property. This total value is comprised as follows:

================================================================================


                                      -93-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                  Income Capitalization Approach
================================================================================


================================================================================
                               Final Conclusions
================================================================================
                      Property                         Indicated Market Value
================================================================================
                7535 Windsor Drive                           $11,500,000
                7450 Tilghman Street                         $ 6,725,000
                7055 Ambassador Drive                        $ 5,900,000
                6755 Snowdrift Road                          $ 4,700,000
                7150 Windsor Drive                           $ 3,750,000
                6690 Grant Way                               $ 3,450,000
                6845 Snowdrift Road                          $ 3,550,000
                6670 Grant Way                               $ 2,850,000
                7010 Snowdrift Road                          $ 2,300,000
                7020 Snowdrift Road                          $ 1,375,000
                6810 Tilghman Street                         $ 2,075,000
                                                         --------------------
                TOTAL                                        $48,175,000
================================================================================

================================================================================


                                      -94-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                    IRON RUN
                           REMAINING DEVELOPMENT LAND

Input Data

Total Land Area            73.7607
Entrepreneurial Profit      12.00%
Marketing                    3.00%
Overhead                  $ 12,000
Transaction Costs            3.00%
Expense Growth               3.50%
Current Market Value/Acre $100,000
Real Estate Taxes         $ 60,661  $822.40  $851.19  $880.98  $911.81  $943.73

Site Summary             Land Area  Base Value/Acre  %Total Area      Taxes

N/S Windsor Drive         12.9879     $ 100,000        17.61%
S/S Windsor Drive          5.0558     $ 100,000         6.85%
S/S Windsor Drive          6.9879     $ 100,000         9.47%
S/S Windsor Drive          6.8728     $ 100,000         9.32%
S/S Windsor Drive          4.2952     $ 100,000         5.82%
S/S Tilghman Street        5.0017     $ 100,000         6.78%
NEC Snowdrift & Tilghman  10.0702     $ 100,000        13.65%         8604
Cul-De-Sac of Grant Way    5.4892     $ 100,000         7.44%         4263
N/S Ambassador Drive      14.0000     $ 100,000        18.98%        15116
NWC Ambassador & Hickory   3.0000     $ 100,000         4.07%
    (9 acres gross)

Total Usable              73.7607                     100.00%


Land Appreciation     Year        1997      1998      1999      2000      2001
    Rates         Appreciation    0.0%      2.5%      2.5%      2.5%      2.5%
                   Price/Acre   $100,000  $102,500  $105,063  $107,689  $110,381

Development Scenario
                                     1997        1998      1999       2000         2001

Takedown Schedule                   17.0000     15.5594    9.2969     13.8607     18.0437

Remaining Developable Land Area     56.7607     41.2013   31.9044     18.0437          --
Gross Proceeds                   $1,700,000  $1,594,839  $976,756  $1,492,646  $1,991,687

Less: Entrepreneurial Profit     $  204,000  $  191,381  $117,211  $  179,117  $  239,002

Net Land Proceeds                $1,496,000  $1,403,458  $859,545  $1,313,528  $1,752,684

Operating Expenses
    Real Estate Taxes            $   46,680  $   35,070  $ 28,107  $   16,452  $       --
    Marketing                    $   44,880  $   42,104  $ 25,786  $   39,406  $   52,581
    Overhead                     $   12,000  $   12,000  $ 12,000  $   12,000  $   12,000
    Transaction Costs            $   44,880  $   42,104  $ 25,786  $   39,406  $   52,581

Total Operating Expenses         $  148,440  $  131,277  $ 91,680  $  107,264  $  117,161

Net Income Attributable
    to Land                      $1,347,560  $1,272,180  $767,865  $1,206,264  $1,635,523

                                    Aggregate          $/Acre
Net Present Value @    14.00%       $4,242,903        $ 57,523
                       14.50%       $4,191,672        $ 56,828
                       15.00%       $4,141,456        $ 56,147
                       15.50%       $4,092,230        $ 55,480
                       16.00%       $4,043,968        $ 54,826

                                                    DEVELOPMENT PARCEL VALUATION
================================================================================

      The Developmental Approach has been utilized to value the ten development parcels associated with the subject property. This methodology combines aspects of all three of the traditional valuation techniques to produce an indication of value for real property which is to be subdivided, improved and resold to the public. The economic principle of contribution, the underlying rationale of this approach, holds that the value of a particular component in a real estate venture is measured in terms of its addition to the value of the whole property. This method of valuation is particularly significant when development represents the highest and best use of the property and when the market data on the finished product are available.

      In the Developmental Approach, we employ the following steps to reach an estimate of market value for the subject:

      1. estimate the total revenues which an informed developer can expect to receive for his or her final product over time through an analysis of similar approved and improved office building sites which have recently transferred in the competitive open market;

      2. deduct the typical costs associated with owning and marketing that inventory from the retail or sale prices to the final consumer;

      3. deduct the profit margin which would be necessary to adequately reward an entrepreneur for accepting the marketing risks of the property;

      4. discount all potential future benefits derived from the marketing of the lots to a present sum at an appropriate rate which is then indicative of the subject property's current value as a tract of fully approved and improved building lots.

      In the case of the subject property, we are analyzing the value of the remaining developable land In Iron Run Corporate Center. On the opposing page is a presentation of our Developmental Approach to the valuation of the subject property. Subsequent to this is a complete discussion of the figures utilized in this analysis.

Gross Sales Revenue

      The gross retail sales which an informed developer can reasonably expect to receive in marketing development sites at the subject is estimated by a direct comparison with similar lots which have recently transferred in the local marketplace. These market data are converted to a meaningful unit of comparison and analyzed in relation to the various lots at the subject property. When information is available as to a sufficient number of transactions involving similar properties, the resulting pattern is a good indication of the gross revenues which could be generated from the subject property.

      The most widely used and market oriented unit of comparison for properties with characteristics similar to those of the subject is the sale price per square per acre of land area. All transactions utilized in this analysis are computed on this basis. On the following opposing page is a summary of the market data assembled for this analysis. The details of each transaction are included among the Addenda to this report.

================================================================================


                                      -95-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

===================================================================================================================================
                                                           Market Summary
                                                       Industrial Land Sales
                                               Upper Macungie Township, Lehigh County
===================================================================================================================================
Sale      Location                       Date      Consideration   Land Area      Sale                    Comments
                                                                                Price/Acre
-----------------------------------------------------------------------------------------------------------------------------------
 #1   Lot 4                              6/97         $ 679,250    7.15 acres     $95,000    This site was purchased by a user
      Mill Run Corporate Center                                                              for the development of a 60,000
      Upper Macungie Township                                                                square foot manufacturing facility.
      Lehigh County, PA

 #2   Industrial Blvd. & Schantz Rd.      U/C        $2,970,000   27+/- acres    $110,000    This site is being sold to a Chicago
      Upper Macungie Township                                                                based developer, who will
      Lehigh County, PA                                                                      reportedly construct a 425,000
                                                                                             square foot warehouse to suit an
                                                                                             undisclosed tenant.

 #3   7235 Penn Drive                    5/96         $ 250,000   2.858 acres     $87,473    This site was acquired for future
      Wm. Penn Bus. Ctr.                                                                     development. All utilities are
      Upper Macungie Township                                                                available.
      Lehigh County, PA

 #4   Lots 16 & 17                       3/96        $6,731,200   77.221 acres    $87,168    This site was acquired for the
      Lehigh Valley West Ind Pk                                                              development of a 1.2 million square
      Upper Macungie Township                                                                foot warehouse facility. All utilities
      Lehigh County, PA                                                                      were available.

 #5   E/S Windsor Drive                  1/95         $ 370,400   2.9632 acres   $125,000    This  site  was  subsequently
      Iron Run Corporate Center                                                              developed with a warehouse facility
      Upper Macungie Township                                                                by the purchaser. Reportedly, the
      Lehigh County, PA                                                                      grantee was motivated in that he
                                                                                             specifically desired this site and
                                                                                             was willing to pay a premium price.
===================================================================================================================================

                                                    Development Parcel Valuation
================================================================================

      Provided on the opposing page are the Comparable Land Sales that were assembled for this analysis. As a result, the following comparisons are made:

      Comparable Land Sale #1 is situated within Mill Run Corporate Center, a newer development which adjoins Iron Run to the west. This transaction represents the most recent land activity in the immediate area. Discussions with a representative of the grantor indicated that the consideration represented a figure agreed to some time ago and that land in this development was now being priced at $100,000 per acre. A slight positive adjustment was made to this land transaction to account for the foregoing. All utilities were available to the site with necessary infrastructure in place.

      Comparable Property Sales #2, #3, and #4 are all situated a short distance to the south of Iron Run on the south side of Interstate 78. All were reportedly arm's length and were achieved with market oriented financing. Sale #2 is a current contract which gives another excellent example of the escalation of land values in the immediate area. Sales #3 and #4, which took place within two months of one another, tend to indicate that no discounting for economies of scale is currently evident in this marketplace. All utilities were available to these sites, with necessary infrastructure in place.

      Finally, Comparable Property Sale #5 is the most recent land sale which took place within Iron Run. Negative adjustment to this sale to account for the special motivation of the grantee, who agreed to a premium price in order to locate here, is considered. All utilities were available to the site with necessary infrastructure in place.

Conclusion of Land Value

      After considering all available data in conjunction with the characteristics of the subject site, it is our opinion that, by direct sales comparison, the current average market value for each development site would be $100,000 per acre of land area. This level of pricing has been utilized in calculating the initial projected land values for the subject parcels.

Project Absorption

      At the present time, demand is strong for sites in the immediate area and has been so over the past several years. Current ownership of the subject sites has not sold land other than one parcel in 1995 as they prefer to hold the parcels for their own speculative or build-to-suit development. However, given the desirability of this location for both industrial and office use, it is anticipated that a development period of approximately five years will be required to successfully market the subject sites. This assumption assumes that an aggressive marketing program similar to that of other developments would be instituted.

      During the projected absorption period, we have anticipated a phased absorption of land as follows:

================================================================================
      Year                                   Acres Absorbed
--------------------------------------------------------------------------------
      1997                                       17.0000
      1998                                       15.5594
      1999                                        9.2969
      2000                                       13.8607
      2001                                       18.0437
================================================================================

================================================================================


                                      -96-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                    Development Parcel Valuation
================================================================================

Price Appreciation

      Market conditions in the local industrial and office sectors continue to be favorable demand here. However, while we expect that there will be gradual price appreciation of land values here going forward, it is our belief that this average rate will lag that of improved properties. Given this as well as the impact of the aforementioned competing land developments, we project an appreciation rate of 2.5 percent per annum throughout the remainder of the development period.

      We again refer the reader to the summary of the Development Approach, exhibited previously, which indicates the effect of these assumptions on the price per square foot of floor area ratio over the anticipated absorption period. As can be seen from this schedule, the total projected gross proceeds of sale from the development parcels which comprise the subject property over the marketing and development period are estimated to be approximately $7,756,000. This estimate is equivalent to $105,151 per acre of land area.

Developer's Entrepreneurial Profit

      Like all other manufacturers, real estate developers must be rewarded for their entrepreneurial efforts from the sale of the final product or there would be no economic incentive to initiate the venture. There needs to be a positive margin between gross revenues and the sum of all costs, namely; land, labor and capital, for real estate project to be feasible. This profit margin serves to compensate the entrepreneur for accepting the risks of acquiring a suitable parcel of land, securing the appropriate governmental approvals, designing and constructing the improvements and marketing the final product to the ultimate consumer.

      Profit margins on real estate ventures vary greatly and can be as high as 20 percent of gross revenues, but typically range between 8 and 12 percent. A current purchaser of the subject sites would incur the risks of completing any required infrastructure and marketing improved office sites in an established office location which has witnessed the largest absorption of new office space in the marketplace. Relative to other suburban markets, development in the Lehigh Valley offers slightly greater risk. Although currently strong, it is nevertheless viewed as a secondary market area by some investors. Therefore, in this analysis, we have deducted twelve percent of gross sales revenues as the necessary compensation for the entrepreneurial efforts required to market the subject property.

      On an aggregate basis, the total provision for entrepreneurial profit in this analysis is projected to be approximately $931,000 over the anticipated absorption period. On average, this is equivalent to about $186,000 per calendar year.

Interim Holding Costs

      During the anticipated marketing period, a developer of the subject property would incur certain expenses. These interim holding costs include the real estate taxes on the unsold inventory of land, marketing fees, an allowance for administrative overhead, and transfer taxes. The following is more detailed discussion of these interim holding costs:

================================================================================


                                      -97-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                    Development Parcel Valuation
================================================================================

      Sales & Marketing - An allowance of 3 percent of gross sale prices has been estimated to cover the costs of marketing the project. This includes the cost for site plans and third party brokerage commissions. As the majority of land deals in this marketplace are typically sourced by the land developer, we feel an allowance of three percent is adequate.

      Overhead & Soft Costs - General and administrative costs consist primarily of office expense and minor overhead associated with the overall responsibilities of the developer. We have provided an allowance of $12,000 annually for these expenses.

      Transaction Costs - This category includes transfer taxes and other incidental costs of sale. We have budgeted an allowance for this item equivalent to three percent of gross revenues throughout the development period.

Discount Rate

      After deducting a provision for entrepreneurial profit and all interim holding costs, the remaining net proceeds of sale are discounted at an appropriate rate to a present sum which is indicative of the current value of the project on a completed basis. All capital invested in real estate ventures competes in the open market for alternative opportunities. Since any real estate investment must compete in the open market for capital, it must be competitive with the various alternatives available in the financial marketplace.

      In developing an appropriate risk rate for the subject, we have given consideration to a number of different investment opportunities. These included long term rates such as Tax Exempt Bonds presently yielding approximately 5.67 percent for A-rated, long term general obligation bonds, and Treasury Bonds averaging about 6.8 percent. In addition, short term rates were also studied and included Commercial Paper at 5.41 percent which is the discount rate for unsecured notes of high quality corporate borrowers; the current prime rate of
8.25 percent and the current discount rate of five percent. Despite the continued decline in yields on alternative investments, due to the continued imbalance in most real estate asset classes in conjunction with the lack of available financing, yield requirements for real estate have not fallen dramatically.

      Cushman & Wakefield's survey of real estate investors indicates that average yields ranging from about 11.0 percent to 15.0 percent are necessary in the current market. This survey is included among the Addenda to this report. The lower discount rates are generally applicable to such preferred real estate investments as regional shopping malls and well leased industrial facilities. The upper end of this range is generally applicable to real estate investments such as hotels and land development projects. For this analysis, we have discounted the net sales income to a present sum at a range in discount rates from 14.0 percent to 15.0 percent. From within this range, we have selected a discount rate of approximately 14.50 percent. In utilizing a 14.50 percent discount rate, invested capital would be adequately compensated for the risks associated with a development property like the subject property.

================================================================================


                                      -98-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                    Development Parcel Valuation
================================================================================

================================================================================
                            Iron Run Development Land
                            Net Present Value Matrix
================================================================================
                Discount           Net Present           Net Present
                  Rate               Value               Value/Acre
================================================================================
                 14.00%            $4,242,903              $57,523
--------------------------------------------------------------------------------
                 14.50%            $4,191,672              $56,828
--------------------------------------------------------------------------------
                 15.00%            $4,141,456              $56,147
================================================================================

Conclusion

      The gross sales revenues produced by the subject property are estimated to be approximately $7,756,000 over the anticipated five year absorption period. A provision for entrepreneurial profit results in net proceeds of sale of $6,825,000. Interim holding costs during this time are projected to be about $596,000. Further deducting a provision for the cost of capital invested in the venture produces an indication of the value of the project. Based upon this analysis, it is our opinion that the Developmental Approach indicates a current market value of FOUR MILLION TWO HUNDRED THOUSAND DOLLARS ($4,200,000) for the remaining development land within Iron Run Corporate Center. This conclusion of market value is equivalent to approximately $56,941 per acre of land area.

================================================================================


                                      -99-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We have considered all of the traditional approaches to estimating market value of commercial real estate in our analysis. Two of the three traditional approaches were utilized, indicating the following values for the improved components of subject property:


================================================================================
     Property          Sales Comparison Approach  Income Capitalization Approach
================================================================================
7535 Windsor Drive             $11,000,000                  $11,500,000
7450 Tilghman Street           $ 6,700,000                  $ 6,725,000
7055 Ambassador Drive          $ 5,900,000                  $ 5,900,000
6755 Snowdrift Road            $ 4.700,000                  $ 4,700,000
7150 Windsor Drive             $ 3,600,000                  $ 3,750,000
6690 Grant Way                 $ 3,400,000                  $ 3,450,000
6845 Snowdrift Road            $ 3,500,000                  $ 3,550,000
6670 Grant Way                 $ 2,700,000                  $ 2,850,000
7010 Snowdrift Road            $ 2.200,000                  $ 2,300,000
7020 Snowdrift Road            $ 1,400,000                  $ 1,375,000
6810 Tilghman Street           $ 2,175,000                  $ 2,075,000
                       ---------------------------------------------------------
       TOTAL                   $47,275,000                  $48,175,000
================================================================================

      The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

================================================================================


                                      -100-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         Reconciliation and Final Value Estimate
================================================================================

      Our analysis has also considered the value of the remaining vacant development parcels within the Iron Run Corporate Center. Our analysis of these parcels via the Developmental Approach has indicated a present value of $4,200,000 as market oriented.

      In light of the above, we are of the opinion that the market value of the appropriate leased fee/fee simple estate in the property, as of July 1, 1997, was:

          FIFTY TWO MILLION THREE HUNDRED SEVENTY FIVE THOUSAND DOLLARS
                                   $52,375,000

      The individual values are as follows:

           7535 Windsor Drive                        $11,500,000
           7450 Tilghman Street                      $ 6,725,000
           7055 Ambassador Drive                     $ 5,900,000
           6755 Snowdrift Road                       $ 4,700,000
           7150 Windsor Drive                        $ 3,750,000
           6690 Grant Way                            $ 3,450,000
           6845 Snowdrift Road                       $ 3,550,000
           6670 Grant Way                            $ 2,850,000
           7010 Snowdrift Road                       $ 2,300,000
           7020 Snowdrift Road                       $ 1,375,000
           6810 Tilghman Street                      $ 2,075,000
           Remaining Development Parcels             $ 4,200,000
                                                     -----------
           Total                                     $52,375,000

================================================================================


                                      -101-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================


                                      -102-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them);
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraisers best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

      Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================


                                      -103-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      We certify that, to the best of our knowledge and belief:

1. Thomas H. Myers, Jr. has inspected the property, and John B. Rush, MAI, Manager, Valuation Advisory Services, has reviewed and approved the report but did not inspect the property.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, John B. Rush, MAI have completed the requirements of the continuing education program of the Appraisal Institute.


      /s/ Thomas H. Myers
      -----------------------------------------------------
      Thomas H. Myers, Jr.
      State Certified General Appraiser No. GA-000496-L


      /s/ John B. Rush
      -----------------------------------------------------
      John B. Rush, MAI
      State Certified General Appraiser No. GA-000331-L
      Reviewed and Approved

================================================================================


                                      -104-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
--------------------------------------------------------------------------------

                                    RENT ROLL



                                 INVESTOR SURVEY


                                 IMPROVED SALES


                                   LAND SALES



                            APPRAISERS' QUALIFICATIONS


--------------------------------------------------------------------------------

                           20006 - 7535 WINDSOR DRIVE
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)


      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

#  1
ROSENBLUTH INTL
BASE LEASE 1/96- 4/99       90,671          0           0       7,004   97,675
             6,038 SF        15.02       0.00        0.00        1.16    16.18

#  2
ROSENBLUTH TRAVEL
BASE LEASE 5/97- 4/99       62,071          0           0       4,342    66,413
             3,743 SF        16.58       0.00        0.00        1.16     17.74

#  3
SIEMENS AUTOMOTIVE
BASE LEASE 1/96- 6/00       60,917          0           0       1,652    62,569
             4,130 SF        14.75       0.00        0.00        0.40     15.15

#  4
BAP SALES/MGMT
BASE LEASE 1/96-10/97       29,455          0           0         338    29,793
             2,218 SF        13.28       0.00        0.00        0.15     13.43

#  5
ROSENBLUTH INTL
BASE LEASE 1/96- 4/99       44,990          0           0       3,475    48,465
             2,996 SF        15.02       0.00        0.00        1.16     16.18

#  6
AIR PRODUCTS
BASE LEASE 1/96-10/01       15,125          0           0           0    15,125
             3,361 SF         4.50       0.00        0.00        0.00      4.50

#  7
ROSENBLUTH INTL
BASE LEASE 1/96- 4/99       41,641          0           0       3,216    44,857
             2,773 SF        15.02       0.00        0.00        1.16     16.18

#  8
ROSENBLUTH INTL
BASE LEASE 1/96- 4/99       40,996          0           0       3,167    44,163
             2,730 SF        15.02       0.00        0.00        1.16     16.18

#  9
WEAVER MOSEBACH
BASE LEASE 1/96-10/02      234,442          0           0           0   234,442
            15,806 SF        14.83       0.00        0.00        0.00     14.83

# 10

PROFIT WIZE MKTG
BASE LEASE 1/96- 1/00       58,513          0           0       2,142    60,655
             3,967 SF        14.75       0.00        0.00        0.54     15.29

# 11
PROFIT WIZE MKTG
BASE LEASE 1/96- 1/00       18,659          0           0         683    19,342
             1,265 SF        14.75       0.00        0.00        0.54     15.29



                                                                          PAGE 2


      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

# 12
SUMMIT BANK
BASE LEASE  1/96-10/99      54,796          0           0       1,026    55,822
              3,540 SF       15.48       0.00        0.00        0.29     15.77

# 13
AIR PRODUCTS
BASE LEASE  1/96-10/01     740,142          0           0      49,978   790,120
             54,329 SF       13.62       0.00        0.00        0.92     14.54

# 14
AIR PRODUCTS
BASE LEASE  1/96-10/01       5,859          0           0           0     5,859
              1,514 SF        3.87       0.00        0.00        0.00      3.87

# 15
MASS  MUTUAL LIFE
BASE  LEASE 1/96- 5/01     108,582          0           0       1,996   110,578
              6,885 SF       15.77       0.00        0.00        0.29     16.06

# 16
MASS  MUTUAL LIFE
BASE  LEASE 1/96- 5/01      23,499          0           0         432    23,931
              1,490 SF       15.77       0.00        0.00        0.29     16.06

# 17
AIR PRODUCTS
BASE LEASE  1/96-10/01       5,859          0           0           0     5,859
              1,514 SF        3.87       0.00        0.00        0.00      3.87

# 18
CADENCE
BASE LEASE 10/96-11/01      76,041          0           0       3,462    79,503
              4,876 SF       15.59       0.00        0.00        0.71     16.30

# 19
AIM EXECUTIVE HOLD
BASE LEASE 2/97- 1/00       30,374          0           0         997    31,371
             1,846 SF        16.45       0.00        0.00        0.54     16.99

# 20
PIOSA, HIXSON, GIO
BASE LEASE 4/97- 3/02       48,859          0           0       2,258    51,117
             3,180 SF        15.36       0.00        0.00        0.71     16.07
                        ----------  ---------  ----------  ---------- ---------
               TOTALS    1,791,491          0           0      86,168 1,877,659
           128,201 SF        13.97       0.00        0.00        0.67     14.65
                        ==========  =========  ==========  ========== =========

                         20004 - 7450 TILGHMAN STREET #2
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)


      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

#  1
PRUDENTIAL INSURAN
BASE LEASE 6/86-12/97      495,000          0           0      85,052   580,052
           100,000 SF         4.95       0.00        0.00        0.85      5.80
                        ----------  ---------  ----------  ----------  --------
               TOTALS      495,000          0           0      85,052   580,052
           100,000 SF         4.95       0.00        0.00        0.85      5.80
                        ==========  =========  ==========  ==========  ========

                          20008 - 7055 AMBASSADOR ROAD
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)

      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

#  1
CATERPILLAR LOGIST
BASE LEASE 9/92-12/97      528,307          0          0     116,073    644,380
           153,600 SF         3.44       0.00       0.00        0.76       4.20
                        ----------  ---------  ---------   ---------   --------
               TOTALS      528,307          0          0     116,073    644,380
           153,600 SF         3.44       0.00       0.00        0.76       4.20
                        ==========  =========  =========   =========   ========

                          20010 - 6755 SNOWDRIFT DRIVE
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)


      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

#  1
DAY TIMERS INC
BASE LEASE 1/95- 2/00      468,750          0           0     116,316   585,066
           125,000 SF         3.75       0.00        0.00        0.93      4.68
                        ----------  ---------  ----------  ----------  ---------
               TOTALS      468,750          0           0     116,316   585,066
           125,000 SF         3.75       0.00        0.00        0.93      4.68
                        ==========  =========  =========   =========   ========

                           20011 - 7150 WINDSOR DRIVE
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)

      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

#  1
INTERIOR WRKPLC SO
BASE LEASE 1/96- 3/99       54,449          0          0       18,353    72,802
             7,446 SF         7.31       0.00       0.00         2.46      9.78

#  2
BELL ATLANTIC PA
BASE LEASE 1/96-10/99      155,871          0           0      42,344   198,215
            17,179 SF         9.07       0.00        0.00        2.46     11.54

#  3
MONSANTO
BASE LEASE 1/96- 2/98       58,314          0           0      19,751    78,065
             9,644 SF         6.05       0.00        0.00        2.05      8.09

#  4
LINDEN OPTICAL
BASE LEASE 3/96- 2/01       44,197          0           0      13,088    57,285
             5,310 SF         8.32       0.00        0.00        2.46     10.79

#  5
ICT GROUP
BASE LEASE 3/96- 2/01       49,256          0           0      12,125    61,381
             4,919 SF        10.01       0.00        0.00        2.46     12.48

#  6
ICT GROUP
BASE LEASE 7/96- 2/01       49,122          0           0      12,132    61,254
             4,922 SF         9.98       0.00        0.00        2.46     12.44
                        ----------  ---------  ----------  ----------  ---------
               TOTALS      411,209          0           0     117,793   529,002
            49,420 SF         8.32       0.00        0.00        2.38     10.70
                        ==========  =========  ==========  ==========  =========

                             20003 - 6690 GRANT WAY
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)

      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

#  1
AJ OSTER COMPANY
BASE LEASE 1/97-12/99      214,760          0           0      46,711   261,471
             45,500 SF        4.72       0.00        0.00        1.03      5.75

#  2
BATESVILLE CASKET
BASE LEASE  5/93- 4/99     174,250          0           0      43,631   217,881
             42,500 SF        4.10       0.00        0.00        1.03      5.13
                        ----------  ---------  ----------  ----------  ---------
                TOTALS     389,010          0           0      90,342   479,352
             88,000 SF        4.42       0.00        0.00        1.03      5.45
                        ==========  =========  ==========  ==========  =========

                           20001 - 6845 SNOWDRIFT ROAD
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)


      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------
#  1
BMG MUSIC
BASE LEASE 3/93- 2/98      146,978          0           0      29,927   176,905
            41,600 SF         3.53       0.00        0.00        0.72      4.25

#  2
RODALE PRESS
BASE LEASE 2/94- 8/02      200,032          0           0      44,503   244,535
            51,400 SF         3.89       0.00        0.00        0.87      4.76
                        ----------  ---------  ----------  ----------  ---------
               TOTALS      347,010          0           0      74,430   421,440
            93,000 SF         3.73       0.00        0.00        0.80      4.53
                        ==========  =========  ==========  ==========  =========

                             20005 - 6670 GRANT WAY
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)


      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------
#  1
TREASURE CHEST ADV
BASE LEASE 8/87- 7/97       29,154          0           0       5,394    34,548
            72,885 SF         0.40       0.00        0.00        0.07      0.47
                        ----------  ---------  ----------  ----------  ---------
               TOTALS       29,154          0           0       5,394    34,548
            72,885 SF         0.40       0.00        0.00        0.07      0.47
                        ==========  =========  ==========  ==========  =========

                           20007 - 7010 SNOWDRIFT ROAD
                             RENT ROLL AS OF 1/1998
                               (FISCAL YEAR BASIS)


      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

#  1
ANDERSON BDG
BASE LEASE  7/97- 6/02      82,472          0           0      16,265    98,737
              8,046 SF       10.25       0.00        0.00        2.02     12.27

#  2
VITALINK PHARMACY
BASE LEASE  9/97-11/02     138,454          0           0      58,098   196,552
             20,038 SF        6.91       0.00        0.00        2.90      9.81

#  3
SPECULATIVE TENANT
BASE LEASE 10/97- 9/02      38,942          0           0      13,294    52,236
              4,945 SF        7.88       0.00        0.00        2.69     10.56
                        ----------  ---------  ----------  ----------  ---------
                TOTALS     259,868          0           0      87,657   347,525
             33,029 SF        7.87       0.00        0.00        2.65     10.52
                        ==========  =========  ==========  ==========  =========

                                  20000 - 7020 SNOWDRIFT ROAD
                                     RENT ROLL AS OF 9/1997
                                       (FISCAL YEAR BASIS)


      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

#  1
AIR PRODUCTS
BASE LEASE  9/94- 8/01      92,500          0           0      31,350   123,850
             30,000 SF        3.08       0.00        0.00        1.04      4.13

#  2
INTERIOR SOLUTIONS
BASE LEASE 10/95- 3/99      54,102          0           0      11,902    66,004
             11,390 SF        4.75       0.00        0.00        1.04      5.79
                        ----------  ---------  ----------  ----------  --------
                TOTALS     146,602          0           0      43,252   189,854
             41,390 SF        3.54       0.00        0.00        1.04      4.59
                        ==========  =========  ==========  ==========  ========

                          20002 - 6810 TILGHMAN STREET
                             RENT ROLL AS OF 9/1997
                               (FISCAL YEAR BASIS)


      TENANT/
LEASE TYPE AND DATES/   BASE RENT/   OVERAGE/  SALES(000)/ RECOVERIES/ REVENUE/
     SQUARE FEET          PER SF      PER SF     PER SF       PER SF    PER SF
----------------------  ----------  ---------  ----------  ----------  --------

#  1
AIR PRODUCTS
BASE LEASE 1/96- 8/01      124,132          0           0      42,174   166,306
            40,259 SF         3.08       0.00        0.00        1.05      4.13

#  3
HERR'S
BASE LEASE 8/97- 7/02       56,821          0           0      14,027    70,848
            14,585 SF         3.90       0.00        0.00        0.96      4.86

                        ----------  ---------  ----------  ---------- ---------
               TOTALS     180,953           0           0      56,201   237,154
            54,844 SF        3.30        0.00        0.00        1.02      4.32
                        ==========  =========  ==========  ==========  ========

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                  AUTUMN 1996 19

                                                         WAREHOUSE BUILDING SALE
--------------------------------------------------------------------------------

I-1                                        Sale

Location:                                  904-34 Marcon Boulevard
                                           Hanover Township, Lehigh County, PA

Parcel Number:                             F10-10-8, 9, 10, & 11

Grantor:                                   Mellon Bank, NA as Ancillary
                                           Trustee for Westinghouse, Inc.

Grantee:                                   Larise Lehigh Associates One

Date of Sale:                              07/08/96

Physical Description:

  Land Area:                               14.64 Acres
  Gross Building Area:                     182,400 Square Feet
  Finished Office Area:                    6.0%
  % Air Conditioned:                       10%
  Clear Ceiling Height:                    20.0 feet
  Sprinklered:                             Yes
  Year Built:                              1987
  Land/Building Ratio:                     3.50:1
  Rail Access:                             No
  Condition:                               Good
  Construction Type:                       Masonry and metal panel
  Zoning:                                  Industrial

Sale Price:                                $6,000,000

Terms of Sale:                             Cash to seller.

Appraisal Indicators:
  Overall Rate (OAR):                      11.00%

Sale Price/Square Foot (GSF):              $32.89

COMMENTS:
  The seller of this property was highly motivated after an agreement of sale at a higher price collapsed. At the time of sale, it was 97.4 percent occupied by 14 tenants. Clearance ranges up to 22 feet and their is extensive tailgate loading. This four building complex also offers visibility from Route 22.

Confirmation Data:
  By:                                      BROKER

                                                         WAREHOUSE BUILDING SALE
--------------------------------------------------------------------------------
I-1 Continued
  With:                                    Michael Hines (C&W)


PHL4-1687

                                                         WAREHOUSE BUILDING SALE
--------------------------------------------------------------------------------

I-2                                        Sale

Building Name:                             Upper Mac Portfolio

Location:                                  6813, 6829, 6831 Ruppsville Rd
                                           7663 Industrial Blvd.
                                           Upper Macungie Twp, Lehigh County, PA

Parcel Number:                             Various

Grantor:                                   Upper Mac Realty (Thomas
                                           Armbruster & Michael Prokup)

Grantee:                                   J. P. Morgan Investment
                                           Management

Date of Sale:                              02/23/96

Physical Description:

 Land Area:                                19.30 Acres
 Gross Building Area:                      302,600 Square Feet
 Finished Office Area:                     2.0 %
 % Air Conditioned:                        2 %
 Clear Ceiling Height:                     22.0 feet
 Sprinklered:                              Yes
 Year Built:                               1984
 Land/Building Ratio:                      2.78:1
 Rail Access:                              Yes
 Condition:                                Good
 Construction Type:                        Tilt up masonry
 Zoning:                                   EC Employment Center

Sale Price:                                $8,700,000

Terms of Sale:                             Cash

Economic Indicators:
 Net Operating Income:                     $887,000           Actual

Appraisal Indicators:
 Overall Rate (OAR):                       10.20%

Sale Price/Square Foot (GSF):              $28.75

COMMENTS:
  This is a portfolio of four single story buildings

                                                         WAREHOUSE BUILDING SALE
--------------------------------------------------------------------------------

I-2 Continued
   constructed between 1984 and 1988. All lie within close proximity of one another. Clearance is typically
   22'; the Industrial Boulevard building has 38' clear heights. At the time of sale, the buildings were 100% occupied by a total of seven tenants.

  Confirmation Data:
   By:                                     BUYER
   With:                                   John Begier


PHL4-1342

                                                       FLEX INDUSTRIAL BLDG SALE
--------------------------------------------------------------------------------

I-3                                     Sale

Location:                               1 & 5 Highland Avenue
                                        Bethlehem Business Park
                                        Hanover Township, Northampton County, PA

Parcel Number:                          M6-15-10V

Grantor:                                John Hancock Life Insurance
                                        Company

Grantee:                                Specialty Minerals, Inc.

Date of Sale:                           12/27/95

Recording Data:                         Volume 1995-1, Page 124627

Physical Description:

  Land Area:                            6.72 Acres
  Gross Building Area:                  72,129 Square Feet
  Finished Office Area:                 30.9%
  % Air Conditioned:                    30.9%
  Clear Ceiling Height:                 18.0 feet
  Sprinklered:                          Yes
  Year Built:                           1988
  Land/Building Ratio:                  4.06:1
  Rail Access:                          No
  Condition:                            Good
  Construction Type:                    Masonry and steel frame
  Zoning:                               Planned Industrial

Sale Price:                             $3,029,420

Terms of Sale:                          Cash to seller.

Sale Price/Square Foot (GSF):          $42.00

COMMENTS:
  At the time of sale, this two building complex was
  78.6 percent occupied by six tenants, including the grantee. One building is 37,129 square feet, the other is 35,000 square feet. The buildings are visible from U.S. Route 22. It is the intent of the grantee to occupy the buildings as the existing leases expire. They also own and occupy a larger facility adjacent to this property.

Confirmation Data:
  By:                                  SELLER

                                                      FLEX INDUSTRIAL BLDG SALE
--------------------------------------------------------------------------------
I-3 Continued
  With:                                 John Begier


PHL4-1373

                                                      FLEX INDUSTRIAL BLDG SALE
--------------------------------------------------------------------------------

I-4                                    Sale

Location:                              7620 Cetronia Road
                                       Upper Macungie Twp, Lehigh County, PA

Parcel Number:                         J7SW4-3-9

Grantor:                               The Beacon Group

Grantee:                               Liberty Properties Limited
                                       Partnership

Date of Sale:                          05/02/95

Recording Data:                        Book 1544, Page 416

Physical Description:

  Land Area:                           12.32 Acres
  Gross Building Area:                 155,060 Square Feet
  Finished Office Area:                8.0%
  % Air Conditioned:                   8%
  Clear Ceiling Height:                24.0 feet
  Sprinklered:                         Yes
  Year Built:                          1990
  Land/Building Ratio:                 3.46:1
  Rail Access:                         No
  Condition:                           Good
  Construction Type:                   Tilt up concrete and steel
  Zoning:                              EC Employment Center

Sale Price:                            $4,880,763

Terms of Sale:                         Cash

Economic Indicators:
  Gross Annual Income:                 $640,126
  Less: Operating Expenses:            $157,490
  Net Operating Income:                $482,636

Appraisal Indicators:
  Overall Rate (OAR):                  9.89%

Sale Price/Square Foot (GSF):         $31.48

COMMENTS:
  This is an "L" shaped single story warehouse/distribution facility designed for multi-tenanted occupancy. The

                                                       FLEX INDUSTRIAL BLDG SALE
--------------------------------------------------------------------------------

I-4 Continued
   building has 24 tailgate docks and two drive-in doors.
   At the time of sale it was fully occupied by three tenants at rental rates ranging from $3.21 to $3.75 per square foot. All of the existing leases were scheduled to expire during 1995 and 1996.

  Confirmation Data:
   By:                                 BUYER
   With:                               Liberty Property


PHL4-1374

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-1                                    Sale

Building Name:                         Lehigh Valley Office Commons

Location:                              87 South Commerce Way
                                       LVIP IV
                                       Hanover Township, Northampton County, PA

Parcel Number:                         M6-15-40

Grantor:                               MAG LVOC Associates Limited

Grantee:                               Liberty Property Limited
                                       Partnership

Date of Sale:                          07/15/96

Recording Data:                        Volume 19961 Page 68430

Physical Description:

  Land Area:                           12.60 Acres
  Gross Building Area:                 62,454 Square Feet
  Net Rentable Area:                   60,580 Square Feet
  Year Built:                          1989
  Occupancy at Sale:                   97%
  Parking:                             Adequate
  Quality:                             Good
  Construction:                        Masonry and steel frame
  Zoning:                              PIBD
  Stories:                             1

Sale Price:                            $3,900,000

Terms of Sale:                         Cash

Appraisal Indicators:
  Overall Rate (OAR):                  10.60%

Sale Price/Square Foot (GSF):         $62.45

Sale Price/Square Foot (RSF):         $64.38

COMMENTS:
  This is a complex of three, single story office buildings. Originally developed by Franklin
  Realty, they were acquired by deed in lieu of foreclosure by PNC Realty Holding in

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-1 Continued
   December, 1991 and sold to the grantor for $4,500,000. At that time, the property also included the concrete pad and structural framework for an additional building of 21,250 square feet. However, permits to construct this building had expired and these improvements were removed. Of the total land area approximately 1 to 2 acres are considered excess to the improvements. The development potential of this land is unknown at this time.

  Confirmation Data:
   By:                                 BUYER


PHL4-1577

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-2                                    Sale

Building Name:                         Newpointe Building

Location:                              98 Brodhead Road
                                       LVIP IV
                                       Hanover Township, Northampton County, PA

Parcel Number:                         M6-15-42

Grantor:                               Newpointe Partnership

Grantee:                               Liberty Property Trust

Date of Sale:                          10/01/95

Recording Data:                        Volume 19951, Page 93664

Physical Description:

  Land Area:                           4.46 Acres
  Gross Building Area:                 52,142 Square Feet
  Net Rentable Area:                   47,147 Square Feet
  Year Built:                          1989
  Occupancy at Sale:                   100%
  Parking:                             Adequate
  Quality:                             Good
  Construction:                        Masonry
  Zoning:                              PIBD
  Stories:                             2

Sale Price:                            $3,300,000

Terms of Sale:                         Cash

Economic Indicators:
  Net Operating Income:                $313,000

Appraisal Indicators:
  Overall Rate (OAR):                  9.48%

Sale Price/Square Foot (GSF):          $63.29

Sale Price/Square Foot (RSF):          $69.99

COMMENTS:
  A two story multi-tenanted office building constructed in 1989 with a gross building area of 52,142 s.f. and a net

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-2 Continued
   rentable area of 47,147 s.f. The first floor contains a bank with a three lane, drive-through facility. The building contains a high level of interior finish and high quality construction.

  Confirmation Data:
   By:                                 BUYER


PHL4-1372

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-3                                    Sale

Building Name:                         Westfield Corporate Center

Location:                              4905 Tilghman Street
                                       S. Whitehall Twp., Lehigh County, PA

Parcel Number:                         H7-17-9

Grantor:                               WCC Holdings, Inc.

Grantee:                               4905 Tilghman Limited
                                       Partnership

Date of Sale:                          06/01/95

Recording Data:                        Volume 1547, Page 1092

Physical Description:

   Land Area:                          4.18 Acres
   Gross Building Area:                66,749 Square Feet
   Net Rentable Area:                  56,493 Square Feet
   Year Built:                         1989
   Occupancy at Sale:                  84%
   Parking:                            Adequate
   Quality:                            Average
   Construction:                       Masonry
   Zoning:                             Commercial/Office
   Stories:                            3

Sale Price:                            $2,950,000

Terms of Sale:                         Cash to seller.

Appraisal Indicators:
   Overall Rate (OAR):                 11.00%

Sale Price/Square Foot (GSF):          $44.20

Sale Price/Square Foot (RSF):          $52.22

COMMENTS:
   The site is improved with a three story, steel frame multi-tenated office building with a gross building area of 66,749 square feet and a net rentable area of 56,493 s.f. Exterior walls are a combination of dryvit and glass, and the building contains an atrium. According to a

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-3 Continued
   conversation with the purchaser, the sale price was predictaed around an 11 percent overall rate.

  Confirmation Data:
   By:                                 BUYER


PHL4-1371

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-4                                    Sale

 Building Name:                        Lehigh Valley Executive Campus

 Location:                             2200-02 Irving St.; 867, 871 &
                                       881 Marcon Boulevard
                                       Hanover Township, Lehigh County, PA

 Parcel Number:                        F10-10-8, 9, 10, & 11

 Grantor:                              Lehigh Valley Equities

 Grantee:                              Lehigh Valley Executive Campus
                                       Limited Partnership

 Date of Sale:                         06/20/95

 Recording Data:                       Volume 1547 Page 174

 Physical Description:

  Land Area:                           16.00 Acres
  Gross Building Area:                 163,690 Square Feet
  Net Rentable Area:                   163,690 Square Feet
  Year Built:                          1987
  Occupancy at Sale:                   89%
  Parking:                             Adequate
  Quality:                             Excellent
  Construction:                        Masonry and steel frame
  Zoning:                              PIO-Planned Industrial Office
  Stories:                             1

 Sale Price:                           $11,100,000

 Terms of Sale:                        Cash to seller.

 Appraisal Indicators:
  Overall Rate (OAR):                  9.37%

 Sale Price/Square Foot (GSF):         $67.81

 Sale Price/Square Foot (RSF):         $67.81

 COMMENTS:
  This is a five building complex located within Lehigh
  Valley Industrial Park III. At the time of sale, it was about 90 percent finished as office space. Tenants included Airborne, Kraft Foods, and Dun & Bradstreet. The

                                                            OFFICE BUILDING SALE
--------------------------------------------------------------------------------

I-4 Continued
   buildings are four sides brick and offer separate utilities to each tenant.

  Confirmation Data:
   By:                                 SELLER


PHL4-1578

                                                           LIGHT INDUSTRIAL SALE
--------------------------------------------------------------------------------

I-1                                    Sale

Location:                              6620 Grant Way
                                       Iron Run Corporate Center
                                       Upper Macungie Twp, Lehigh County, PA

Parcel Number:                         H7-12-5A

Grantor:                               D & M Properties, Inc.

Grantee:                               Submicron Systems Management

Date of Sale:                          11/21/96

Physical Description:

  Land Area:                           5.30 Acres
  Gross Building Area:                 30,000 Square Feet
  Finished Office Area:                40.0%
  % Air Conditioned:                   40%
  Clear Ceiling Height:                16.0 feet
  Sprinklered:                         Yes
  Year Built:                          1989
  Land/Building Ratio:                 7.70:1
  Rail Access:                         No
  Condition:                           Good
  Construction Type:                   Masonry and steel frame
  Zoning:                              Industrial

Sale Price:                            $1,825,000

Terms of Sale:                         Cash to seller.

Sale Price/Square Foot (GSF):          $60.83

COMMENTS:
  This property was purchased to serve as the corporate headquarters of the grantee. A portion of the site is considered excess to the improvements as a 20,000 square foot addition was to be constructed following the sale. The buyer also intended to convert the warehouse area to office and training area.

Confirmation Data:
  By:                                  SELLER


PHL4-1597

                                                           LIGHT INDUSTRIAL SALE
--------------------------------------------------------------------------------

I-2                                    Sale

Location:                              2041 Avenue C
                                       Lehigh Valley Ind.  Park I
                                       Hanover Township, Lehigh County, PA

Parcel Number:                         E10SE4-4-2

Grantor:                               Avenue C-17 Associates

Grantee:                               Liberty Property Limited
                                       Partnership

Date of Sale:                          02/06/95

Recording Data:                        Book 1540 Page 385

Physical Description:

  Land Area:                           2.57 Acres
  Gross Building Area:                 30,400 Square Feet
  Finished Office Area:                17.0%
  % Air Conditioned:                   17%
  Clear Ceiling Height:                24.0 feet
  Sprinklered:                         Yes
  Year Built:                          1989
  Land/Building Ratio:                 3.68:1
  Rail Access:                         No
  Condition:                           Good
  Construction Type:                   Masonry and steel frame
  Zoning:                              Industrial

Sale Price:                            $1,290,000

Terms of Sale:                         Cash to seller

Appraisal Indicators:
  Overall Rate (OAR):                  10.34%

Sale Price/Square Foot (GSF):          $42.43

COMMENTS:
  The purchaser of this property was an active real estate investment trust. At the time of sale, the property was fully occupied by three tenants.

Confirmation Data:
  By:                                  BUYER


PHL4-1598

                                                           LIGHT INDUSTRIAL SALE
--------------------------------------------------------------------------------

I-3                                    Sale

Location:                              2124 Avenue C
                                       Lehigh Valley Ind.  Park I
                                       Hanover Township, Lehigh County, PA

Parcel Number:                         E10SE4-3-15

Grantor:                               Avenue C Associates

Grantee:                               Liberty Property Limited
                                       Partnership

Date of Sale:                          02/06/95

Recording Data:                        Book 1540 Page 390

Physical Description:

  Land Area:                           3.35 Acres
  Gross Building Area:                 36,000 Square Feet
  Finished Office Area:                5.0%
  % Air Conditioned:                   5%
  Clear Ceiling Height:                24.0 feet
  Sprinklered:                         Yes
  Year Built:                          1989
  Land/Building Ratio:                 4.05:1
  Rail Access:                         No
  Condition:                           Good
  Construction Type:                   Masonry and metal panel
  Zoning:                              Industrial

Sale Price:                            $1,310,000

Terms of Sale:                         Cash to seller.

Appraisal Indicators:
  Overall Rate (OAR):                  10.27%

Sale Price/Square Foot (GSF):          $36.39

COMMENTS:
  This property was purchased by an active real estate investment trust. At the time of sale, it was leased to a single tenant, Graybar Electric, through 10/97 at a rental rate of $4.07/s.f., net.

 Confirmation Data:
  By:                                  BUYER

                                                           LIGHT INDUSTRIAL SALE
--------------------------------------------------------------------------------

I-3 Continued


PHL4-1599

                                                           LIGHT INDUSTRIAL SALE
--------------------------------------------------------------------------------

I-4                                    Sale

Location:                              2196 Avenue C
                                       Lehigh Valley Ind.  Park I
                                       Hanover Township, Lehigh County, PA

Parcel Number:                         F1ONE1-1-3

Grantor:                               Lehigh County Industrial
                                       Development Authority

Grantee:                               Liberty Property Limited
                                       Partnership

Date of Sale:                          07/26/94

Recording Data:                        Book 1529 Page 1128

Physical Description:

  Land Area:                           4.48 Acres
  Gross Building Area:                 31,381 Square Feet
  Finished Office Area:                75.0%
  % Air Conditioned:                   100%
  Clear Ceiling Height:                16.0 feet
  Sprinklered:                         Yes
  Year Built:                          1980
  Land/Building Ratio:                 6.22:1
  Rail Access:                         No
  Condition:                           Good
  Construction Type:                   Masonry and steel frame
  Zoning:                              Industrial

Sale Price:                            $1,859,920

Appraisal Indicators:
  Overall Rate (OAR):                  9.40%

Sale Price/Square Foot (GSF):         $59.27

COMMENTS:
  This property was acquired by an active real estate investment trust. At the time of sale, it was occupied under lease by Centennial School, a school for autistic children. Approximately 75 percent of the building had office type finishes, with the entirety having finished ceilings. The rental rate reported at sale was $6.00/s.f., net.

                                                           LIGHT INDUSTRIAL SALE
--------------------------------------------------------------------------------

I-4 Continued
Confirmation Data:
 By:                                   BUYER


PHL4-1600

                                                            INDUSTRIAL SITE SALE
--------------------------------------------------------------------------------

L-1                                    Sale

Location:                              Lot 4
                                       Mill Run Corporate Center
                                       Upper Macungie Twp, Lehigh County, PA

Grantor:                               Lehigh Portland Cement Company

Grantee:                               Phoenix Forging Company

Date of Sale:                          06/09/97

Size:                                  7.15 Acres

Shape:                                 Irregular

Frontage:                              Mill Road

Utilities:                             Sewer, Water, Natural Gas, Electricity

Topography:                            Generally level

Zoning:                                Industrial

Price:                                 $679,250

Terms of Sale:                         Cash to seller.

Price per Acre:                        $95,000.00

COMMENTS:
  The grantee purchased this property for the development of a 60,000 square foot manufacturing facility for their use.

Confirmation Data:
  By:                                   BROKER
  With:                                 John Begier


PHL1-1407

                                                            INDUSTRIAL SITE SALE
--------------------------------------------------------------------------------

L-2                                     Sale

Location:                               Industrial Boulevard & Schantz
                                        Road
                                        Upper Macungie Twp, Lehigh County, PA

Grantor:                                Thrift Drug Company

Grantee:                                Walsh Higgins Company

Size:                                   27.00 Acres

Shape:                                  Irregular

Frontage:                               Industrial Boulevard and
                                        Schantz Road

Utilities:                              Sewer, Water, Natural Gas, Electricity

Topography:                             Level

Zoning:                                 Industrial

Price:                                  $2,970,000

Terms of Sale:                          Cash to seller.

Price per Acre:                         $110,000.00

COMMENTS:
  This site is currently under agreement of sale.
  The purchaser, a Chicago area developer, reportedly will construct a 425,000 square foot warehouse for an undisclosed tenant.

Confirmation Data:
  By:                                   BROKER


PHL1-1408

                                                            INDUSTRIAL SITE SALE

L-3                                     Sale

Location:                               7235 Penn Drive
                                        William Penn Business Center
                                        Upper Macungie Twp, Lehigh County, PA

Parcel Number:                          H17-33-1

Grantor:                                Alexander Tamerler

Grantee:                                SCC Real Estate Partnership

Date of Sale:                           05/22/96

Size:                                   2.86 Acres

Shape:                                  Irregular

Frontage:                               Penn Drive

Utilities:                              Sewer, Water, Natural Gas, Electricity

Topography:                             Level and at street grade

Zoning:                                 Industrial

Price:                                  $250,000

Terms of Sale:                          Cash to seller.

Recording Data:                         Book 1565 Page 34

Price per Acre:                         $87,412.31

COMMENTS:
 This site was acquired for future development by the grantee.

Confirmation Data:
  By:                                   SELLER


PHL1-1409

                                                            INDUSTRIAL SITE SALE
--------------------------------------------------------------------------------

L-4                                     Sale

Location:                               Lots 16 & 17
                                        Lehigh Valley West Ind. Park
                                        Upper Macungie Twp, Lehigh County, PA

Parcel Number:                          J6-3-12, 13, & 14

Grantor:                                Jaindl Land Company

Grantee:                                Liberty Property Limited
                                        Partnership

Date of Sale:                           03/19/96

Size:                                   77.22 Acres

Shape:                                  Irregular

Utilities:                              Sewer, Water, Natural Gas, Electricity

Topography:                             Generally level and at grade

Zoning:                                 Industrial

Price:                                  $6,731,200

Terms of Sale:                          Cash to seller.

Recording Data:                         Book 1561 Page 973

Price per Acre:                         $87,169.13

COMMENTS:
 This is the assemblage of three adjacent tracts for the developernent of a 1.2 million square foot distribution facility.

Confirmation Data:
 By:                                    BUYER
 With:                                  Rob Fenza


PHL1-1410

                                                            INDUSTRIAL SITE SALE
--------------------------------------------------------------------------------

L-5                                     Sale

Location:                               E/S Windsor Drive
                                        Iron Run Corporate Center
                                        Upper Macungie Twp, Lehigh County, PA

Grantor:                                Bell Atlantic Development, Inc

Grantee:                                Allentown Valve & Fitting

Date of Sale:                           01/27/95

Size:                                   2.96 Acres

Shape:                                  Irregular

Frontage:                               Windsor Drive

Utilities:                              Sewer, Water, Natural Gas, Electricity

Topography:                             Level and at street grade

Zoning:                                 Industrial

Price:                                  $370,400

Terms of Sale:                          Cash to seller.

Price per Acre:                         $125,134.75

COMMENTS:
 The agreed upon price for this 2.9632 site was $125,000 per acre. The grantee was reportedly motivated and willing to pay a premium price to acquire this specific tract in Iron Run.

Confirmation Data:
 By:                                    SELLER
 With:                                  Phil Schenkel


PHL1-1411

                                               QUALIFICATIONS OF THOMAS H. MYERS
--------------------------------------------------------------------------------

Professional Affiliations

       Candidate, Appraisal Institute (MAI Candidate #M850905)
       New Jersey Certified General Appraiser (Certificate #RG01655)
       Ohio Certified General Appraiser (Certificate #391699)
       Pennsylvania Certified General Appraiser (Certificate #GA-000496-L) Pennsylvania Real Estate Broker (License #AB-049650-L)

Real Estate Experience

       Senior Appraiser, Cushman & Wakefield Valuation Advisory Services, specializing in commercial and industrial real estate appraisal and investment counseling. Cushman & Wakefield is an international full service real estate organization and a Rockefeller Group Company.

       Senior Appraiser, Boyle/Helbig Realty, Inc. of Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from March, 1979 to December, 1979.

       Staff Appraiser, Reaves C. Lukens Company of
       Philadelphia, Pennsylvania, specializing in commercial real estate appraisal throughout the Delaware Valley from January, 1977 to March, 1979.

       Salesman, Eagle Corporation, specializing in the marketing of residential real estate in Delaware County, Pennsylvania from April, 1974 to January, 1977.

       Salesman, Lanard & Axilbund, Inc., of Philadelphia,
       Pennsylvania, specializing in the sale and leasing of both commercial and industrial real estate in center city from January, 1971 to March, 1974.

Formal Education

       Drexel Institute of Technology, Philadelphia, Pennsylvania
         Attended College of Business and Administration - 1967-1970

       Temple University, Philadelphia, Pennsylvania
         Required Courses of Study for State Brokerage Licensure

       Appraisal Institute, Chicago, Illinois
         Appraisal Principles, Methods and Techniques
         Capitalization Theory and Techniques
         Case Studies in Real Estate Valuation
         Valuation Analysis and Report Writing
         Investment Analysis
         Standards of Professional Practice

================================================================================
DISPLAY THIS CERTIFICATE PROMINENTLY * NOTIFY AGENCY WITHIN 10 DAYS OF ANY
CHANGE
--------------------------------------------------------------------------------
                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. BOX 2649, Harrisburg, PA 17105-2649

                                 Classification

                               GENERAL APPRAISER


Certificate Number      Certificate Date       Issued          Expires

GA-000331-L             SEP 10 1991            MAY 15 1995     JUN 30 1997

    [Seal of the Bureau of Professional and Occupational Affairs, Department
                                    of State]



/s/ John B. Rush                           Issued To:
-----------------------------
Signature                                  JOHN BENJAMIN RUSH
                                           325 POWDER HORN ROAD
/s/ Dorothy Childress                      FORT WASHINGTON PA 19034
-----------------------------
Commissioner of Professional
and Occupational Affairs

--------------------------------------------------------------------------------
ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S.ss.4911
================================================================================

                                                  QUALIFICATIONS OF JOHN B. RUSH
--------------------------------------------------------------------------------
Professional Affiliations

       Member, Appraisal Institute (MAI Designation #7261)
       Delaware Certified General Appraiser (Certificate #X1-0000051) Maryland Certified General Appraiser(Certificate #1 0041)
       New Jersey Certified General Appraiser (Certificate #RG 00808) Pennsylvania Certified General Appraiser (Certificate #GA-000331-L) Pennsylvania Real Estate Broker (License #ABO43144A)
       Affiliate, Tri-State Commercial & Industrial Association of Realtors Associate, Urban Land Institute (Associate #164089)

Real Estate Experience

       Director of Cushman & Wakefield of Pennsylvania, Inc. and Manager of its Valuation Advisory Services Department in Philadelphia. Cushman & Wakefield is a international full service real estate organization and a Rockefeller Group Company.

       Senior Appraiser, Cushman & Wakefield Appraisal Division, specializing in commercial and industrial real estate appraisal and investment counseling throughout the nation from January, 1980 to September, 1985.

       Staff Appraiser, Boyle/Helbig Realty, Inc. of
       Philadelphia, Pennsylvania, specializing in commercial and industrial real estate appraisal and investment counseling throughout a wide geographic area from December, 1977 to December, 1979.

       Associate, Michael Singer Real Estate Company of
       Philadelphia, Pennsylvania, specializing in the investment, leasing and management of local commercial and residential real estate from June, 1975 to December, 1977.

Formal Education

       Drexel University, Philadelphia, Pennsylvania
        Masterof Business Administration - 1982

       Saint Joseph's College, Philadelphia, Pennsylvania
        Bachelor of Arts - 1975

       Appraisal Institute, Chicago, Illinois
        Required Courses of Study Leading to the MAI Designation
        Various Lectures and Seminars for Continuing Education Credits

       Board of Realtors, Philadelphia, Pennsylvania
        Required Courses of Study for State Licensure

                                                  Qualifications of John B. Rush
--------------------------------------------------------------------------------

Qualified Expert Witness

       United States Bankruptcy Court,
       Eastern District of Pennsylvania

       United States Bankruptcy Court,
       Middle District of Pennsylvania

       Court of Common Pleas
       Dauphin County, Pennsylvania

       Board of Assessment Appeals
       Bucks County, Pennsylvania

       Board of Revision of Taxes
       City of Philadelphia

       Board of Tax Review
       City of Philadelphia

       Board of Assessment Appeals
       Dauphin County, Pennsylvania

================================================================================
DISPLAY THIS CERTIFICATE PROMINENTLY * NOTIFY AGENCY WITHIN 10 DAYS OF ANY
CHANGE
--------------------------------------------------------------------------------
                          Commonwealth of Pennsylvania
                              Department of State
                Bureau of Professional and Occupational Affairs
                    P.O. BOX 2649, Harrisburg, PA 17105-2649

                                 Classification

                               GENERAL APPRAISER


Certificate Number      Certificate Date       Issued          Expires

GA-000496-L             DEC 11 1991            JUN 26 1995     JUN 30 1997

    [Seal of the Bureau of Professional and Occupational Affairs, Department
                                    of State]



/s/ Thomas Harper Myers Jr.                Issued To:
-----------------------------
Signature                                  THOMAS HARPER MYERS JR
                                           947 NORTH AVENUE
/s/ Dorothy Childress                      SPRINGFIELD PA 19064
-----------------------------
Commissioner of Professional
and Occupational Affairs

--------------------------------------------------------------------------------
ALTERATION OF THIS DOCUMENT IS A CRIMINAL OFFENSE UNDER 18 PA.C.S.ss.4911
================================================================================